PROSPECTUS
MAY 1, 2007
FUTURITY III

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following funds (the "Funds"):

Large-Cap Equity Funds	Mid-Cap Equity Funds
AIM V.I. Capital Appreciation Fund	AIM V.I. Dynamics Fund
AIM V.I. Core Equity Fund	Lord Abbett Series Fund Mid Cap Value Portfolio
Alger American Growth Portfolio[3]	SCSM Blue Chip Mid Cap Fund
Alger American Income & Growth Portfolio[1]	Multi-Cap Equity Funds
AllianceBernstein VPS Growth and Income Portfolio	Sun Capital® All Cap Fund
AllianceBernstein VPS Large Cap Growth Portfolio[3]	Small-Cap Equity Funds
Fidelity® VIP Contrafund® Portfolio, Service Class 2	AIM V.I. Small Cap Growth Fund
Fidelity® VIP Growth Portfolio, Service Class 2	Alger American Small Capitalization Portfolio[1]
Goldman Sachs VIT Capital Growth Fund	AllianceBernstein VPS Small Cap Growth Portfolio
Goldman Sachs VIT Growth and Income Fund[2]	Goldman Sachs VIT Structured Small Cap Equity Fund[2]
Goldman Sachs VIT Structured U.S. Equity Fund	JPMorgan Small Company Portfolio[2]
JPMorgan U.S. Large Cap Core Equity Portfolio[2]	MFS®/ Sun Life New Discovery - S Class
Lord Abbett Series Fund Growth and Income Portfolio	SCSM Oppenheimer Main Street Small Cap Fund
MFS®/ Sun Life Capital Appreciation - S Class	Specialty Sector Equity Funds
MFS®/ Sun Life Emerging Growth - S Class	AllianceBernstein VPS Global Technology Portfolio
MFS®/ Sun Life Massachusetts Investors Growth	MFS®/ Sun Life Utilities - S Class
Stock - S Class	Real Estate Equity Funds
MFS®/ Sun Life Massachusetts Investors Trust - S Class	Sun Capital Real Estate Fund®
Rydex VT Nova Fund	Bear Market Equity Funds
SCSM Davis Venture Value Fund	Rydex VT OTC Fund
SCSM FI Large Cap Growth Fund	Emerging Markets Bond Fund
Asset Allocation Funds	PIMCO VIT Emerging Markets Bond Portfolio
MFS®/Sun Life Total Return - S Class	Intermediate-Term Bond Funds
International/Global Equity Funds	MFS®/ Sun Life Government Securities - S Class
AIM V.I. International Growth Fund	PIMCO VIT Total Return Portfolio
AllianceBernstein VPS International Growth Portfolio	Sun Capital Investment Grade Bond Fund®
Fidelity® VIP Overseas Portfolio, Service Class 2	Inflation-Protected Bond Funds
Franklin Templeton VIP Trust Templeton Foreign	PIMCO VIT Real Return Portfolio
Securities Fund - Class 2	High Yield Bond Funds
Franklin Templeton VIP Trust Templeton Growth	MFS®/ Sun Life High Yield - S Class
Securities Fund - Class 2	PIMCO VIT High Yield Portfolio
Goldman Sachs VIT International Equity Fund[2]	Money Market Funds
JPMorgan International Equity Portfolio[2]	Sun Capital Money Market Fund®
International/Global Small/Mid-Cap Equity Funds
First Eagle VFT Overseas Variable Series
Lord Abbett Series Fund International Portfolio
________________________________________
1 Not available for further investment after May 1, 2002.
2 Not available to Contracts issued on or after May 1, 2001.
3  Not available for further investment.

A I M Advisors, Inc., advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc., serving as sub-investment advisor to the AIM V.I. Dynamics Fund. AllianceBernstein L.P., advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Variable Fund Trust. Fidelity® Management & Research Company advises the Fidelity VIP Portfolios. Fred Alger Management, Inc., advises the Alger American Funds. Goldman Sachs Asset Management, L.P., advises the Goldman Sachs VIT Funds. J.P. Morgan Investment Management Inc., advises the J.P. Morgan Series Trust II Portfolios. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS®/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO Portfolios. Rydex Investementsadvises the Rydex VT Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SCSM Davis Venture Value Fund (sub-advised by Davis Advisors); SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC); SCSM Oppenheimer Main Street Small Cap Fund (sub-advised by OppenheimerFunds, Inc.); and the SCSM Blue Chip Mid Cap Fund (sub-advised by Wellington Management Company, LLP). Templeton® Investment Counsel, LLC, advises Templeton Foreign Securities Fund and Templeton® Global Advisors Limited advises Templeton Growth Securities Fund

Please refer to the appendix entitled "Previously Available Investment Options" for information about certain Funds that are no longer available in connection with new Contracts being issued, but that are still available under certain Contracts that are already outstanding.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2007 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 46 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
  P.O. Box 9133
  Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge
Mortality and Expense Risk Charge
Charges for Optional Death Benefit Riders
Premium Taxes
Fund Expenses
Modification in the Case of Group Contracts
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Riders
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
Due Proof of Death
THE INCOME PHASE - ANNUITY PROVISIONS
Selection of the Annuitant or Co-Annuitant
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Reports to Owners
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Discontinuance of New Participants
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations
Puerto Rico Tax Considerations
ADMINISTRATION OF THE CONTRACT
DISTRIBUTION OF THE CONTRACT
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - CALCULATION OF EEB OPTIONAL DEATH BENEFIT
APPENDIX E - CALCULATION OF EEB AND MAV AND 5% ROLL-UP DEATH BENEFIT
APPENDIX F - CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT
APPENDIX G - CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT
APPENDIX H - CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT
APPENDIX I - PREVIOUSLY AVAILABLE INVESTMENT OPTIONS
APPENDIX J - CONDENSED FINANCIAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity III Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of securities portfolio of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed interest rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

Each year for the first five Account Years, if your Account Value is less than $75,000 on your Account Anniversary, we deduct a $35 Annual Account Fee. After the fifth Account Year, we may increase the fee, but it will never exceed $50. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

During the Accumulation Phase, we deduct a mortality and expense risk charge at an annual rate of 1.00% of the average daily value of the Contract invested in the Variable Account, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. We also deduct an administrative charge at an annual rate of 0.15% of the average daily value of the Contract invested in the Variable Account. If you annuitize before your eighth Account Anniversary, we will deduct, during the Income Phase, an additional charge equal to an annual rate of 0.25% of your daily Account Value.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge of from the assets of the Variable Account ranging from an annual rate of 0.15% to 0.40% of the average daily value of your Contract, depending upon which optional death benefit rider(s) you have elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity after the Annuity Commencement Date, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

During the Income Phase, the total insurance charges are deducted on a daily basis at an annual rate of 1.15% of your Account Value invested in the Variable Account (1.00% if your initial Purchase Payment was $1,000,000 or more). If your Annuity Commencement Date is within 7 years of the Contract Date, the annual insurance charges will be increased by 0.25%.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing one or more of the optional death benefit riders available in your state. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made in the first Account Year. For all other Account Years, the "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings, minus any free withdrawals taken during the life of your Contract or (2) 15% of the amount of all Purchase Payments made during the last 7 Account Years (including the current year) minus any free withdrawals taken during the current Account Year. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59½ when you take money out, you may be charged a 10% federal tax penalty.
___________

NOTE ABOUT OTHER ANNUITY CONTRACTS THAT WE OFFER: In addition to the Contracts, we currently offer many other forms of annuity contracts with a wide variety of features, benefits and charges. Depending on your circumstances and needs, some of these other contracts may be at lower cost to you. Not all of the annuity contracts that we offer are available in all jurisdictions or through all of the selling agents who offer the contracts. You should consider with your selling agent what annuity contract or financial product is most consistent with your needs and preferences.

If you have any questions about your Contract or need more information, please contact us at:

     Sun Life Assurance Company of Canada (U.S.)
     P.O. Box 9133
     Wellesley Hills, Massachusetts 02481
     Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The table below describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		7%*

Number of Complete Account Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	7%
1-2	7%
2-3	6%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%***

*
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

The tables below describe the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 50*

Variable Account Annual Expenses (as a percentage of average daily net Variable Account assets)

Mortality and Expense Risks Charge:	1.00%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.15%

Charges for Optional Death Benefit Features

Rider(s) Elected	% of Average Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Riders:	1.55%

*
The Annual Account Fee is currently $35. After the fifth Account Year, the fee may be changed, but it will never be greater than $50. The fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Account Year or if your Account Value is $75,000 or more on your Account Anniversary. (See "Account Fee.")

**
If your initial Purchase Payment is $100,000 or more, the mortality and expense risks charge will be 0.85% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge and the administrative expenses charge will never be greater than 1.15% of average daily net Variable Account assets, regardless of the amount of your initial Purchase Payment. If you annuitize prior to your eighth Account Anniversary, however, we will deduct an additional charge equal to 0.25% of your daily Account Value. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected.

The table below shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.65%	2.62%

*
The expenses shown are for the year ended December 31, 2006, and do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.65% and 1.49%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for an optional death benefit (EEB and MAV and 5% Roll-Up, EEB Plus MAV, or EEB Plus with 5% Roll-Up). If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $35,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,029	$1,818	$2,618	$4,449

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$429	$1,295	$2,174	$4,449

The fee table and Example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The Example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the Example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix J.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time. In some cases, receipt of financial transactions by the broker-dealer of record will be deemed to be constructive receipt by us.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity contracts that we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

Information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations or transfers into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Purchase Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus the applicable asset-based charge for certain optional benefit riders.

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the next available Guarantee Period.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to its Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any Optional ProgrAmerican At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time, as discussed under "Short-Term Trading," or to change them. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before its Renewal Dateor any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges (including transfers to and from the Fixed Account) more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

     Funds' Shareholder Trading Policies

In addition to the restrictions that we impose (as described under "Permitted Transfers" and "Short-Term Trading"), most of the Funds have adopted restrictions or other policies about transfers or other purchases and sales of the Fund's shares. These policies (the "Funds' Shareholder Trading Policies") are intended to protect the Fund from short-term trading or other trading practices that are potentially harmful to the Fund. The Funds' Shareholder Trading Policies may be more restrictive in some respects than the restrictions that we otherwise would impose, and the Funds may modify their Shareholder Trading Policies from time to time.

We are legally obligated to provide (at the Funds' request) information about each amount you cause to be deposited into a Fund (including by way of Purchase Payments and transfers under your Contract) or removed from the Fund (including by way of withdrawals and transfers under your Contract). If a Fund identifies you as having violated the Fund's Shareholder Trading Policies, we are obligated, if the Fund requests, to restrict or prohibit any further deposits or exchanges by you (or a third party acting on your behalf) in respect of that Fund. Any such restriction or prohibition may remain in place indefinitely.

Accordingly, if you do not comply with any Fund's Shareholder Trading Policies, you (or a third party acting on your behalf) may be prohibited from directing any additional amounts into that Fund or directing any transfers or other exchanges involving that Fund. You should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

Funds may differ significantly as to such matters as: (a) the amount, format, and frequency of information that the Funds request from us about transactions that our customers make; and (b) the extent and nature of any limits or restrictions that the Funds request us to impose upon such transactions. As a result of these differences, the costs borne by us and (directly or indirectly) by our customers may be significantly increased. Any such additional costs may outweigh any additional protection that would be provided to our customers, particularly in view of the protections already afforded by the trading restrictions that we impose as described under "Permitted Transfers" and under " Short-Term Trading." Also, if a Fund imposes more strict trading restrictions than are reasonably necessary under the circumstances, you could be deprived of potentially valuable flexibility to make transactions with respect to that Fund. For these and other reasons, we may disagree with the timing or substance of a Fund's requests for information from us or with any transaction limits or restrictions that the Fund requests us to impose upon our customers. If any such disagreement with respect to a Fund cannot be satisfactorily resolved, the Fund might be restricted or, subject to obtaining any required regulatory approval, replaced as a variable investment option.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the administrative service fee or the annual Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following Optional Programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the progrAmerican (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this progrAmerican At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the progrAmerican The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging progrAmerican However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any allocation of a new Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum investment limit.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods pursuant to the dollar-cost averaging progrAmerican

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out ProgrAmerican Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

No transfers to or from any Guarantee Period are permitted while this program is in effect.

     Principal Return Program

Under the Principal Return Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment, less the amount of any Contract charges that have been deducted from the Fixed Account. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen. The Principal Return Program is subject to availability.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting A Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with tyour Account Value at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will pay you the amount specified in your request adjusted by any applicable charges and/or MVA and then reduce the value of your Account by the gross amount of the withdrawal.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Withdrawals may significantly reduce the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit by an amount that is greater than the amount of the withdrawal, depending on the circumstances. Accordingly, you should refer to the more detailed discussions of the optional death benefit riders that appear elsewhere in this Prospectus for information about the effects that withdrawals will have on those benefits.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge primarily to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:

●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:

●	your Account Value, minus

●	all Purchase Payments made plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payment

If you withdraw more than the free withdrawal amount, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge will never exceed the total of New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you take a withdrawal, we liquidate your Contract in the following order:

(1)	the free withdrawal amount, and

(2)	unliquidated payments on a first-in, first-out basis.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 7%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have a 7% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 6%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scales is as follows:

Number of Account Years
Payment Has Been	Withdrawal
In Your Contract	Charge
0-1	7%
1-2	7%
2-3	6%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 6%, regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 7% of the Purchase Payments you make under your Contract.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:

●	at least one year has passed since we issued your Contract,

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging progrAmerican

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) ÷ (1 + J + b)](N/12)  -  1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1 through 5, the annual Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $75,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% of your average daily Variable Account Value during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

Depending on the amount of expenses that we incur, we expect that we may earn a profit from this charge. If so, we may use the profit for any proper corporate purpose, including paying any other expenses in connection with the Contracts or adding to our corporate surplus.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.00%, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. However, if you annuitize your Contract prior to your eighth Contract Anniversary, we will deduct an additional 0.25% during the Income Phase to offset the increased mortality risk during this phase. We assume numerous mortality and expense risks under the Contracts. These risks include, but are not limited to, (1) the risk that arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live; (2) the risk that arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date, including in cases where the death benefit is greater than a Contract's Account Value; (3) the risk that our cost of providing benefits according to the terms of any optional death benefit riders will exceed the amount of the charges we deduct for those riders; and (4) the risk that the annual Account Fee and the administrative expense charge we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover our costs resulting from these and other mortality and expense risks, we will bear the loss. If, as we expect, the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract. In setting the rate of this charge, we not only consider our expected mortality and expense risks, but also our objective to earn a profit from the Contracts, after all of the costs, expenses, credits, and benefits we expect to pay in connection with the Contracts.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect. The effective annual percentage rates of these charges are set out below.

% of Variable
Rider(s) You Elect*	Account Value
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus with MAV"	0.40%
"EEB Plus with 5% Roll-Up"	0.40%

*As defined under "Optional Death Benefit Riders."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we will pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)
your total Purchase Payments (adjusted for partial withdrawals) as of the Death Benefit Date. See "Calculating the Death Benefit." Because of the way that Adjusted Purchase Payments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in this Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D -- H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●
your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:

●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

     Earnings Enhancement ("EEB") Rider

If you elect this EEB Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB amount." Calculated as of your Death Benefit Date, the "EEB amount" is determined as follows:

●
If you are 69 or younger on your Contract Date, the "EEB amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 40% of the Net Purchase Payments made prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the "EEB amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 25% of the Net Purchase Payments prior to your death.

     Earnings Enhancement Plus ("EEB Plus") Rider

If you elect this EEB Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Plus amount." Calculated as of the Death Benefit Date, the "EEB Plus amount" is determined as follows:

●
If you are 69 or younger on your Contract Date, the "EEB Plus amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 100% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 40% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With MAV ("EEB Plus MAV") Rider

If you elect this EEB Plus MAV Rider, your death benefit will be the death benefit payable under the MAV Rider plus the "EEB Plus MAV amount." Calculated as of your Death Benefit Date, the "EEB Plus MAV amount" is as follows:

●
If you are 69 or younger on your Contract Date, the "EEB Plus MAV amount" will be 40% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap. The cap is 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus MAV amount" will be 25% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap. The cap is 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus with 5% Roll-Up ("EEB Plus 5% Roll-Up") Rider

If you elect this EEB Plus 5% Roll-Up Rider, your death benefit will be the death benefit payable under the 5% Roll-Up Rider plus the "EEB Plus 5% Roll-Up amount." Calculated as of your Death Benefit Date, the "EEB Plus 5% Roll-Up amount" is determined as follows:

●
If you are 69 or younger on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap. The cap is 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap. The cap is 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Selecting Multiple Death Benefit Riders

The MAV Rider, the 5% Roll-Up Rider, and the EEB Rider can be combined. If you elect more than one of these three optional death benefit riders, your death benefit will be calculated as follows:

●	MAV Rider combined with 5% Roll-Up Rider: The death benefit will equal the greater of the death benefit under the MAV Rider and the death benefit under the 5% Roll-Up Rider.

●
MAV Rider combined with EEB Rider: The death benefit will equal the death benefit under the MAV Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the MAV Rider.

●
EEB Rider combined with 5% Roll-Up Rider: The death benefit will equal the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider.

●
MAV Rider, the 5% Roll-Up Rider and the EEB Rider: The death benefit will equal the greater of the death benefit under the MAV Rider or the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider and the MAV Rider.

The EEB Plus, EEB Plus MAV, and EEB Plus 5% Roll-Up Riders are designed to be "comprehensive" riders and may not be combined with each other or with any of the other death benefit riders.

Spousal Continuance

If you are the Covered Person and your spouse is the Beneficiary, upon your death,. your spouse may elect to continue the Contract as the Participant and Covered Person, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected (subject to the optional death benefit rider age restriction), will continue as if your surviving spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your surviving spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the surviving spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. Because of the way these adjustments are computed, a withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If a survivng spouse, as the named Beneficiary, elects to continue the Contract after the Covered Person's death, the surviving spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of -any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:

●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. (Also, a Beneficiary receiving payments after the Annuitant's death under Option B, Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain, may elect to receive the discounted value of the remaining payments in a single sum, as discussed under "Annuity Options.") You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday ("maximum Annuity Commencement Date") or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a calendar month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70½ (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70½).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. The longer the period you elect, the smaller your monthly payments will be. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described above for the payments to a Beneficiary under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8 and 9-year period certain options are not available if your Account has been issued within the past 7 years unless (a) you or your Beneficiary are selecting this Annuity Option to be used as the method of payment for the death benefit and (b) your Beneficiary's life expectancy on the date of the first payment exceeds the selected period.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.15% of your average daily net assets (1.00% if your initial Purchase Payment was $1,000,000 or more). If your Annuity Commencement Date is within 7 years of the Contract Date, the annual insurance charges will be increased by 0.25%. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 2.5% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. Any such exchanges may be subject to any restrictions or other policies that the Funds have adopted to protect the Funds from short-term trading or other practices that are potentially harmful to the Fund (the "Funds' Shareholder Trading Policies"). The applicability of the Funds' Shareholder Trading Policies is the same during the Income Phase as during the Accumulation Phase, and this is discussed in this prospectus under "Funds' Shareholder Trading Policies." For the reasons discussed there, you should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 2.5% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the covered person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Participant prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred with the optional death benefit riders.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee (that is the Annuitant or Beneficiary entitled to receive benefits) is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and under the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights to persons who may have such rights under plans, other than rights afforded under the Investment Company Act of 1940, or any duty to inquire as to the instructions received by Owners, Participants or others, or the authority of any such persons, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Reports to Owners

We will send you, by regular U.S. mail, confirmation of all Purchase Payments (including any interest credited), withdrawals, (including any withdrawal charges, negative market value adjustments, and federal taxes on withdrawals), minimum distributions, death benefit payments, and transfers (excluding dollar-cost averaging transfers). Such confirmations will be sent within two business days after the transaction occurs.

In addition, within 5 business days after each Account Quarter, we will send you a statement showing your current Account Value, death benefit value, and investment allocation by asset class. Each quarterly statement will detail transactions that occurred during the last Account Quarter including Purchase Payments, annuity payments, transfers (including dollar-cost averaging transfers), partial withdrawals, systematic withdrawals, minimum distributions, portfolio rebalancing, asset reallocations, interest credited on fixed accounts, and annual contract fees assessed.

We will also send you annual and semi-annual reports of the funds in which you are invested, including a list of investments held by each portfolio as of the current date of the report.

It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (1) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (2) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (3) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (4) provides additional Variable Account and/or fixed accumulation options; or (5) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts or Sub-Accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations."

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts
The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract. If you withdraw your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date (a "full surrender"), the taxable portion will equal the amount you receive less the "investment in the contract" (i.e., the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income).

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59½, to distributions pursuant to the death or disability of the owner, to distributions that are a part of a series of substantially equal periodic payments made not less frequently than annually for life or life expectancy, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the investment in the contract is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the Owner's investment in the contract. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.
If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity, a governmental Code Section 457 plan or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan, tax-sheltered annuity or governmental Section 457 plan will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan, governmental Section 457 plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan. However, a non-surviving-spouse Beneficiary may able to directly transfer a distribution to a so-called inherited IRA that will be subject to the IRS distribution rules applicable to beneficiaries.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying non-qualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not receive additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59½, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70½ or, for non-IRAs, the date of retirement instead of age 70½ if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider , you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements.. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS", see "Pre-Distribution Taxation of Contracts", "Distributions and Withdrawals from Non-Qualified Contracts", "Withholding" and "Non-Qualified Contracts". You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on you U.S. and Puerto Rico income tax situation/

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments, in certain circumstances referred to as "override" compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

In addition to selling our variable contracts (including the Contract), some Selling Broker-Dealers or their affiliates may have other business relationships with the Company. Those other business relationships may include, for example, reinsurance agreements pursuant to which an affiliate of the Selling Broker-Dealer provides reinsurance to the Company relative to some or all of the Policies or other variable policies issued by the Company or its affiliates. The potential profits for a Selling Broker-Dealer or its affiliate associated with such reinsurance arrangements could indirectly provide incentives to the Selling Broker-Dealer and its Selling Agents to recommend products for which they provide reinsurance over similar products which do not result in potential reinsurance profits to the Selling Broker-Dealer or its affiliate. The operation of an individual contract is not impacted by whether the policy is subject to a reinsurance arrangement between the Company and an affiliate of the Selling Broker-Dealer.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004, 2005, and 2006, approximately $87,886, $66,283, and $76,111, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2006 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Advertising and Sales Literature
Calculations
   Example of Variable Accumulation Unit Value Calculation
   Example of Variable Annuity Unit Calculation
   Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2007, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, MA 02481

Please send me a Statement of Additional Information for
Futurity III Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                                     State               Zip

Telephone

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-business day, the previous business day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there are Co-Participants of a Non-Qualified Contract, the surviving Co-Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. The Participant/Owner is the Covered Person unless there is a non-natural Owner, such as a trust, in which case the Annuitant is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal Charge Calculation

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

					Payment
	Hypothetical		Cumulative	Free	Subject To	Withdrawal	Withdrawal
Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount
(a) 1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	7.00%	$2,450
2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	7.00%	$2,737
3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	6.00%	$2,400
(b) 4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c) 8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a) The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b) In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c) In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	7.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	7.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	6.00%	$ 0	$49,600
(a) 4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b) 4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c) 4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d) 4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900

(a)
In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)
Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)
Since $11,500 of the 3 prior Account Years' 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits.

Note that if the $6,900 hypothetical Account Value after withdrawal were withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example of a full withdrawal on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:
[(1 + I) ÷ (1 + J + b)](N/12)  -  1

These examples assume the following:

●	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

●	The date of surrender is 2 years from the Expiration Date (N = 24).

●	The value of the Guarantee Amount on the date of surrender is $11,910.16.

●	The interest earned in the current Account Year is $674.16.

●	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

●	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) ÷ (1 + J + b)](N/12) - 1
=	[(1 + .06) ÷ (1 + .08)](24/12) - 1
=	(.9812) - 1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) ÷ (1 + J + b)](N/12) - 1
=	[(1 + .06) ÷ (1 + .05)](24/12) - 1
=	(1.0102) - 1
=	1.019 - 1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 76,100.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $ 60,000.00
Cash Surrender Value*	= $ 56,365.00
Adjusted Purchase Payments**	= $ 75,000.00
The Basic Death Benefit would therefore be:	$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals".

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) $100,000.00 x ($60,000.00 ÷ $80,000.00).

APPENDIX D -
CALCULATION OF EEB OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
The Death Benefit Amount would therefore	= $135,000
~ plus ~
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 40% of Adjusted Purchase Payments	= $ 40,000
The lesser of the above two amounts = the EEB amount	= $ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	= $115,000
Cash Surrender Value*	= $112,000
Total of Adjusted Purchase Payments**	= $ 85,185
The Death Benefit Amount would therefore	= $115,000
~ plus ~
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 29,815
40% of the above amount	= $ 11,926
Cap of 40% of Adjusted Purchase Payments	= $ 34,074
The lesser of the above two amounts = the EEB amount	= $ 11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals".

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185.

APPENDIX E -
CALCULATION OF EEB AND MAV AND 5% ROLL-UP DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-up Value	= $140,000
Maximum Anniversary Value	= $142,000
The Death Benefit Amount would therefore	= $142,000

~ plus ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 40% of Adjusted Purchase Payments	= $ 40,000
The lesser of the above two amounts = the EEB amount	= $ 14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX F -
CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
The Death Benefit Amount would therefore	= $135,000

~ plus ~

The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus amount	= $ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G -
CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
Maximum Anniversary Value	= $140,000
The Death Benefit Amount would therefore	= $140,000

~ plus ~

The EEB Plus MAV amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	= $ 40,000
40% of the above amount	= $ 16,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus MAV amount	= $ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H -
CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-up Value	= $140,000
The Death Benefit Amount would therefore	= $140,000

~ plus ~

The EEB Plus 5% Roll-Up amount, calculated as follows:
Death Benefit Amount before EEB minus
Adjusted Purchase Payments	= $ 40,000
40% of the above amount	= $ 16,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus 5% Roll-Up amount	= $ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I -
PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The MFS®/Sun Life Series Trust Fund options shown in this prospectus are the "Service Class" shares of the Trust. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class.

Each MFS®/Sun Life Series Trust Fund also has an "Initial Class" of shares. All Contracts purchased before August 27, 2001, are invested in the "Initial Class." The following Initial Class Funds are available to owners of such Contracts:

Large-Cap Equity Funds	Small-Cap Equity Funds
MFS®/ Sun Life Capital Appreciation Series	MFS®/ Sun Life New Discovery Series
MFS®/ Sun Life Emerging Growth Series	Specialty/Sector Funds
MFS®/ Sun Life Massachusetts Investors Growth	MFS®/ Sun Life Utilities Series
Stock Series	Intermediate-Term Bond Funds
MFS®/ Sun Life Massachusetts Investors Trust Series	MFS®/ Sun Life Government Securities Series
Asset Allocation Funds	High Yield Bond Funds
MFS®/ Sun Life Total Return Series	MFS®/ Sun Life High Yield Series

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense ratios, which are 0.25% lower for the Initial Class shares. The "Total Annual Fund Operating Expenses" under the heading "FEES AND EXPENSES" associated with the Initial Class expenses are shown below. The EXAMPLE is the same as shown on page 10.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.61%	1.11%

*
The expenses shown are for the year ended December 31, 2006, and do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration fall within the range shown. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

APPENDIX J -
CONDENSED FINANCIAL INFORMATION

The following information for FUTURITY III should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year

AIM V.I. Capital Appreciation	01	2006	6.3221	6.6534	0
AIM V.I. Capital Appreciation	01	2005	5.8673	6.3221	0
AIM V.I. Capital Appreciation	01	2004	5.5584	5.8673	0
AIM V.I. Capital Appreciation	01	2003	4.3348	5.5584	0
AIM V.I. Capital Appreciation	01	2002	5.7885	4.3348	0
AIM V.I. Capital Appreciation	01	2001	7.6218	5.7885	0
AIM V.I. Capital Appreciation	01	2000	10.0000	7.6218	0

AIM V.I. Capital Appreciation	02	2006	6.2698	6.5884	573,774
AIM V.I. Capital Appreciation	02	2005	5.8276	6.2698	429,136
AIM V.I. Capital Appreciation	02	2004	5.5292	5.8276	478,146
AIM V.I. Capital Appreciation	02	2003	4.3186	5.5292	470,688
AIM V.I. Capital Appreciation	02	2002	5.7757	4.3186	271,862
AIM V.I. Capital Appreciation	02	2001	7.6166	5.7757	379,881
AIM V.I. Capital Appreciation	02	2000	10.0000	7.6166	155,830

AIM V.I. Capital Appreciation	03	2006	6.2353	6.5455	24,227
AIM V.I. Capital Appreciation	03	2005	5.8014	6.2353	24,227
AIM V.I. Capital Appreciation	03	2004	5.5099	5.8014	24,227
AIM V.I. Capital Appreciation	03	2003	4.3079	5.5099	24,314
AIM V.I. Capital Appreciation	03	2002	5.7672	4.3079	42,069
AIM V.I. Capital Appreciation	03	2001	7.6131	5.7672	39,977
AIM V.I. Capital Appreciation	03	2000	10.0000	7.6131	24,807

AIM V.I. Capital Appreciation	04	2006	6.2180	6.5241	620,178
AIM V.I. Capital Appreciation	04	2005	5.7883	6.2180	421,303
AIM V.I. Capital Appreciation	04	2004	5.5003	5.7883	465,148
AIM V.I. Capital Appreciation	04	2003	4.3025	5.5003	512,105
AIM V.I. Capital Appreciation	04	2002	5.7629	4.3025	580,712
AIM V.I. Capital Appreciation	04	2001	7.6113	5.7629	669,178
AIM V.I. Capital Appreciation	04	2000	10.0000	7.6113	233,890

AIM V.I. Capital Appreciation	05	2006	6.1837	6.4815	886,005
AIM V.I. Capital Appreciation	05	2005	5.7621	6.1837	539,369
AIM V.I. Capital Appreciation	05	2004	5.4810	5.7621	618,400
AIM V.I. Capital Appreciation	05	2003	4.2918	5.4810	626,829
AIM V.I. Capital Appreciation	05	2002	5.7544	4.2918	670,942
AIM V.I. Capital Appreciation	05	2001	7.6078	5.7544	820,957
AIM V.I. Capital Appreciation	05	2000	10.0000	7.6078	333,237

AIM V.I. Capital Appreciation	06	2006	6.1325	6.4180	339,690
AIM V.I. Capital Appreciation	06	2005	5.7231	6.1325	182,862
AIM V.I. Capital Appreciation	06	2004	5.4522	5.7231	210,982
AIM V.I. Capital Appreciation	06	2003	4.2757	5.4522	244,676
AIM V.I. Capital Appreciation	06	2002	5.7416	4.2757	264,342
AIM V.I. Capital Appreciation	06	2001	7.6026	5.7416	241,464
AIM V.I. Capital Appreciation	06	2000	10.0000	7.6026	77,754

AIM V.I. Core Equity Fund	01	2006	6.9569	8.0379	10,052
AIM V.I. Core Equity Fund	01	2005	6.6725	6.9569	10,052
AIM V.I. Core Equity Fund	01	2004	6.1853	6.6725	4,320
AIM V.I. Core Equity Fund	01	2003	5.0215	6.1853	4,320
AIM V.I. Core Equity Fund	01	2002	6.0085	5.0215	4,320
AIM V.I. Core Equity Fund	01	2001	7.8656	6.0085	4,320
AIM V.I. Core Equity Fund	01	2000	10.0000	7.8656	0

AIM V.I. Core Equity Fund	02	2006	6.8994	7.9595	198,279
AIM V.I. Core Equity Fund	02	2005	6.6274	6.8994	158,927
AIM V.I. Core Equity Fund	02	2004	6.1529	6.6274	181,586
AIM V.I. Core Equity Fund	02	2003	5.0027	6.1529	218,241
AIM V.I. Core Equity Fund	02	2002	5.9952	5.0027	294,531
AIM V.I. Core Equity Fund	02	2001	7.8602	5.9952	260,270
AIM V.I. Core Equity Fund	02	2000	10.0000	7.8602	84,096

AIM V.I. Core Equity Fund	03	2006	6.8615	7.9077	21,359
AIM V.I. Core Equity Fund	03	2005	6.5976	6.8615	21,359
AIM V.I. Core Equity Fund	03	2004	6.1314	6.5976	21,359
AIM V.I. Core Equity Fund	03	2003	4.9903	6.1314	21,359
AIM V.I. Core Equity Fund	03	2002	5.9863	4.9903	80,923
AIM V.I. Core Equity Fund	03	2001	7.8566	5.9863	96,947
AIM V.I. Core Equity Fund	03	2000	10.0000	7.8566	158,631

AIM V.I. Core Equity Fund	04	2006	6.8424	7.8818	423,770
AIM V.I. Core Equity Fund	04	2005	6.5826	6.8424	368,082
AIM V.I. Core Equity Fund	04	2004	6.1206	6.5826	412,087
AIM V.I. Core Equity Fund	04	2003	4.9840	6.1206	457,888
AIM V.I. Core Equity Fund	04	2002	5.9819	4.9840	496,349
AIM V.I. Core Equity Fund	04	2001	7.8548	5.9819	630,672
AIM V.I. Core Equity Fund	04	2000	10.0000	7.8548	306,521

AIM V.I. Core Equity Fund	05	2006	6.8047	7.8303	636,990
AIM V.I. Core Equity Fund	05	2005	6.5529	6.8047	737,266
AIM V.I. Core Equity Fund	05	2004	6.0992	6.5529	890,426
AIM V.I. Core Equity Fund	05	2003	4.9716	6.0992	1,023,078
AIM V.I. Core Equity Fund	05	2002	5.9731	4.9716	1,093,867
AIM V.I. Core Equity Fund	05	2001	7.8512	5.9731	1,207,738
AIM V.I. Core Equity Fund	05	2000	10.0000	7.8512	428,310

AIM V.I. Core Equity Fund	06	2006	6.7483	7.7537	337,417
AIM V.I. Core Equity Fund	06	2005	6.5085	6.7483	291,808
AIM V.I. Core Equity Fund	06	2004	6.0671	6.5085	321,243
AIM V.I. Core Equity Fund	06	2003	4.9530	6.0671	367,490
AIM V.I. Core Equity Fund	06	2002	5.9598	4.9530	384,463
AIM V.I. Core Equity Fund	06	2001	7.8458	5.9598	420,993
AIM V.I. Core Equity Fund	06	2000	10.0000	7.8458	69,526

AIM V.I. Dynamics Fund	01	2006	9.1511	10.5197	0
AIM V.I. Dynamics Fund	01	2005	8.3483	9.1511	0
AIM V.I. Dynamics Fund	01	2004	7.4403	8.3483	0
AIM V.I. Dynamics Fund	01	2003	5.4529	7.4403	0
AIM V.I. Dynamics Fund	01	2002	8.0881	5.4529	0
AIM V.I. Dynamics Fund	01	2001	10.0000	8.0881	0

AIM V.I. Dynamics Fund	02	2006	9.0864	10.4296	98,042
AIM V.I. Dynamics Fund	02	2005	8.3018	9.0864	20,724
AIM V.I. Dynamics Fund	02	2004	7.4102	8.3018	27,059
AIM V.I. Dynamics Fund	02	2003	5.4391	7.4102	19,817
AIM V.I. Dynamics Fund	02	2002	8.0799	5.4391	99,493
AIM V.I. Dynamics Fund	02	2001	10.0000	8.0799	23,032

AIM V.I. Dynamics Fund	03	2006	9.0436	10.3700	0
AIM V.I. Dynamics Fund	03	2005	8.2711	9.0436	0
AIM V.I. Dynamics Fund	03	2004	7.3902	8.2711	0
AIM V.I. Dynamics Fund	03	2003	5.4299	7.3902	0
AIM V.I. Dynamics Fund	03	2002	8.0744	5.4299	0
AIM V.I. Dynamics Fund	03	2001	10.0000	8.0744	0

AIM V.I. Dynamics Fund	04	2006	9.0222	10.3402	23,553
AIM V.I. Dynamics Fund	04	2005	8.2556	9.0222	17,348
AIM V.I. Dynamics Fund	04	2004	7.3802	8.2556	22,020
AIM V.I. Dynamics Fund	04	2003	5.4253	7.3802	24,081
AIM V.I. Dynamics Fund	04	2002	8.0716	5.4253	29,809
AIM V.I. Dynamics Fund	04	2001	10.0000	8.0716	17,852

AIM V.I. Dynamics Fund	05	2006	8.9795	10.2809	31,977
AIM V.I. Dynamics Fund	05	2005	8.2249	8.9795	36,134
AIM V.I. Dynamics Fund	05	2004	7.3602	8.2249	42,243
AIM V.I. Dynamics Fund	05	2003	5.4161	7.3602	51,666
AIM V.I. Dynamics Fund	05	2002	8.0661	5.4161	42,734
AIM V.I. Dynamics Fund	05	2001	10.0000	8.0661	32,811

AIM V.I. Dynamics Fund	06	2006	8.9159	10.1925	13,133
AIM V.I. Dynamics Fund	06	2005	8.1790	8.9159	24,003
AIM V.I. Dynamics Fund	06	2004	7.3303	8.1790	43,819
AIM V.I. Dynamics Fund	06	2003	5.4023	7.3303	55,125
AIM V.I. Dynamics Fund	06	2002	8.0579	5.4023	58,595
AIM V.I. Dynamics Fund	06	2001	10.0000	8.0579	25,642

AIM V.I. Growth	01	2006	4.6395	10.0000	0
AIM V.I. Growth	01	2005	4.3602	4.6395	0
AIM V.I. Growth	01	2004	4.0695	4.3602	21,694
AIM V.I. Growth	01	2003	3.1321	4.0695	21,694
AIM V.I. Growth	01	2002	4.5834	3.1321	21,694
AIM V.I. Growth	01	2001	7.0029	4.5834	21,694
AIM V.I. Growth	01	2000	10.0000	7.0029	3,421

AIM V.I. Growth	02	2006	4.6011	10.0000	0
AIM V.I. Growth	02	2005	4.3307	4.6011	341,713
AIM V.I. Growth	02	2004	4.0482	4.3307	447,834
AIM V.I. Growth	02	2003	3.1204	4.0482	481,179
AIM V.I. Growth	02	2002	4.5732	3.1204	491,581
AIM V.I. Growth	02	2001	6.9981	4.5732	313,353
AIM V.I. Growth	02	2000	10.0000	6.9981	150,681

AIM V.I. Growth	03	2006	4.5758	10.0000	0
AIM V.I. Growth	03	2005	4.3112	4.5758	0
AIM V.I. Growth	03	2004	4.0340	4.3112	0
AIM V.I. Growth	03	2003	3.1126	4.0340	0
AIM V.I. Growth	03	2002	4.5665	3.1126	22,631
AIM V.I. Growth	03	2001	6.9949	4.5665	0
AIM V.I. Growth	03	2000	10.0000	6.9949	0

AIM V.I. Growth	04	2006	4.5631	10.0000	0
AIM V.I. Growth	04	2005	4.3014	4.5631	443,045
AIM V.I. Growth	04	2004	4.0269	4.3014	517,980
AIM V.I. Growth	04	2003	3.1088	4.0269	547,015
AIM V.I. Growth	04	2002	4.5631	3.1088	652,060
AIM V.I. Growth	04	2001	6.9933	4.5631	468,503
AIM V.I. Growth	04	2000	10.0000	6.9933	251,183

AIM V.I. Growth	05	2006	4.5379	10.0000	0
AIM V.I. Growth	05	2005	4.2820	4.5379	616,188
AIM V.I. Growth	05	2004	4.0128	4.2820	771,155
AIM V.I. Growth	05	2003	3.1010	4.0128	942,394
AIM V.I. Growth	05	2002	4.5563	3.1010	1,007,040
AIM V.I. Growth	05	2001	6.9901	4.5563	791,165
AIM V.I. Growth	05	2000	10.0000	6.9901	346,581

AIM V.I. Growth	06	2006	4.5003	10.0000	0
AIM V.I. Growth	06	2005	4.2530	4.5003	311,991
AIM V.I. Growth	06	2004	3.9917	4.2530	376,295
AIM V.I. Growth	06	2003	3.0894	3.9917	462,994
AIM V.I. Growth	06	2002	4.5462	3.0894	446,957
AIM V.I. Growth	06	2001	6.9853	4.5462	193,713
AIM V.I. Growth	06	2000	10.0000	6.9853	82,277

AIM V.I. International Growth Fund	01	2006	9.0833	11.5317	0
AIM V.I. International Growth Fund	01	2005	7.7800	9.0833	0
AIM V.I. International Growth Fund	01	2004	6.3374	7.7800	29,883
AIM V.I. International Growth Fund	01	2003	4.9599	6.3374	29,883
AIM V.I. International Growth Fund	01	2002	5.9413	4.9599	29,883
AIM V.I. International Growth Fund	01	2001	7.8487	5.9413	29,883
AIM V.I. International Growth Fund	01	2000	10.0000	7.8487	5,182

AIM V.I. International Growth Fund	02	2006	9.0083	11.4192	309,975
AIM V.I. International Growth Fund	02	2005	7.7274	9.0083	431,528
AIM V.I. International Growth Fund	02	2004	6.3042	7.7274	488,799
AIM V.I. International Growth Fund	02	2003	4.9414	6.3042	517,156
AIM V.I. International Growth Fund	02	2002	5.9281	4.9414	346,633
AIM V.I. International Growth Fund	02	2001	7.8433	5.9281	481,487
AIM V.I. International Growth Fund	02	2000	10.0000	7.8433	134,233

AIM V.I. International Growth Fund	03	2006	8.9587	11.3449	30,935
AIM V.I. International Growth Fund	03	2005	7.6926	8.9587	30,935
AIM V.I. International Growth Fund	03	2004	6.2822	7.6926	30,935
AIM V.I. International Growth Fund	03	2003	4.9291	6.2822	31,028
AIM V.I. International Growth Fund	03	2002	5.9194	4.9291	31,162
AIM V.I. International Growth Fund	03	2001	7.8398	5.9194	31,298
AIM V.I. International Growth Fund	03	2000	10.0000	7.8398	31,548

AIM V.I. International Growth Fund	04	2006	8.9339	11.3078	196,587
AIM V.I. International Growth Fund	04	2005	7.6752	8.9339	220,940
AIM V.I. International Growth Fund	04	2004	6.2711	7.6752	241,239
AIM V.I. International Growth Fund	04	2003	4.9229	6.2711	271,282
AIM V.I. International Growth Fund	04	2002	5.9150	4.9229	306,433
AIM V.I. International Growth Fund	04	2001	7.8380	5.9150	557,746
AIM V.I. International Growth Fund	04	2000	10.0000	7.8380	123,197

AIM V.I. International Growth Fund	05	2006	8.8846	11.2340	282,309
AIM V.I. International Growth Fund	05	2005	7.6405	8.8846	293,977
AIM V.I. International Growth Fund	05	2004	6.2491	7.6405	326,353
AIM V.I. International Growth Fund	05	2003	4.9107	6.2491	366,417
AIM V.I. International Growth Fund	05	2002	5.9062	4.9107	423,305
AIM V.I. International Growth Fund	05	2001	7.8344	5.9062	939,316
AIM V.I. International Growth Fund	05	2000	10.0000	7.8344	292,546

AIM V.I. International Growth Fund	06	2006	8.8110	11.1241	212,836
AIM V.I. International Growth Fund	06	2005	7.5888	8.8110	243,403
AIM V.I. International Growth Fund	06	2004	6.2163	7.5888	258,494
AIM V.I. International Growth Fund	06	2003	4.8923	6.2163	275,433
AIM V.I. International Growth Fund	06	2002	5.8931	4.8923	299,011
AIM V.I. International Growth Fund	06	2001	7.8290	5.8931	453,866
AIM V.I. International Growth Fund	06	2000	10.0000	7.8290	87,945

AIM V.I. Premier Equity	01	2006	8.3095	10.0000	0
AIM V.I. Premier Equity	01	2005	7.9440	8.3095	0
AIM V.I. Premier Equity	01	2004	7.5865	7.9440	0
AIM V.I. Premier Equity	01	2003	6.1265	7.5865	0
AIM V.I. Premier Equity	01	2002	8.8735	6.1265	0
AIM V.I. Premier Equity	01	2001	10.0000	8.8735	0

AIM V.I. Premier Equity	02	2006	8.2508	10.0000	0
AIM V.I. Premier Equity	02	2005	7.8998	8.2508	70,193
AIM V.I. Premier Equity	02	2004	7.5558	7.8998	72,370
AIM V.I. Premier Equity	02	2003	6.1110	7.5558	77,041
AIM V.I. Premier Equity	02	2002	8.8645	6.1110	80,212
AIM V.I. Premier Equity	02	2001	10.0000	8.8645	23,948

AIM V.I. Premier Equity	03	2006	8.2119	10.0000	0
AIM V.I. Premier Equity	03	2005	7.8705	8.2119	0
AIM V.I. Premier Equity	03	2004	7.5354	7.8705	0
AIM V.I. Premier Equity	03	2003	6.1007	7.5354	0
AIM V.I. Premier Equity	03	2002	8.8585	6.1007	0
AIM V.I. Premier Equity	03	2001	10.0000	8.8585	0

AIM V.I. Premier Equity	04	2006	8.1925	10.0000	0
AIM V.I. Premier Equity	04	2005	7.8558	8.1925	67,728
AIM V.I. Premier Equity	04	2004	7.5252	7.8558	78,333
AIM V.I. Premier Equity	04	2003	6.0955	7.5252	80,139
AIM V.I. Premier Equity	04	2002	8.8555	6.0955	105,841
AIM V.I. Premier Equity	04	2001	10.0000	8.8555	53,148

AIM V.I. Premier Equity	05	2006	8.1537	10.0000	0
AIM V.I. Premier Equity	05	2005	7.8266	8.1537	78,500
AIM V.I. Premier Equity	05	2004	7.5048	7.8266	83,058
AIM V.I. Premier Equity	05	2003	6.0852	7.5048	83,649
AIM V.I. Premier Equity	05	2002	8.8495	6.0852	91,582
AIM V.I. Premier Equity	05	2001	10.0000	8.8495	45,520

AIM V.I. Premier Equity	06	2006	8.0960	10.0000	0
AIM V.I. Premier Equity	06	2005	7.7830	8.0960	108,259
AIM V.I. Premier Equity	06	2004	7.4744	7.7830	132,069
AIM V.I. Premier Equity	06	2003	6.0697	7.4744	181,131
AIM V.I. Premier Equity	06	2002	8.8405	6.0697	179,204
AIM V.I. Premier Equity	06	2001	10.0000	8.8405	89,762

AIM V.I. Small Company Growth Fund	01	2006	9.3738	10.5913	0
AIM V.I. Small Company Growth Fund	01	2005	9.0009	9.3738	0
AIM V.I. Small Company Growth Fund	01	2004	7.9828	9.0009	0
AIM V.I. Small Company Growth Fund	01	2003	6.0430	7.9828	0
AIM V.I. Small Company Growth Fund	01	2002	8.8613	6.0430	0
AIM V.I. Small Company Growth Fund	01	2001	10.0000	8.8613	0

AIM V.I. Small Company Growth Fund	02	2006	9.3075	10.5006	83,915
AIM V.I. Small Company Growth Fund	02	2005	8.9508	9.3075	21,305
AIM V.I. Small Company Growth Fund	02	2004	7.9504	8.9508	20,967
AIM V.I. Small Company Growth Fund	02	2003	6.0276	7.9504	18,694
AIM V.I. Small Company Growth Fund	02	2002	8.8522	6.0276	21,896
AIM V.I. Small Company Growth Fund	02	2001	10.0000	8.8522	8,770

AIM V.I. Small Company Growth Fund	03	2006	9.2637	10.4406	0
AIM V.I. Small Company Growth Fund	03	2005	8.9176	9.2637	0
AIM V.I. Small Company Growth Fund	03	2004	7.9290	8.9176	0
AIM V.I. Small Company Growth Fund	03	2003	6.0174	7.9290	0
AIM V.I. Small Company Growth Fund	03	2002	8.8462	6.0174	0
AIM V.I. Small Company Growth Fund	03	2001	10.0000	8.8462	0

AIM V.I. Small Company Growth Fund	04	2006	9.2417	10.4106	28,137
AIM V.I. Small Company Growth Fund	04	2005	8.9010	9.2417	29,947
AIM V.I. Small Company Growth Fund	04	2004	7.9182	8.9010	31,320
AIM V.I. Small Company Growth Fund	04	2003	6.0123	7.9182	30,797
AIM V.I. Small Company Growth Fund	04	2002	8.8432	6.0123	28,048
AIM V.I. Small Company Growth Fund	04	2001	10.0000	8.8432	15,650

AIM V.I. Small Company Growth Fund	05	2006	9.1980	10.3509	45,853
AIM V.I. Small Company Growth Fund	05	2005	8.8679	9.1980	54,425
AIM V.I. Small Company Growth Fund	05	2004	7.8968	8.8679	59,251
AIM V.I. Small Company Growth Fund	05	2003	6.0021	7.8968	60,695
AIM V.I. Small Company Growth Fund	05	2002	8.8372	6.0021	32,998
AIM V.I. Small Company Growth Fund	05	2001	10.0000	8.8372	13,894

AIM V.I. Small Company Growth Fund	06	2006	9.1329	10.2619	30,943
AIM V.I. Small Company Growth Fund	06	2005	8.8184	9.1329	26,169
AIM V.I. Small Company Growth Fund	06	2004	7.8648	8.8184	27,406
AIM V.I. Small Company Growth Fund	06	2003	5.9869	7.8648	34,789
AIM V.I. Small Company Growth Fund	06	2002	8.8282	5.9869	29,641
AIM V.I. Small Company Growth Fund	06	2001	10.0000	8.8282	20,911

Alger American Growth	01	2006	6.9691	7.2549	0
Alger American Growth	01	2005	6.2832	6.9691	0
Alger American Growth	01	2004	6.0161	6.2832	0
Alger American Growth	01	2003	4.4959	6.0161	0
Alger American Growth	01	2002	6.7774	4.4959	21,406
Alger American Growth	01	2001	7.7636	6.7774	25,344
Alger American Growth	01	2000	10.0000	7.7636	0

Alger American Growth	02	2006	6.9115	7.1841	150,259
Alger American Growth	02	2005	6.2407	6.9115	172,939
Alger American Growth	02	2004	5.9845	6.2407	267,123
Alger American Growth	02	2003	4.4791	5.9845	325,968
Alger American Growth	02	2002	6.7624	4.4791	383,694
Alger American Growth	02	2001	7.7583	6.7624	399,476
Alger American Growth	02	2000	10.0000	7.7583	130,516

Alger American Growth	03	2006	6.8735	7.1373	16,666
Alger American Growth	03	2005	6.2126	6.8735	16,666
Alger American Growth	03	2004	5.9636	6.2126	16,666
Alger American Growth	03	2003	4.4680	5.9636	16,758
Alger American Growth	03	2002	6.7524	4.4680	143,992
Alger American Growth	03	2001	7.7547	6.7524	160,858
Alger American Growth	03	2000	10.0000	7.7547	442,368

Alger American Growth	04	2006	6.8545	7.1140	230,375
Alger American Growth	04	2005	6.1986	6.8545	270,496
Alger American Growth	04	2004	5.9532	6.1986	322,250
Alger American Growth	04	2003	4.4624	5.9532	423,614
Alger American Growth	04	2002	6.7474	4.4624	496,633
Alger American Growth	04	2001	7.7529	6.7474	537,984
Alger American Growth	04	2000	10.0000	7.7529	244,731

Alger American Growth	05	2006	6.8166	7.0675	679,054
Alger American Growth	05	2005	6.1705	6.8166	994,532
Alger American Growth	05	2004	5.9323	6.1705	1,360,917
Alger American Growth	05	2003	4.4513	5.9323	1,908,090
Alger American Growth	05	2002	6.7374	4.4513	2,059,075
Alger American Growth	05	2001	7.7494	6.7374	2,158,183
Alger American Growth	05	2000	10.0000	7.7494	845,891

Alger American Growth	06	2006	6.7602	6.9983	277,139
Alger American Growth	06	2005	6.1288	6.7602	492,043
Alger American Growth	06	2004	5.9011	6.1288	758,207
Alger American Growth	06	2003	4.4346	5.9011	899,754
Alger American Growth	06	2002	6.7225	4.4346	959,617
Alger American Growth	06	2001	7.7440	6.7225	1,224,615
Alger American Growth	06	2000	10.0000	7.7440	134,394

Alger American Income & Growth	01	2006	7.2369	7.8317	0
Alger American Income & Growth	01	2005	7.0668	7.2369	0
Alger American Income & Growth	01	2004	6.6190	7.0668	11,908
Alger American Income & Growth	01	2003	5.1493	6.6190	11,908
Alger American Income & Growth	01	2002	7.5492	5.1493	11,908
Alger American Income & Growth	01	2001	8.9007	7.5492	11,908
Alger American Income & Growth	01	2000	10.0000	8.9007	2,786

Alger American Income & Growth	02	2006	7.1771	7.7553	89,011
Alger American Income & Growth	02	2005	7.0191	7.1771	115,878
Alger American Income & Growth	02	2004	6.5844	7.0191	144,432
Alger American Income & Growth	02	2003	5.1301	6.5844	249,798
Alger American Income & Growth	02	2002	7.5325	5.1301	298,433
Alger American Income & Growth	02	2001	8.8946	7.5325	356,107
Alger American Income & Growth	02	2000	10.0000	8.8946	86,979

Alger American Income & Growth	03	2006	7.1376	7.7048	16,407
Alger American Income & Growth	03	2005	6.9875	7.1376	16,407
Alger American Income & Growth	03	2004	6.5614	6.9875	16,407
Alger American Income & Growth	03	2003	5.1173	6.5614	16,497
Alger American Income & Growth	03	2002	7.5214	5.1173	30,355
Alger American Income & Growth	03	2001	8.8906	7.5214	28,769
Alger American Income & Growth	03	2000	10.0000	8.8906	17,005

Alger American Income & Growth	04	2006	7.1179	7.6796	194,962
Alger American Income & Growth	04	2005	6.9717	7.1179	238,708
Alger American Income & Growth	04	2004	6.5499	6.9717	269,316
Alger American Income & Growth	04	2003	5.1110	6.5499	325,557
Alger American Income & Growth	04	2002	7.5158	5.1110	390,378
Alger American Income & Growth	04	2001	8.8885	7.5158	469,117
Alger American Income & Growth	04	2000	10.0000	8.8885	159,859

Alger American Income & Growth	05	2006	7.0785	7.6294	290,231
Alger American Income & Growth	05	2005	6.9402	7.0785	320,399
Alger American Income & Growth	05	2004	6.5269	6.9402	443,135
Alger American Income & Growth	05	2003	5.0982	6.5269	574,717
Alger American Income & Growth	05	2002	7.5047	5.0982	633,284
Alger American Income & Growth	05	2001	8.8845	7.5047	802,943
Alger American Income & Growth	05	2000	10.0000	8.8845	185,362

Alger American Income & Growth	06	2006	7.0199	7.5548	102,496
Alger American Income & Growth	06	2005	6.8932	7.0199	123,531
Alger American Income & Growth	06	2004	6.4926	6.8932	140,579
Alger American Income & Growth	06	2003	5.0791	6.4926	267,998
Alger American Income & Growth	06	2002	7.4881	5.0791	309,350
Alger American Income & Growth	06	2001	8.8783	7.4881	314,307
Alger American Income & Growth	06	2000	10.0000	8.8783	61,918

Alger American Small Capitalization	01	2006	6.6962	7.9565	0
Alger American Small Capitalization	01	2005	5.7868	6.6962	0
Alger American Small Capitalization	01	2004	5.0144	5.7868	0
Alger American Small Capitalization	01	2003	3.5583	5.0144	0
Alger American Small Capitalization	01	2002	4.8719	3.5583	0
Alger American Small Capitalization	01	2001	6.9821	4.8719	0
Alger American Small Capitalization	01	2000	10.0000	6.9821	0

Alger American Small Capitalization	02	2006	6.6409	7.8788	58,480
Alger American Small Capitalization	02	2005	5.7477	6.6409	69,336
Alger American Small Capitalization	02	2004	4.9881	5.7477	73,018
Alger American Small Capitalization	02	2003	3.5450	4.9881	84,335
Alger American Small Capitalization	02	2002	4.8611	3.5450	92,161
Alger American Small Capitalization	02	2001	6.9773	4.8611	94,917
Alger American Small Capitalization	02	2000	10.0000	6.9773	34,526

Alger American Small Capitalization	03	2006	6.6043	7.8275	9,376
Alger American Small Capitalization	03	2005	5.7218	6.6043	9,376
Alger American Small Capitalization	03	2004	4.9707	5.7218	9,376
Alger American Small Capitalization	03	2003	3.5362	4.9707	9,376
Alger American Small Capitalization	03	2002	4.8539	3.5362	30,285
Alger American Small Capitalization	03	2001	6.9741	4.8539	27,593
Alger American Small Capitalization	03	2000	10.0000	6.9741	9,377

Alger American Small Capitalization	04	2006	6.5861	7.8019	57,784
Alger American Small Capitalization	04	2005	5.7088	6.5861	68,874
Alger American Small Capitalization	04	2004	4.9620	5.7088	78,741
Alger American Small Capitalization	04	2003	3.5318	4.9620	100,201
Alger American Small Capitalization	04	2002	4.8503	3.5318	128,975
Alger American Small Capitalization	04	2001	6.9725	4.8503	144,086
Alger American Small Capitalization	04	2000	10.0000	6.9725	38,386

Alger American Small Capitalization	05	2006	6.5496	7.7509	93,778
Alger American Small Capitalization	05	2005	5.6830	6.5496	110,038
Alger American Small Capitalization	05	2004	4.9445	5.6830	124,308
Alger American Small Capitalization	05	2003	3.5229	4.9445	149,153
Alger American Small Capitalization	05	2002	4.8431	3.5229	174,045
Alger American Small Capitalization	05	2001	6.9693	4.8431	183,398
Alger American Small Capitalization	05	2000	10.0000	6.9693	63,433

Alger American Small Capitalization	06	2006	6.4954	7.6751	31,397
Alger American Small Capitalization	06	2005	5.6445	6.4954	38,147
Alger American Small Capitalization	06	2004	4.9186	5.6445	47,276
Alger American Small Capitalization	06	2003	3.5097	4.9186	59,974
Alger American Small Capitalization	06	2002	4.8324	3.5097	64,240
Alger American Small Capitalization	06	2001	6.9644	4.8324	67,320
Alger American Small Capitalization	06	2000	10.0000	6.9644	15,209

AllianceBernstein Global Technology Portfolio	01	2006	7.0857	7.6030	0
AllianceBernstein Global Technology Portfolio	01	2005	6.9052	7.0857	0
AllianceBernstein Global Technology Portfolio	01	2004	6.6374	6.9052	0
AllianceBernstein Global Technology Portfolio	01	2003	4.6626	6.6374	0
AllianceBernstein Global Technology Portfolio	01	2002	8.0937	4.6626	0
AllianceBernstein Global Technology Portfolio	01	2001	10.0000	8.0937	0

AllianceBernstein Global Technology Portfolio	02	2006	7.0356	7.5378	11,398
AllianceBernstein Global Technology Portfolio	02	2005	6.8667	7.0356	11,401
AllianceBernstein Global Technology Portfolio	02	2004	6.6106	6.8667	12,083
AllianceBernstein Global Technology Portfolio	02	2003	4.6508	6.6106	14,626
AllianceBernstein Global Technology Portfolio	02	2002	8.0854	4.6508	16,885
AllianceBernstein Global Technology Portfolio	02	2001	10.0000	8.0854	7,801

AllianceBernstein Global Technology Portfolio	03	2006	7.0024	7.4947	0
AllianceBernstein Global Technology Portfolio	03	2005	6.8413	7.0024	0
AllianceBernstein Global Technology Portfolio	03	2004	6.5927	6.8413	0
AllianceBernstein Global Technology Portfolio	03	2003	4.6429	6.5927	0
AllianceBernstein Global Technology Portfolio	03	2002	8.0799	4.6429	0
AllianceBernstein Global Technology Portfolio	03	2001	10.0000	8.0799	0

AllianceBernstein Global Technology Portfolio	04	2006	6.9858	7.4732	11,038
AllianceBernstein Global Technology Portfolio	04	2005	6.8285	6.9858	13,404
AllianceBernstein Global Technology Portfolio	04	2004	6.5838	6.8285	15,152
AllianceBernstein Global Technology Portfolio	04	2003	4.6390	6.5838	22,616
AllianceBernstein Global Technology Portfolio	04	2002	8.0772	4.6390	22,701
AllianceBernstein Global Technology Portfolio	04	2001	10.0000	8.0772	14,920

AllianceBernstein Global Technology Portfolio	05	2006	6.9528	7.4303	42,508
AllianceBernstein Global Technology Portfolio	05	2005	6.8031	6.9528	54,711
AllianceBernstein Global Technology Portfolio	05	2004	6.5660	6.8031	31,794
AllianceBernstein Global Technology Portfolio	05	2003	4.6311	6.5660	32,221
AllianceBernstein Global Technology Portfolio	05	2002	8.0717	4.6311	51,790
AllianceBernstein Global Technology Portfolio	05	2001	10.0000	8.0717	12,343

AllianceBernstein Global Technology Portfolio	06	2006	6.9036	7.3665	20,750
AllianceBernstein Global Technology Portfolio	06	2005	6.7652	6.9036	27,959
AllianceBernstein Global Technology Portfolio	06	2004	6.5393	6.7652	34,313
AllianceBernstein Global Technology Portfolio	06	2003	4.6193	6.5393	36,418
AllianceBernstein Global Technology Portfolio	06	2002	8.0635	4.6193	45,339
AllianceBernstein Global Technology Portfolio	06	2001	10.0000	8.0635	22,463

AllianceBernstein Large Cap Growth Portfolio	01	2006	8.7447	8.6021	0
AllianceBernstein Large Cap Growth Portfolio	01	2005	7.6912	8.7447	0
AllianceBernstein Large Cap Growth Portfolio	01	2004	7.1707	7.6912	0
AllianceBernstein Large Cap Growth Portfolio	01	2003	5.8711	7.1707	0
AllianceBernstein Large Cap Growth Portfolio	01	2002	8.5752	5.8711	0
AllianceBernstein Large Cap Growth Portfolio	01	2001	10.0000	8.5752	0

AllianceBernstein Large Cap Growth Portfolio	02	2006	8.6829	8.5283	142,523
AllianceBernstein Large Cap Growth Portfolio	02	2005	7.6484	8.6829	319,891
AllianceBernstein Large Cap Growth Portfolio	02	2004	7.1416	7.6484	336,044
AllianceBernstein Large Cap Growth Portfolio	02	2003	5.8562	7.1416	363,924
AllianceBernstein Large Cap Growth Portfolio	02	2002	8.5665	5.8562	144,212
AllianceBernstein Large Cap Growth Portfolio	02	2001	10.0000	8.5665	87,747

AllianceBernstein Large Cap Growth Portfolio	03	2006	8.6420	8.4796	0
AllianceBernstein Large Cap Growth Portfolio	03	2005	7.6201	8.6420	0
AllianceBernstein Large Cap Growth Portfolio	03	2004	7.1224	7.6201	0
AllianceBernstein Large Cap Growth Portfolio	03	2003	5.8464	7.1224	0
AllianceBernstein Large Cap Growth Portfolio	03	2002	8.5607	5.8464	0
AllianceBernstein Large Cap Growth Portfolio	03	2001	10.0000	8.5607	0

AllianceBernstein Large Cap Growth Portfolio	04	2006	8.6216	8.4552	51,224
AllianceBernstein Large Cap Growth Portfolio	04	2005	7.6059	8.6216	78,753
AllianceBernstein Large Cap Growth Portfolio	04	2004	7.1127	7.6059	81,373
AllianceBernstein Large Cap Growth Portfolio	04	2003	5.8414	7.1127	89,603
AllianceBernstein Large Cap Growth Portfolio	04	2002	8.5578	5.8414	85,927
AllianceBernstein Large Cap Growth Portfolio	04	2001	10.0000	8.5578	52,607

AllianceBernstein Large Cap Growth Portfolio	05	2006	8.5808	8.4067	119,475
AllianceBernstein Large Cap Growth Portfolio	05	2005	7.5775	8.5808	141,984
AllianceBernstein Large Cap Growth Portfolio	05	2004	7.0935	7.5775	125,294
AllianceBernstein Large Cap Growth Portfolio	05	2003	5.8315	7.0935	124,618
AllianceBernstein Large Cap Growth Portfolio	05	2002	8.5519	5.8315	135,802
AllianceBernstein Large Cap Growth Portfolio	05	2001	10.0000	8.5519	67,270

AllianceBernstein Large Cap Growth Portfolio	06	2006	8.5200	8.3345	108,909
AllianceBernstein Large Cap Growth Portfolio	06	2005	7.5353	8.5200	110,696
AllianceBernstein Large Cap Growth Portfolio	06	2004	7.0647	7.5353	119,713
AllianceBernstein Large Cap Growth Portfolio	06	2003	5.8166	7.0647	160,069
AllianceBernstein Large Cap Growth Portfolio	06	2002	8.5432	5.8166	186,718
AllianceBernstein Large Cap Growth Portfolio	06	2001	10.0000	8.5432	109,464

AllianceBernstein VP Growth and Income Portfolio	01	2006	10.6601	12.3463	0
AllianceBernstein VP Growth and Income Portfolio	01	2005	10.2943	10.6601	0
AllianceBernstein VP Growth and Income Portfolio	01	2004	9.3494	10.2943	495,111
AllianceBernstein VP Growth and Income Portfolio	01	2003	7.1444	9.3494	528,441
AllianceBernstein VP Growth and Income Portfolio	01	2002	9.2837	7.1444	289,776
AllianceBernstein VP Growth and Income Portfolio	01	2001	10.0000	9.2837	0

AllianceBernstein VP Growth and Income Portfolio	02	2006	10.5848	12.2405	254,920
AllianceBernstein VP Growth and Income Portfolio	02	2005	10.2371	10.5848	388,814
AllianceBernstein VP Growth and Income Portfolio	02	2004	9.3116	10.2371	435,902
AllianceBernstein VP Growth and Income Portfolio	02	2003	7.1263	9.3116	457,778
AllianceBernstein VP Growth and Income Portfolio	02	2002	9.2742	7.1263	316,095
AllianceBernstein VP Growth and Income Portfolio	02	2001	10.0000	9.2742	134,214

AllianceBernstein VP Growth and Income Portfolio	03	2006	10.5349	12.1706	28,561
AllianceBernstein VP Growth and Income Portfolio	03	2005	10.1991	10.5349	51,467
AllianceBernstein VP Growth and Income Portfolio	03	2004	9.2865	10.1991	52,882
AllianceBernstein VP Growth and Income Portfolio	03	2003	7.1142	9.2865	54,381
AllianceBernstein VP Growth and Income Portfolio	03	2002	9.2680	7.1142	56,080
AllianceBernstein VP Growth and Income Portfolio	03	2001	10.0000	9.2680	18,765

AllianceBernstein VP Growth and Income Portfolio	04	2006	10.5100	12.1356	261,559
AllianceBernstein VP Growth and Income Portfolio	04	2005	10.1802	10.5100	349,742
AllianceBernstein VP Growth and Income Portfolio	04	2004	9.2739	10.1802	380,916
AllianceBernstein VP Growth and Income Portfolio	04	2003	7.1082	9.2739	406,207
AllianceBernstein VP Growth and Income Portfolio	04	2002	9.2648	7.1082	402,307
AllianceBernstein VP Growth and Income Portfolio	04	2001	10.0000	9.2648	212,874

AllianceBernstein VP Growth and Income Portfolio	05	2006	10.4603	12.0660	304,116
AllianceBernstein VP Growth and Income Portfolio	05	2005	10.1423	10.4603	373,219
AllianceBernstein VP Growth and Income Portfolio	05	2004	9.2488	10.1423	421,162
AllianceBernstein VP Growth and Income Portfolio	05	2003	7.0962	9.2488	390,394
AllianceBernstein VP Growth and Income Portfolio	05	2002	9.2585	7.0962	469,382
AllianceBernstein VP Growth and Income Portfolio	05	2001	10.0000	9.2585	143,364

AllianceBernstein VP Growth and Income Portfolio	06	2006	10.3862	11.9624	273,822
AllianceBernstein VP Growth and Income Portfolio	06	2005	10.0858	10.3862	310,261
AllianceBernstein VP Growth and Income Portfolio	06	2004	9.2113	10.0858	338,684
AllianceBernstein VP Growth and Income Portfolio	06	2003	7.0781	9.2113	332,660
AllianceBernstein VP Growth and Income Portfolio	06	2002	9.2491	7.0781	341,356
AllianceBernstein VP Growth and Income Portfolio	06	2001	10.0000	9.2491	116,848

AllianceBernstein VP Small Cap Growth Portfolio	01	2006	10.9731	12.0048	0
AllianceBernstein VP Small Cap Growth Portfolio	01	2005	10.5702	10.9731	0
AllianceBernstein VP Small Cap Growth Portfolio	01	2004	9.3344	10.5702	0
AllianceBernstein VP Small Cap Growth Portfolio	01	2003	6.3418	9.3344	0
AllianceBernstein VP Small Cap Growth Portfolio	01	2002	9.4295	6.3418	0
AllianceBernstein VP Small Cap Growth Portfolio	01	2001	10.0000	9.4295	0

AllianceBernstein VP Small Cap Growth Portfolio	02	2006	10.8955	11.9019	34,650
AllianceBernstein VP Small Cap Growth Portfolio	02	2005	10.5113	10.8955	49,470
AllianceBernstein VP Small Cap Growth Portfolio	02	2004	9.2966	10.5113	28,259
AllianceBernstein VP Small Cap Growth Portfolio	02	2003	6.3257	9.2966	5,686
AllianceBernstein VP Small Cap Growth Portfolio	02	2002	9.4199	6.3257	8,067
AllianceBernstein VP Small Cap Growth Portfolio	02	2001	10.0000	9.4199	44,890

AllianceBernstein VP Small Cap Growth Portfolio	03	2006	10.8442	11.8339	0
AllianceBernstein VP Small Cap Growth Portfolio	03	2005	10.4724	10.8442	0
AllianceBernstein VP Small Cap Growth Portfolio	03	2004	9.2715	10.4724	0
AllianceBernstein VP Small Cap Growth Portfolio	03	2003	6.3150	9.2715	0
AllianceBernstein VP Small Cap Growth Portfolio	03	2002	9.4135	6.3150	0
AllianceBernstein VP Small Cap Growth Portfolio	03	2001	10.0000	9.4135	0

AllianceBernstein VP Small Cap Growth Portfolio	04	2006	10.8185	11.7999	12,855
AllianceBernstein VP Small Cap Growth Portfolio	04	2005	10.4529	10.8185	13,119
AllianceBernstein VP Small Cap Growth Portfolio	04	2004	9.2590	10.4529	8,611
AllianceBernstein VP Small Cap Growth Portfolio	04	2003	6.3096	9.2590	3,313
AllianceBernstein VP Small Cap Growth Portfolio	04	2002	9.4103	6.3096	3,217
AllianceBernstein VP Small Cap Growth Portfolio	04	2001	10.0000	9.4103	23,184

AllianceBernstein VP Small Cap Growth Portfolio	05	2006	10.7674	11.7322	47,345
AllianceBernstein VP Small Cap Growth Portfolio	05	2005	10.4140	10.7674	57,881
AllianceBernstein VP Small Cap Growth Portfolio	05	2004	9.2339	10.4140	54,796
AllianceBernstein VP Small Cap Growth Portfolio	05	2003	6.2989	9.2339	13,563
AllianceBernstein VP Small Cap Growth Portfolio	05	2002	9.4039	6.2989	13,305
AllianceBernstein VP Small Cap Growth Portfolio	05	2001	10.0000	9.4039	1,505

AllianceBernstein VP Small Cap Growth Portfolio	06	2006	10.6911	11.6315	7,170
AllianceBernstein VP Small Cap Growth Portfolio	06	2005	10.3559	10.6911	8,846
AllianceBernstein VP Small Cap Growth Portfolio	06	2004	9.1965	10.3559	12,703
AllianceBernstein VP Small Cap Growth Portfolio	06	2003	6.2829	9.1965	4,547
AllianceBernstein VP Small Cap Growth Portfolio	06	2002	9.3943	6.2829	4,356
AllianceBernstein VP Small Cap Growth Portfolio	06	2001	10.0000	9.3943	63

AllianceBernstein International Growth Portfolio	01	2006	16.8482	21.1335	0
AllianceBernstein International Growth Portfolio	01	2005	14.1167	16.8482	0
AllianceBernstein International Growth Portfolio	01	2004	11.5022	14.1167	0
AllianceBernstein International Growth Portfolio	01	2003	8.1206	11.5022	0
AllianceBernstein International Growth Portfolio	01	2002	8.5678	8.1206	0
AllianceBernstein International Growth Portfolio	01	2001	10.0000	8.5678	0

AllianceBernstein International Growth Portfolio	02	2006	16.7292	20.9525	115,917
AllianceBernstein International Growth Portfolio	02	2005	14.0382	16.7292	46,517
AllianceBernstein International Growth Portfolio	02	2004	11.4556	14.0382	52,467
AllianceBernstein International Growth Portfolio	02	2003	8.1000	11.4556	52,060
AllianceBernstein International Growth Portfolio	02	2002	8.5591	8.1000	38,475
AllianceBernstein International Growth Portfolio	02	2001	10.0000	8.5591	8,432

AllianceBernstein International Growth Portfolio	03	2006	16.6504	20.8328	0
AllianceBernstein International Growth Portfolio	03	2005	13.9862	16.6504	0
AllianceBernstein International Growth Portfolio	03	2004	11.4247	13.9862	0
AllianceBernstein International Growth Portfolio	03	2003	8.0863	11.4247	0
AllianceBernstein International Growth Portfolio	03	2002	8.5533	8.0863	0
AllianceBernstein International Growth Portfolio	03	2001	10.0000	8.5533	0

AllianceBernstein International Growth Portfolio	04	2006	16.6110	20.7731	50,193
AllianceBernstein International Growth Portfolio	04	2005	13.9602	16.6110	40,439
AllianceBernstein International Growth Portfolio	04	2004	11.4093	13.9602	30,048
AllianceBernstein International Growth Portfolio	04	2003	8.0795	11.4093	23,448
AllianceBernstein International Growth Portfolio	04	2002	8.5503	8.0795	22,749
AllianceBernstein International Growth Portfolio	04	2001	10.0000	8.5503	5,260

AllianceBernstein International Growth Portfolio	05	2006	16.5325	20.6540	65,587
AllianceBernstein International Growth Portfolio	05	2005	13.9082	16.5325	65,354
AllianceBernstein International Growth Portfolio	05	2004	11.3784	13.9082	46,463
AllianceBernstein International Growth Portfolio	05	2003	8.0658	11.3784	58,089
AllianceBernstein International Growth Portfolio	05	2002	8.5445	8.0658	64,267
AllianceBernstein International Growth Portfolio	05	2001	10.0000	8.5445	565

AllianceBernstein International Growth Portfolio	06	2006	16.4155	20.4767	34,980
AllianceBernstein International Growth Portfolio	06	2005	13.8307	16.4155	46,725
AllianceBernstein International Growth Portfolio	06	2004	11.3322	13.8307	23,642
AllianceBernstein International Growth Portfolio	06	2003	8.0453	11.3322	20,026
AllianceBernstein International Growth Portfolio	06	2002	8.5358	8.0453	13,481
AllianceBernstein International Growth Portfolio	06	2001	10.0000	8.5358	6,516

Fidelity® VIP Contrafund Portfolio	01	2006	14.1864	15.6505	0
Fidelity® VIP Contrafund Portfolio	01	2005	12.2843	14.1864	0
Fidelity® VIP Contrafund Portfolio	01	2004	10.7752	12.2843	0
Fidelity® VIP Contrafund Portfolio	01	2003	8.4901	10.7752	0
Fidelity® VIP Contrafund Portfolio	01	2002	9.4870	8.4901	0
Fidelity® VIP Contrafund Portfolio	01	2001	10.0000	9.4870	0

Fidelity® VIP Contrafund Portfolio	02	2006	14.0862	15.5165	293,985
Fidelity® VIP Contrafund Portfolio	02	2005	12.2160	14.0862	258,253
Fidelity® VIP Contrafund Portfolio	02	2004	10.7316	12.2160	228,133
Fidelity® VIP Contrafund Portfolio	02	2003	8.4686	10.7316	176,141
Fidelity® VIP Contrafund Portfolio	02	2002	9.4774	8.4686	148,576
Fidelity® VIP Contrafund Portfolio	02	2001	10.0000	9.4774	37,501

Fidelity® VIP Contrafund Portfolio	03	2006	14.0198	15.4279	0
Fidelity® VIP Contrafund Portfolio	03	2005	12.1707	14.0198	0
Fidelity® VIP Contrafund Portfolio	03	2004	10.7027	12.1707	0
Fidelity® VIP Contrafund Portfolio	03	2003	8.4543	10.7027	22,134
Fidelity® VIP Contrafund Portfolio	03	2002	9.4710	8.4543	9,216
Fidelity® VIP Contrafund Portfolio	03	2001	10.0000	9.4710	16,278

Fidelity® VIP Contrafund Portfolio	04	2006	13.9867	15.3835	281,000
Fidelity® VIP Contrafund Portfolio	04	2005	12.1481	13.9867	273,048
Fidelity® VIP Contrafund Portfolio	04	2004	10.6882	12.1481	268,839
Fidelity® VIP Contrafund Portfolio	04	2003	8.4471	10.6882	182,047
Fidelity® VIP Contrafund Portfolio	04	2002	9.4678	8.4471	132,261
Fidelity® VIP Contrafund Portfolio	04	2001	10.0000	9.4678	31,602

Fidelity® VIP Contrafund Portfolio	05	2006	13.9206	15.2954	310,234
Fidelity® VIP Contrafund Portfolio	05	2005	12.1029	13.9206	285,246
Fidelity® VIP Contrafund Portfolio	05	2004	10.6593	12.1029	225,231
Fidelity® VIP Contrafund Portfolio	05	2003	8.4328	10.6593	169,075
Fidelity® VIP Contrafund Portfolio	05	2002	9.4613	8.4328	124,130
Fidelity® VIP Contrafund Portfolio	05	2001	10.0000	9.4613	24,110

Fidelity® VIP Contrafund Portfolio	06	2006	13.8220	15.1641	255,271
Fidelity® VIP Contrafund Portfolio	06	2005	12.0354	13.8220	240,632
Fidelity® VIP Contrafund Portfolio	06	2004	10.6161	12.0354	225,648
Fidelity® VIP Contrafund Portfolio	06	2003	8.4114	10.6161	174,381
Fidelity® VIP Contrafund Portfolio	06	2002	9.4517	8.4114	148,801
Fidelity® VIP Contrafund Portfolio	06	2001	10.0000	9.4517	39,014

Fidelity® VIP Growth Portfolio	01	2006	8.4011	8.8640	8,629
Fidelity® VIP Growth Portfolio	01	2005	8.0431	8.4011	8,629
Fidelity® VIP Growth Portfolio	01	2004	7.8786	8.0431	0
Fidelity® VIP Growth Portfolio	01	2003	6.0042	7.8786	4,468
Fidelity® VIP Growth Portfolio	01	2002	8.7010	6.0042	0
Fidelity® VIP Growth Portfolio	01	2001	10.0000	8.7010	0

Fidelity® VIP Growth Portfolio	02	2006	8.3417	8.7880	594,350
Fidelity® VIP Growth Portfolio	02	2005	7.9984	8.3417	471,544
Fidelity® VIP Growth Portfolio	02	2004	7.8467	7.9984	521,997
Fidelity® VIP Growth Portfolio	02	2003	5.9890	7.8467	484,414
Fidelity® VIP Growth Portfolio	02	2002	8.6922	5.9890	516,411
Fidelity®VIP Growth Portfolio	02	2001	10.0000	8.6922	298,052

Fidelity® VIP Growth Portfolio	03	2006	8.3024	8.7378	63,444
Fidelity® VIP Growth Portfolio	03	2005	7.9687	8.3024	48,345
Fidelity® VIP Growth Portfolio	03	2004	7.8255	7.9687	48,196
Fidelity® VIP Growth Portfolio	03	2003	5.9789	7.8255	43,656
Fidelity® VIP Growth Portfolio	03	2002	8.6863	5.9789	34,438
Fidelity® VIP Growth Portfolio	03	2001	10.0000	8.6863	20,638

Fidelity® VIP Growth Portfolio	04	2006	8.2828	8.7127	589,582
Fidelity® VIP Growth Portfolio	04	2005	7.9539	8.2828	575,573
Fidelity® VIP Growth Portfolio	04	2004	7.8149	7.9539	612,128
Fidelity® VIP Growth Portfolio	04	2003	5.9738	7.8149	560,164
Fidelity® VIP Growth Portfolio	04	2002	8.6833	5.9738	462,691
Fidelity® VIP Growth Portfolio	04	2001	10.0000	8.6833	365,485

Fidelity® VIP Growth Portfolio	05	2006	8.2436	8.6627	706,570
Fidelity® VIP Growth Portfolio	05	2005	7.9243	8.2436	741,242
Fidelity® VIP Growth Portfolio	05	2004	7.7938	7.9243	778,079
Fidelity® VIP Growth Portfolio	05	2003	5.9637	7.7938	687,859
Fidelity® VIP Growth Portfolio	05	2002	8.6774	5.9637	581,689
Fidelity® VIP Growth Portfolio	05	2001	10.0000	8.6774	486,915

Fidelity® VIP Growth Portfolio	06	2006	8.1852	8.5883	611,724
Fidelity® VIP Growth Portfolio	06	2005	7.8801	8.1852	619,650
Fidelity® VIP Growth Portfolio	06	2004	7.7621	7.8801	679,529
Fidelity® VIP Growth Portfolio	06	2003	5.9485	7.7621	615,007
Fidelity® VIP Growth Portfolio	06	2002	8.6686	5.9485	518,008
Fidelity® VIP Growth Portfolio	06	2001	10.0000	8.6686	243,391

Fidelity® VIP Overseas Portfolio	01	2006	11.8630	13.8321	0
Fidelity® VIP Overseas Portfolio	01	2005	10.0877	11.8630	0
Fidelity® VIP Overseas Portfolio	01	2004	8.9926	10.0877	0
Fidelity® VIP Overseas Portfolio	01	2003	6.3504	8.9926	0
Fidelity® VIP Overseas Portfolio	01	2002	8.0642	6.3504	0
Fidelity® VIP Overseas Portfolio	01	2001	10.0000	8.0642	0

Fidelity® VIP Overseas Portfolio	02	2006	11.7792	13.7136	68,642
Fidelity® VIP Overseas Portfolio	02	2005	10.0316	11.7792	75,314
Fidelity® VIP Overseas Portfolio	02	2004	8.9562	10.0316	110,544
Fidelity® VIP Overseas Portfolio	02	2003	6.3343	8.9562	100,227
Fidelity® VIP Overseas Portfolio	02	2002	8.0560	6.3343	111,890
Fidelity® VIP Overseas Portfolio	02	2001	10.0000	8.0560	287,605

Fidelity® VIP Overseas Portfolio	03	2006	11.7237	13.6353	14,313
Fidelity® VIP Overseas Portfolio	03	2005	9.9945	11.7237	6,556
Fidelity® VIP Overseas Portfolio	03	2004	8.9321	9.9945	6,556
Fidelity® VIP Overseas Portfolio	03	2003	6.3235	8.9321	21,385
Fidelity® VIP Overseas Portfolio	03	2002	8.0505	6.3235	6,556
Fidelity® VIP Overseas Portfolio	03	2001	10.0000	8.0505	28,489

Fidelity® VIP Overseas Portfolio	04	2006	11.6960	13.5961	61,423
Fidelity® VIP Overseas Portfolio	04	2005	9.9759	11.6960	68,648
Fidelity® VIP Overseas Portfolio	04	2004	8.9200	9.9759	75,629
Fidelity® VIP Overseas Portfolio	04	2003	6.3182	8.9200	86,286
Fidelity® VIP Overseas Portfolio	04	2002	8.0478	6.3182	84,753
Fidelity® VIP Overseas Portfolio	04	2001	10.0000	8.0478	267,320

Fidelity® VIP Overseas Portfolio	05	2006	11.6407	13.5181	57,841
Fidelity® VIP Overseas Portfolio	05	2005	9.9387	11.6407	80,629
Fidelity® VIP Overseas Portfolio	05	2004	8.8958	9.9387	103,876
Fidelity® VIP Overseas Portfolio	05	2003	6.3075	8.8958	88,738
Fidelity® VIP Overseas Portfolio	05	2002	8.0423	6.3075	99,988
Fidelity® VIP Overseas Portfolio	05	2001	10.0000	8.0423	363,757

Fidelity® VIP Overseas Portfolio	06	2006	11.5583	13.4021	61,233
Fidelity® VIP Overseas Portfolio	06	2005	9.8833	11.5583	77,508
Fidelity® VIP Overseas Portfolio	06	2004	8.8598	9.8833	94,039
Fidelity® VIP Overseas Portfolio	06	2003	6.2914	8.8598	100,000
Fidelity® VIP Overseas Portfolio	06	2002	8.0341	6.2914	85,535
Fidelity® VIP Overseas Portfolio	06	2001	10.0000	8.0341	205,124

First Eagle Overseas Variable Series	01	2006	25.3074	31.3390	5,897
First Eagle Overseas Variable Series	01	2005	21.0465	25.3074	5,897
First Eagle Overseas Variable Series	01	2004	16.6817	21.0465	0
First Eagle Overseas Variable Series	01	2003	11.1532	16.6817	4,483
First Eagle Overseas Variable Series	01	2002	10.0000	11.1532	0

First Eagle Overseas Variable Series	02	2006	25.1828	31.1377	404,490
First Eagle Overseas Variable Series	02	2005	20.9746	25.1828	420,933
First Eagle Overseas Variable Series	02	2004	16.6501	20.9746	419,846
First Eagle Overseas Variable Series	02	2003	11.1489	16.6501	436,203
First Eagle Overseas Variable Series	02	2002	10.0000	11.1489	349,064

First Eagle Overseas Variable Series	03	2006	25.1002	31.0043	47,696
First Eagle Overseas Variable Series	03	2005	20.9269	25.1002	35,126
First Eagle Overseas Variable Series	03	2004	16.6290	20.9269	31,642
First Eagle Overseas Variable Series	03	2003	11.1461	16.6290	33,514
First Eagle Overseas Variable Series	03	2002	10.0000	11.1461	29,621

First Eagle Overseas Variable Series	04	2006	25.0589	30.9376	416,506
First Eagle Overseas Variable Series	04	2005	20.9030	25.0589	432,948
First Eagle Overseas Variable Series	04	2004	16.6185	20.9030	423,299
First Eagle Overseas Variable Series	04	2003	11.1447	16.6185	419,296
First Eagle Overseas Variable Series	04	2002	10.0000	11.1447	337,036

First Eagle Overseas Variable Series	05	2006	24.9765	30.8046	517,610
First Eagle Overseas Variable Series	05	2005	20.8553	24.9765	559,367
First Eagle Overseas Variable Series	05	2004	16.5974	20.8553	573,813
First Eagle Overseas Variable Series	05	2003	11.1418	16.5974	562,412
First Eagle Overseas Variable Series	05	2002	10.0000	11.1418	477,270

First Eagle Overseas Variable Series	06	2006	24.8533	30.6062	443,847
First Eagle Overseas Variable Series	06	2005	20.7840	24.8533	490,069
First Eagle Overseas Variable Series	06	2004	16.5659	20.7840	494,659
First Eagle Overseas Variable Series	06	2003	11.1376	16.5659	464,020
First Eagle Overseas Variable Series	06	2002	10.0000	11.1376	409,282

Goldman Sachs Structured Small Cap Equity Fund	01	2006	14.1795	15.7605	2,570
Goldman Sachs Structured Small Cap Equity Fund	01	2005	13.5029	14.1795	2,570
Goldman Sachs Structured Small Cap Equity Fund	01	2004	11.7251	13.5029	0
Goldman Sachs Structured Small Cap Equity Fund	01	2003	8.1117	11.7251	0
Goldman Sachs Structured Small Cap Equity Fund	01	2002	9.6359	8.1117	0
Goldman Sachs Structured Small Cap Equity Fund	01	2001	9.3120	9.6359	0
Goldman Sachs Structured Small Cap Equity Fund	01	2000	10.0000	9.3120	0

Goldman Sachs Structured Small Cap Equity Fund	02	2006	14.0625	15.6068	17,610
Goldman Sachs Structured Small Cap Equity Fund	02	2005	13.4117	14.0625	16,996
Goldman Sachs Structured Small Cap Equity Fund	02	2004	11.6637	13.4117	18,608
Goldman Sachs Structured Small Cap Equity Fund	02	2003	8.0814	11.6637	22,237
Goldman Sachs Structured Small Cap Equity Fund	02	2002	9.6145	8.0814	23,966
Goldman Sachs Structured Small Cap Equity Fund	02	2001	9.3056	9.6145	39,652
Goldman Sachs Structured Small Cap Equity Fund	02	2000	10.0000	9.3056	9,427

Goldman Sachs Structured Small Cap Equity Fund	03	2006	13.9851	15.5053	12,386
Goldman Sachs Structured Small Cap Equity Fund	03	2005	13.3514	13.9851	12,386
Goldman Sachs Structured Small Cap Equity Fund	03	2004	11.6230	13.3514	12,386
Goldman Sachs Structured Small Cap Equity Fund	03	2003	8.0614	11.6230	12,386
Goldman Sachs Structured Small Cap Equity Fund	03	2002	9.6004	8.0614	12,386
Goldman Sachs Structured Small Cap Equity Fund	03	2001	9.3013	9.6004	12,386
Goldman Sachs Structured Small Cap Equity Fund	03	2000	10.0000	9.3013	12,386

Goldman Sachs Structured Small Cap Equity Fund	04	2006	13.9464	15.4546	28,149
Goldman Sachs Structured Small Cap Equity Fund	04	2005	13.3212	13.9464	40,032
Goldman Sachs Structured Small Cap Equity Fund	04	2004	11.6026	13.3212	40,786
Goldman Sachs Structured Small Cap Equity Fund	04	2003	8.0513	11.6026	37,189
Goldman Sachs Structured Small Cap Equity Fund	04	2002	9.5933	8.0513	39,395
Goldman Sachs Structured Small Cap Equity Fund	04	2001	9.2992	9.5933	35,576
Goldman Sachs Structured Small Cap Equity Fund	04	2000	10.0000	9.2992	3,948

Goldman Sachs Structured Small Cap Equity Fund	05	2006	13.8694	15.3537	30,771
Goldman Sachs Structured Small Cap Equity Fund	05	2005	13.2610	13.8694	37,905
Goldman Sachs Structured Small Cap Equity Fund	05	2004	11.5620	13.2610	44,796
Goldman Sachs Structured Small Cap Equity Fund	05	2003	8.0312	11.5620	35,831
Goldman Sachs Structured Small Cap Equity Fund	05	2002	9.5791	8.0312	39,978
Goldman Sachs Structured Small Cap Equity Fund	05	2001	9.2949	9.5791	48,145
Goldman Sachs Structured Small Cap Equity Fund	05	2000	10.0000	9.2949	12,019

Goldman Sachs Structured Small Cap Equity Fund	06	2006	13.7546	15.2036	13,639
Goldman Sachs Structured Small Cap Equity Fund	06	2005	13.1713	13.7546	20,067
Goldman Sachs Structured Small Cap Equity Fund	06	2004	11.5013	13.1713	20,613
Goldman Sachs Structured Small Cap Equity Fund	06	2003	8.0012	11.5013	12,616
Goldman Sachs Structured Small Cap Equity Fund	06	2002	9.5578	8.0012	12,261
Goldman Sachs Structured Small Cap Equity Fund	06	2001	9.2885	9.5578	13,565
Goldman Sachs Structured Small Cap Equity Fund	06	2000	10.0000	9.2885	2,665

Goldman Sachs Structured U.S. Equity Fund	01	2006	9.0430	10.1069	0
Goldman Sachs Structured U.S. Equity Fund	01	2005	8.5756	9.0430	0
Goldman Sachs Structured U.S. Equity Fund	01	2004	7.5364	8.5756	0
Goldman Sachs Structured U.S. Equity Fund	01	2003	5.8795	7.5364	0
Goldman Sachs Structured U.S. Equity Fund	01	2002	7.6038	5.8795	0
Goldman Sachs Structured U.S. Equity Fund	01	2001	8.7227	7.6038	0
Goldman Sachs Structured U.S. Equity Fund	01	2000	10.0000	8.7227	0

Goldman Sachs Structured U.S. Equity Fund	02	2006	8.9683	10.0082	95,322
Goldman Sachs Structured U.S. Equity Fund	02	2005	8.5177	8.9683	58,446
Goldman Sachs Structured U.S. Equity Fund	02	2004	7.4969	8.5177	69,407
Goldman Sachs Structured U.S. Equity Fund	02	2003	5.8575	7.4969	59,148
Goldman Sachs Structured U.S. Equity Fund	02	2002	7.5869	5.8575	66,992
Goldman Sachs Structured U.S. Equity Fund	02	2001	8.7167	7.5869	92,004
Goldman Sachs Structured U.S. Equity Fund	02	2000	10.0000	8.7167	7,290

Goldman Sachs Structured U.S. Equity Fund	03	2006	8.9189	9.9431	31,424
Goldman Sachs Structured U.S. Equity Fund	03	2005	8.4794	8.9189	31,424
Goldman Sachs Structured U.S. Equity Fund	03	2004	7.4707	8.4794	31,424
Goldman Sachs Structured U.S. Equity Fund	03	2003	5.8430	7.4707	31,424
Goldman Sachs Structured U.S. Equity Fund	03	2002	7.5757	5.8430	31,424
Goldman Sachs Structured U.S. Equity Fund	03	2001	8.7127	7.5757	26,655
Goldman Sachs Structured U.S. Equity Fund	03	2000	10.0000	8.7127	17,483

Goldman Sachs Structured U.S. Equity Fund	04	2006	8.8943	9.9106	82,725
Goldman Sachs Structured U.S. Equity Fund	04	2005	8.4602	8.8943	91,435
Goldman Sachs Structured U.S. Equity Fund	04	2004	7.4577	8.4602	93,376
Goldman Sachs Structured U.S. Equity Fund	04	2003	5.8357	7.4577	100,384
Goldman Sachs Structured U.S. Equity Fund	04	2002	7.5701	5.8357	137,091
Goldman Sachs Structured U.S. Equity Fund	04	2001	8.7107	7.5701	126,497
Goldman Sachs Structured U.S. Equity Fund	04	2000	10.0000	8.7107	26,035

Goldman Sachs Structured U.S. Equity Fund	05	2006	8.8451	9.8459	96,928
Goldman Sachs Structured U.S. Equity Fund	05	2005	8.4220	8.8451	126,978
Goldman Sachs Structured U.S. Equity Fund	05	2004	7.4315	8.4220	164,455
Goldman Sachs Structured U.S. Equity Fund	05	2003	5.8211	7.4315	194,860
Goldman Sachs Structured U.S. Equity Fund	05	2002	7.5589	5.8211	202,999
Goldman Sachs Structured U.S. Equity Fund	05	2001	8.7067	7.5589	179,695
Goldman Sachs Structured U.S. Equity Fund	05	2000	10.0000	8.7067	59,730

Goldman Sachs Structured U.S. Equity Fund	06	2006	8.7719	9.7496	56,832
Goldman Sachs Structured U.S. Equity Fund	06	2005	8.3650	8.7719	64,393
Goldman Sachs Structured U.S. Equity Fund	06	2004	7.3925	8.3650	74,771
Goldman Sachs Structured U.S. Equity Fund	06	2003	5.7994	7.3925	89,110
Goldman Sachs Structured U.S. Equity Fund	06	2002	7.5422	5.7994	91,518
Goldman Sachs Structured U.S. Equity Fund	06	2001	8.7007	7.5422	44,344
Goldman Sachs Structured U.S. Equity Fund	06	2000	10.0000	8.7007	9,775

Goldman Sachs V.I.T. Core International Equity Fund	01	2006	9.1022	11.0033	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2005	8.0858	9.1022	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2004	7.1972	8.0858	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2003	5.3656	7.1972	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2002	6.6368	5.3656	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2001	8.6240	6.6368	0
Goldman Sachs V.I.T. Core International Equity Fund	01	2000	10.0000	8.6240	0

Goldman Sachs V.I.T. Core International Equity Fund	02	2006	9.0271	10.8960	17,656
Goldman Sachs V.I.T. Core International Equity Fund	02	2005	8.0312	9.0271	18,099
Goldman Sachs V.I.T. Core International Equity Fund	02	2004	7.1595	8.0312	19,055
Goldman Sachs V.I.T. Core International Equity Fund	02	2003	5.3456	7.1595	28,580
Goldman Sachs V.I.T. Core International Equity Fund	02	2002	6.6221	5.3456	35,598
Goldman Sachs V.I.T. Core International Equity Fund	02	2001	8.6181	6.6221	49,452
Goldman Sachs V.I.T. Core International Equity Fund	02	2000	10.0000	8.6181	19,327

Goldman Sachs V.I.T. Core International Equity Fund	03	2006	8.9774	10.8251	30,413
Goldman Sachs V.I.T. Core International Equity Fund	03	2005	7.9951	8.9774	30,413
Goldman Sachs V.I.T. Core International Equity Fund	03	2004	7.1345	7.9951	30,413
Goldman Sachs V.I.T. Core International Equity Fund	03	2003	5.3323	7.1345	30,507
Goldman Sachs V.I.T. Core International Equity Fund	03	2002	6.6123	5.3323	45,637
Goldman Sachs V.I.T. Core International Equity Fund	03	2001	8.6142	6.6123	43,801
Goldman Sachs V.I.T. Core International Equity Fund	03	2000	10.0000	8.6142	31,040

Goldman Sachs V.I.T. Core International Equity Fund	04	2006	8.9525	10.7896	31,984
Goldman Sachs V.I.T. Core International Equity Fund	04	2005	7.9770	8.9525	39,369
Goldman Sachs V.I.T. Core International Equity Fund	04	2004	7.1220	7.9770	54,629
Goldman Sachs V.I.T. Core International Equity Fund	04	2003	5.3256	7.1220	59,799
Goldman Sachs V.I.T. Core International Equity Fund	04	2002	6.6074	5.3256	79,989
Goldman Sachs V.I.T. Core International Equity Fund	04	2001	8.6122	6.6074	104,655
Goldman Sachs V.I.T. Core International Equity Fund	04	2000	10.0000	8.6122	38,546

Goldman Sachs V.I.T. Core International Equity Fund	05	2006	8.9031	10.7192	65,280
Goldman Sachs V.I.T. Core International Equity Fund	05	2005	7.9409	8.9031	50,345
Goldman Sachs V.I.T. Core International Equity Fund	05	2004	7.0970	7.9409	53,457
Goldman Sachs V.I.T. Core International Equity Fund	05	2003	5.3123	7.0970	56,684
Goldman Sachs V.I.T. Core International Equity Fund	05	2002	6.5976	5.3123	66,670
Goldman Sachs V.I.T. Core International Equity Fund	05	2001	8.6083	6.5976	93,953
Goldman Sachs V.I.T. Core International Equity Fund	05	2000	10.0000	8.6083	31,258

Goldman Sachs V.I.T. Core International Equity Fund	06	2006	8.8294	10.6144	13,934
Goldman Sachs V.I.T. Core International Equity Fund	06	2005	7.8872	8.8294	16,334
Goldman Sachs V.I.T. Core International Equity Fund	06	2004	7.0597	7.8872	19,840
Goldman Sachs V.I.T. Core International Equity Fund	06	2003	5.2925	7.0597	20,856
Goldman Sachs V.I.T. Core International Equity Fund	06	2002	6.5830	5.2925	22,552
Goldman Sachs V.I.T. Core International Equity Fund	06	2001	8.6023	6.5830	28,203
Goldman Sachs V.I.T. Core International Equity Fund	06	2000	10.0000	8.6023	15,344

Goldman Sachs V.I.T. Growth and Income Fund	01	2006	10.6750	12.9604	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2005	10.3749	10.6750	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2004	8.8216	10.3749	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2003	7.1652	8.8216	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2002	8.1632	7.1652	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2001	9.0954	8.1632	0
Goldman Sachs V.I.T. Growth and Income Fund	01	2000	10.0000	9.0954	0

Goldman Sachs V.I.T. Growth and Income Fund	02	2006	10.5869	12.8340	24,674
Goldman Sachs V.I.T. Growth and Income Fund	02	2005	10.3049	10.5869	18,087
Goldman Sachs V.I.T. Growth and Income Fund	02	2004	8.7754	10.3049	18,685
Goldman Sachs V.I.T. Growth and Income Fund	02	2003	7.1385	8.7754	15,416
Goldman Sachs V.I.T. Growth and Income Fund	02	2002	8.1452	7.1385	16,846
Goldman Sachs V.I.T. Growth and Income Fund	02	2001	9.0892	8.1452	20,871
Goldman Sachs V.I.T. Growth and Income Fund	02	2000	10.0000	9.0892	3,407

Goldman Sachs V.I.T. Growth and Income Fund	03	2006	10.5287	12.7505	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2005	10.2585	10.5287	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2004	8.7448	10.2585	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2003	7.1208	8.7448	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2002	8.1332	7.1208	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2001	9.0850	8.1332	0
Goldman Sachs V.I.T. Growth and Income Fund	03	2000	10.0000	9.0850	0

Goldman Sachs V.I.T. Growth and Income Fund	04	2006	10.4995	12.7088	27,759
Goldman Sachs V.I.T. Growth and Income Fund	04	2005	10.2353	10.4995	25,220
Goldman Sachs V.I.T. Growth and Income Fund	04	2004	8.7295	10.2353	26,429
Goldman Sachs V.I.T. Growth and Income Fund	04	2003	7.1119	8.7295	22,903
Goldman Sachs V.I.T. Growth and Income Fund	04	2002	8.1271	7.1119	26,190
Goldman Sachs V.I.T. Growth and Income Fund	04	2001	9.0830	8.1271	26,366
Goldman Sachs V.I.T. Growth and Income Fund	04	2000	10.0000	9.0830	1,375

Goldman Sachs V.I.T. Growth and Income Fund	05	2006	10.4416	12.6259	87,229
Goldman Sachs V.I.T. Growth and Income Fund	05	2005	10.1891	10.4416	59,584
Goldman Sachs V.I.T. Growth and Income Fund	05	2004	8.6989	10.1891	25,816
Goldman Sachs V.I.T. Growth and Income Fund	05	2003	7.0942	8.6989	22,231
Goldman Sachs V.I.T. Growth and Income Fund	05	2002	8.1151	7.0942	24,430
Goldman Sachs V.I.T. Growth and Income Fund	05	2001	9.0788	8.1151	27,033
Goldman Sachs V.I.T. Growth and Income Fund	05	2000	10.0000	9.0788	7,846

Goldman Sachs V.I.T. Growth and Income Fund	06	2006	10.3552	12.5024	4,772
Goldman Sachs V.I.T. Growth and Income Fund	06	2005	10.1201	10.3552	4,774
Goldman Sachs V.I.T. Growth and Income Fund	06	2004	8.6532	10.1201	6,566
Goldman Sachs V.I.T. Growth and Income Fund	06	2003	7.0676	8.6532	6,704
Goldman Sachs V.I.T. Growth and Income Fund	06	2002	8.0971	7.0676	6,869
Goldman Sachs V.I.T. Growth and Income Fund	06	2001	9.0726	8.0971	6,664
Goldman Sachs V.I.T. Growth and Income Fund	06	2000	10.0000	9.0726	754

Goldman Sachs VIT Capital Growth Fund	01	2006	8.9286	9.5962	0
Goldman Sachs VIT Capital Growth Fund	01	2005	8.7608	8.9286	0
Goldman Sachs VIT Capital Growth Fund	01	2004	8.1123	8.7608	0
Goldman Sachs VIT Capital Growth Fund	01	2003	6.6222	8.1123	0
Goldman Sachs VIT Capital Growth Fund	01	2002	8.8401	6.6222	0
Goldman Sachs VIT Capital Growth Fund	01	2001	10.0000	8.8401	0

Goldman Sachs VIT Capital Growth Fund	02	2006	8.8655	9.5140	27,322
Goldman Sachs VIT Capital Growth Fund	02	2005	8.7121	8.8655	44,307
Goldman Sachs VIT Capital Growth Fund	02	2004	8.0795	8.7121	28,398
Goldman Sachs VIT Capital Growth Fund	02	2003	6.6054	8.0795	29,041
Goldman Sachs VIT Capital Growth Fund	02	2002	8.8311	6.6054	52,230
Goldman Sachs VIT Capital Growth Fund	02	2001	10.0000	8.8311	19,056

Goldman Sachs VIT Capital Growth Fund	03	2006	8.8237	9.4596	0
Goldman Sachs VIT Capital Growth Fund	03	2005	8.6798	8.8237	0
Goldman Sachs VIT Capital Growth Fund	03	2004	8.0577	8.6798	0
Goldman Sachs VIT Capital Growth Fund	03	2003	6.5943	8.0577	0
Goldman Sachs VIT Capital Growth Fund	03	2002	8.8252	6.5943	0
Goldman Sachs VIT Capital Growth Fund	03	2001	10.0000	8.8252	0

Goldman Sachs VIT Capital Growth Fund	04	2006	8.8029	9.4325	24,701
Goldman Sachs VIT Capital Growth Fund	04	2005	8.6636	8.8029	25,530
Goldman Sachs VIT Capital Growth Fund	04	2004	8.0468	8.6636	19,306
Goldman Sachs VIT Capital Growth Fund	04	2003	6.5887	8.0468	10,832
Goldman Sachs VIT Capital Growth Fund	04	2002	8.8222	6.5887	7,239
Goldman Sachs VIT Capital Growth Fund	04	2001	10.0000	8.8222	3,079

Goldman Sachs VIT Capital Growth Fund	05	2006	8.7612	9.3784	61,674
Goldman Sachs VIT Capital Growth Fund	05	2005	8.6314	8.7612	68,405
Goldman Sachs VIT Capital Growth Fund	05	2004	8.0250	8.6314	72,311
Goldman Sachs VIT Capital Growth Fund	05	2003	6.5775	8.0250	59,038
Goldman Sachs VIT Capital Growth Fund	05	2002	8.8162	6.5775	58,209
Goldman Sachs VIT Capital Growth Fund	05	2001	10.0000	8.8162	18,587

Goldman Sachs VIT Capital Growth Fund	06	2006	8.6992	9.2978	13,177
Goldman Sachs VIT Capital Growth Fund	06	2005	8.5833	8.6992	23,352
Goldman Sachs VIT Capital Growth Fund	06	2004	7.9924	8.5833	62,879
Goldman Sachs VIT Capital Growth Fund	06	2003	6.5608	7.9924	59,442
Goldman Sachs VIT Capital Growth Fund	06	2002	8.8072	6.5608	61,467
Goldman Sachs VIT Capital Growth Fund	06	2001	10.0000	8.8072	10,732

J.P. Morgan International Opp	01	2006	9.3508	11.2978	0
J.P. Morgan International Opp	01	2005	8.5326	9.3508	0
J.P. Morgan International Opp	01	2004	7.2813	8.5326	0
J.P. Morgan International Opp	01	2003	5.5532	7.2813	0
J.P. Morgan International Opp	01	2002	6.8664	5.5532	0
J.P. Morgan International Opp	01	2001	8.5781	6.8664	0
J.P. Morgan International Opp	01	2000	10.0000	8.5781	0

J.P. Morgan International Opp	02	2006	9.2736	11.1876	26,843
J.P. Morgan International Opp	02	2005	8.4750	9.2736	29,052
J.P. Morgan International Opp	02	2004	7.2431	8.4750	30,207
J.P. Morgan International Opp	02	2003	5.5324	7.2431	23,521
J.P. Morgan International Opp	02	2002	6.8512	5.5324	25,781
J.P. Morgan International Opp	02	2001	8.5722	6.8512	29,234
J.P. Morgan International Opp	02	2000	10.0000	8.5722	8,732

J.P. Morgan International Opp	03	2006	9.2226	11.1149	13,243
J.P. Morgan International Opp	03	2005	8.4368	9.2226	13,243
J.P. Morgan International Opp	03	2004	7.2178	8.4368	13,243
J.P. Morgan International Opp	03	2003	5.5187	7.2178	13,243
J.P. Morgan International Opp	03	2002	6.8411	5.5187	27,963
J.P. Morgan International Opp	03	2001	8.5683	6.8411	26,079
J.P. Morgan International Opp	03	2000	10.0000	8.5683	13,244

J.P. Morgan International Opp	04	2006	9.1970	11.0785	21,794
J.P. Morgan International Opp	04	2005	8.4177	9.1970	21,553
J.P. Morgan International Opp	04	2004	7.2052	8.4177	28,130
J.P. Morgan International Opp	04	2003	5.5118	7.2052	32,101
J.P. Morgan International Opp	04	2002	6.8360	5.5118	42,584
J.P. Morgan International Opp	04	2001	8.5664	6.8360	46,727
J.P. Morgan International Opp	04	2000	10.0000	8.5664	25,338

J.P. Morgan International Opp	05	2006	9.1462	11.0061	30,911
J.P. Morgan International Opp	05	2005	8.3797	9.1462	35,095
J.P. Morgan International Opp	05	2004	7.1799	8.3797	44,704
J.P. Morgan International Opp	05	2003	5.4980	7.1799	47,651
J.P. Morgan International Opp	05	2002	6.8259	5.4980	49,965
J.P. Morgan International Opp	05	2001	8.5624	6.8259	57,920
J.P. Morgan International Opp	05	2000	10.0000	8.5624	26,166

J.P. Morgan International Opp	06	2006	9.0705	10.8985	6,009
J.P. Morgan International Opp	06	2005	8.3230	9.0705	6,474
J.P. Morgan International Opp	06	2004	7.1422	8.3230	8,901
J.P. Morgan International Opp	06	2003	5.4775	7.1422	9,157
J.P. Morgan International Opp	06	2002	6.8108	5.4775	8,576
J.P. Morgan International Opp	06	2001	8.5565	6.8108	8,741
J.P. Morgan International Opp	06	2000	10.0000	8.5565	1,673

J.P. Morgan Small Company	01	2006	10.4580	11.9075	0
J.P. Morgan Small Company	01	2005	10.2144	10.4580	0
J.P. Morgan Small Company	01	2004	8.1134	10.2144	0
J.P. Morgan Small Company	01	2003	6.0269	8.1134	0
J.P. Morgan Small Company	01	2002	7.7703	6.0269	0
J.P. Morgan Small Company	01	2001	8.5344	7.7703	0
J.P. Morgan Small Company	01	2000	10.0000	8.5344	0

J.P. Morgan Small Company	02	2006	10.3717	11.7913	17,260
J.P. Morgan Small Company	02	2005	10.1454	10.3717	22,045
J.P. Morgan Small Company	02	2004	8.0709	10.1454	20,795
J.P. Morgan Small Company	02	2003	6.0044	8.0709	21,505
J.P. Morgan Small Company	02	2002	7.7531	6.0044	23,416
J.P. Morgan Small Company	02	2001	8.5285	7.7531	30,979
J.P. Morgan Small Company	02	2000	10.0000	8.5285	21,708

J.P. Morgan Small Company	03	2006	10.3146	11.7146	13,334
J.P. Morgan Small Company	03	2005	10.0998	10.3146	13,334
J.P. Morgan Small Company	03	2004	8.0427	10.0998	13,334
J.P. Morgan Small Company	03	2003	5.9895	8.0427	13,334
J.P. Morgan Small Company	03	2002	7.7416	5.9895	13,334
J.P. Morgan Small Company	03	2001	8.5246	7.7416	13,334
J.P. Morgan Small Company	03	2000	10.0000	8.5246	13,334

J.P. Morgan Small Company	04	2006	10.2861	11.6762	34,172
J.P. Morgan Small Company	04	2005	10.0769	10.2861	43,906
J.P. Morgan Small Company	04	2004	8.0286	10.0769	43,544
J.P. Morgan Small Company	04	2003	5.9820	8.0286	46,528
J.P. Morgan Small Company	04	2002	7.7359	5.9820	46,898
J.P. Morgan Small Company	04	2001	8.5226	7.7359	52,274
J.P. Morgan Small Company	04	2000	10.0000	8.5226	16,703

J.P. Morgan Small Company	05	2006	10.2292	11.6000	48,583
J.P. Morgan Small Company	05	2005	10.0314	10.2292	54,366
J.P. Morgan Small Company	05	2004	8.0004	10.0314	51,368
J.P. Morgan Small Company	05	2003	5.9671	8.0004	41,947
J.P. Morgan Small Company	05	2002	7.7244	5.9671	47,607
J.P. Morgan Small Company	05	2001	8.5187	7.7244	46,314
J.P. Morgan Small Company	05	2000	10.0000	8.5187	20,851

J.P. Morgan Small Company	06	2006	10.1446	11.4865	15,571
J.P. Morgan Small Company	06	2005	9.9635	10.1446	17,957
J.P. Morgan Small Company	06	2004	7.9584	9.9635	19,164
J.P. Morgan Small Company	06	2003	5.9448	7.9584	21,706
J.P. Morgan Small Company	06	2002	7.7073	5.9448	21,790
J.P. Morgan Small Company	06	2001	8.5129	7.7073	26,275
J.P. Morgan Small Company	06	2000	10.0000	8.5129	13,957

JP Morgan US Large Core Equity	01	2006	7.7335	8.9253	0
JP Morgan US Large Core Equity	01	2005	7.7073	7.7335	0
JP Morgan US Large Core Equity	01	2004	7.1107	7.7073	0
JP Morgan US Large Core Equity	01	2003	5.6052	7.1107	0
JP Morgan US Large Core Equity	01	2002	7.5116	5.6052	0
JP Morgan US Large Core Equity	01	2001	8.6137	7.5116	0
JP Morgan US Large Core Equity	01	2000	10.0000	8.6137	0

JP Morgan US Large Core Equity	02	2006	7.6696	8.8382	18,664
JP Morgan US Large Core Equity	02	2005	7.6553	7.6696	25,622
JP Morgan US Large Core Equity	02	2004	7.0734	7.6553	25,881
JP Morgan US Large Core Equity	02	2003	5.5843	7.0734	30,825
JP Morgan US Large Core Equity	02	2002	7.4950	5.5843	32,702
JP Morgan US Large Core Equity	02	2001	8.6078	7.4950	39,736
JP Morgan US Large Core Equity	02	2000	10.0000	8.6078	13,403

JP Morgan US Large Core Equity	03	2006	7.6274	8.7807	15,284
JP Morgan US Large Core Equity	03	2005	7.6208	7.6274	15,284
JP Morgan US Large Core Equity	03	2004	7.0487	7.6208	15,284
JP Morgan US Large Core Equity	03	2003	5.5704	7.0487	15,284
JP Morgan US Large Core Equity	03	2002	7.4839	5.5704	15,284
JP Morgan US Large Core Equity	03	2001	8.6038	7.4839	15,284
JP Morgan US Large Core Equity	03	2000	10.0000	8.6038	15,284

JP Morgan US Large Core Equity	04	2006	7.6063	8.7520	46,289
JP Morgan US Large Core Equity	04	2005	7.6035	7.6063	51,703
JP Morgan US Large Core Equity	04	2004	7.0363	7.6035	52,774
JP Morgan US Large Core Equity	04	2003	5.5635	7.0363	59,852
JP Morgan US Large Core Equity	04	2002	7.4784	5.5635	61,296
JP Morgan US Large Core Equity	04	2001	8.6018	7.4784	74,037
JP Morgan US Large Core Equity	04	2000	10.0000	8.6018	39,198

JP Morgan US Large Core Equity	05	2006	7.5643	8.6948	39,402
JP Morgan US Large Core Equity	05	2005	7.5692	7.5643	49,804
JP Morgan US Large Core Equity	05	2004	7.0117	7.5692	70,307
JP Morgan US Large Core Equity	05	2003	5.5496	7.0117	73,208
JP Morgan US Large Core Equity	05	2002	7.4673	5.5496	86,108
JP Morgan US Large Core Equity	05	2001	8.5979	7.4673	99,221
JP Morgan US Large Core Equity	05	2000	10.0000	8.5979	53,641

JP Morgan US Large Core Equity	06	2006	7.5017	8.6098	3,326
JP Morgan US Large Core Equity	06	2005	7.5179	7.5017	8,872
JP Morgan US Large Core Equity	06	2004	6.9748	7.5179	11,072
JP Morgan US Large Core Equity	06	2003	5.5288	6.9748	11,543
JP Morgan US Large Core Equity	06	2002	7.4507	5.5288	12,073
JP Morgan US Large Core Equity	06	2001	8.5920	7.4507	26,692
JP Morgan US Large Core Equity	06	2000	10.0000	8.5920	2,420

Lord Abbett Series Fund Growth and Income	01	2006	12.6665	14.7063	24,452
Lord Abbett Series Fund Growth and Income	01	2005	12.3917	12.6665	18,531
Lord Abbett Series Fund Growth and Income	01	2004	11.1113	12.3917	18,482
Lord Abbett Series Fund Growth and Income	01	2003	8.5667	11.1113	77,027
Lord Abbett Series Fund Growth and Income	01	2002	10.5571	8.5667	80,285
Lord Abbett Series Fund Growth and Income	01	2001	11.4323	10.5571	8,430
Lord Abbett Series Fund Growth and Income	01	2000	10.0000	11.4323	0

Lord Abbett Series Fund Growth and Income	02	2006	12.5619	14.5629	1,032,540
Lord Abbett Series Fund Growth and Income	02	2005	12.3081	12.5619	1,036,571
Lord Abbett Series Fund Growth and Income	02	2004	11.0531	12.3081	1,145,267
Lord Abbett Series Fund Growth and Income	02	2003	8.5347	11.0531	1,155,087
Lord Abbett Series Fund Growth and Income	02	2002	10.5338	8.5347	1,202,962
Lord Abbett Series Fund Growth and Income	02	2001	11.4245	10.5338	938,637
Lord Abbett Series Fund Growth and Income	02	2000	10.0000	11.4245	52,400

Lord Abbett Series Fund Growth and Income	03	2006	12.4928	14.4682	107,190
Lord Abbett Series Fund Growth and Income	03	2005	12.2527	12.4928	103,790
Lord Abbett Series Fund Growth and Income	03	2004	11.0145	12.2527	93,464
Lord Abbett Series Fund Growth and Income	03	2003	8.5135	11.0145	94,104
Lord Abbett Series Fund Growth and Income	03	2002	10.5183	8.5135	92,965
Lord Abbett Series Fund Growth and Income	03	2001	11.4193	10.5183	89,639
Lord Abbett Series Fund Growth and Income	03	2000	10.0000	11.4193	23,743

Lord Abbett Series Fund Growth and Income	04	2006	12.4583	14.4209	966,110
Lord Abbett Series Fund Growth and Income	04	2005	12.2250	12.4583	1,014,449
Lord Abbett Series Fund Growth and Income	04	2004	10.9952	12.2250	1,085,860
Lord Abbett Series Fund Growth and Income	04	2003	8.5029	10.9952	1,059,451
Lord Abbett Series Fund Growth and Income	04	2002	10.5105	8.5029	1,022,031
Lord Abbett Series Fund Growth and Income	04	2001	11.4167	10.5105	817,059
Lord Abbett Series Fund Growth and Income	04	2000	10.0000	11.4167	55,535

Lord Abbett Series Fund Growth and Income	05	2006	12.3895	14.3267	1,433,138
Lord Abbett Series Fund Growth and Income	05	2005	12.1698	12.3895	1,618,766
Lord Abbett Series Fund Growth and Income	05	2004	10.9567	12.1698	1,727,999
Lord Abbett Series Fund Growth and Income	05	2003	8.4817	10.9567	1,661,273
Lord Abbett Series Fund Growth and Income	05	2002	10.4950	8.4817	1,641,319
Lord Abbett Series Fund Growth and Income	05	2001	11.4115	10.4950	1,464,628
Lord Abbett Series Fund Growth and Income	05	2000	10.0000	11.4115	125,200

Lord Abbett Series Fund Growth and Income	06	2006	12.2870	14.1866	1,081,889
Lord Abbett Series Fund Growth and Income	06	2005	12.0874	12.2870	1,174,688
Lord Abbett Series Fund Growth and Income	06	2004	10.8992	12.0874	1,221,286
Lord Abbett Series Fund Growth and Income	06	2003	8.4500	10.8992	1,271,538
Lord Abbett Series Fund Growth and Income	06	2002	10.4717	8.4500	1,317,777
Lord Abbett Series Fund Growth and Income	06	2001	11.4036	10.4717	826,139
Lord Abbett Series Fund Growth and Income	06	2000	10.0000	11.4036	116,974

Lord Abbett Series Fund International	01	2006	13.4773	17.2225	0
Lord Abbett Series Fund International	01	2005	10.7502	13.4773	0
Lord Abbett Series Fund International	01	2004	8.9962	10.7502	0
Lord Abbett Series Fund International	01	2003	6.4331	8.9962	0
Lord Abbett Series Fund International	01	2002	7.8959	6.4331	0
Lord Abbett Series Fund International	01	2001	10.0000	7.8959	0

Lord Abbett Series Fund International	02	2006	13.3821	17.0750	62,822
Lord Abbett Series Fund International	02	2005	10.6904	13.3821	50,238
Lord Abbett Series Fund International	02	2004	8.9598	10.6904	46,135
Lord Abbett Series Fund International	02	2003	6.4168	8.9598	39,264
Lord Abbett Series Fund International	02	2002	7.8879	6.4168	37,731
Lord Abbett Series Fund International	02	2001	10.0000	7.8879	5,865

Lord Abbett Series Fund International	03	2006	13.3191	16.9775	0
Lord Abbett Series Fund International	03	2005	10.6508	13.3191	0
Lord Abbett Series Fund International	03	2004	8.9357	10.6508	0
Lord Abbett Series Fund International	03	2003	6.4059	8.9357	0
Lord Abbett Series Fund International	03	2002	7.8825	6.4059	0
Lord Abbett Series Fund International	03	2001	10.0000	7.8825	0

Lord Abbett Series Fund International	04	2006	13.2876	16.9287	34,611
Lord Abbett Series Fund International	04	2005	10.6310	13.2876	28,599
Lord Abbett Series Fund International	04	2004	8.9236	10.6310	38,475
Lord Abbett Series Fund International	04	2003	6.4005	8.9236	20,496
Lord Abbett Series Fund International	04	2002	7.8798	6.4005	17,845
Lord Abbett Series Fund International	04	2001	10.0000	7.8798	2,053

Lord Abbett Series Fund International	05	2006	13.2248	16.8317	60,994
Lord Abbett Series Fund International	05	2005	10.5914	13.2248	66,241
Lord Abbett Series Fund International	05	2004	8.8994	10.5914	73,168
Lord Abbett Series Fund International	05	2003	6.3897	8.8994	35,039
Lord Abbett Series Fund International	05	2002	7.8745	6.3897	35,230
Lord Abbett Series Fund International	05	2001	10.0000	7.8745	17,920

Lord Abbett Series Fund International	06	2006	13.1311	16.6871	27,425
Lord Abbett Series Fund International	06	2005	10.5324	13.1311	37,818
Lord Abbett Series Fund International	06	2004	8.8633	10.5324	38,260
Lord Abbett Series Fund International	06	2003	6.3734	8.8633	15,428
Lord Abbett Series Fund International	06	2002	7.8665	6.3734	16,560
Lord Abbett Series Fund International	06	2001	10.0000	7.8665	4,349

Lord Abbett Series Fund Mid Cap Value	01	2006	15.0942	16.7714	8,422
Lord Abbett Series Fund Mid Cap Value	01	2005	14.0879	15.0942	13,649
Lord Abbett Series Fund Mid Cap Value	01	2004	11.4723	14.0879	10,820
Lord Abbett Series Fund Mid Cap Value	01	2003	9.2887	11.4723	14,511
Lord Abbett Series Fund Mid Cap Value	01	2002	10.4000	9.2887	12,184
Lord Abbett Series Fund Mid Cap Value	01	2001	10.0000	10.4000	0

Lord Abbett Series Fund Mid Cap Value	02	2006	14.9876	16.6278	495,721
Lord Abbett Series Fund Mid Cap Value	02	2005	14.0096	14.9876	612,503
Lord Abbett Series Fund Mid Cap Value	02	2004	11.4259	14.0096	655,846
Lord Abbett Series Fund Mid Cap Value	02	2003	9.2651	11.4259	648,163
Lord Abbett Series Fund Mid Cap Value	02	2002	10.3895	9.2651	462,334
Lord Abbett Series Fund Mid Cap Value	02	2001	10.0000	10.3895	236,646

Lord Abbett Series Fund Mid Cap Value	03	2006	14.9170	16.5328	43,615
Lord Abbett Series Fund Mid Cap Value	03	2005	13.9577	14.9170	22,192
Lord Abbett Series Fund Mid Cap Value	03	2004	11.3951	13.9577	17,056
Lord Abbett Series Fund Mid Cap Value	03	2003	9.2495	11.3951	18,016
Lord Abbett Series Fund Mid Cap Value	03	2002	10.3825	9.2495	16,386
Lord Abbett Series Fund Mid Cap Value	03	2001	10.0000	10.3825	5,016

Lord Abbett Series Fund Mid Cap Value	04	2006	14.8817	16.4853	505,324
Lord Abbett Series Fund Mid Cap Value	04	2005	13.9317	14.8817	530,378
Lord Abbett Series Fund Mid Cap Value	04	2004	11.3797	13.9317	546,081
Lord Abbett Series Fund Mid Cap Value	04	2003	9.2417	11.3797	545,142
Lord Abbett Series Fund Mid Cap Value	04	2002	10.3789	9.2417	461,825
Lord Abbett Series Fund Mid Cap Value	04	2001	10.0000	10.3789	222,090

Lord Abbett Series Fund Mid Cap Value	05	2006	14.8113	16.3908	707,624
Lord Abbett Series Fund Mid Cap Value	05	2005	13.8799	14.8113	761,317
Lord Abbett Series Fund Mid Cap Value	05	2004	11.3489	13.8799	735,287
Lord Abbett Series Fund Mid Cap Value	05	2003	9.2260	11.3489	670,655
Lord Abbett Series Fund Mid Cap Value	05	2002	10.3719	9.2260	574,297
Lord Abbett Series Fund Mid Cap Value	05	2001	10.0000	10.3719	278,605

Lord Abbett Series Fund Mid Cap Value	06	2006	14.7065	16.2501	612,438
Lord Abbett Series Fund Mid Cap Value	06	2005	13.8025	14.7065	666,760
Lord Abbett Series Fund Mid Cap Value	06	2004	11.3029	13.8025	682,276
Lord Abbett Series Fund Mid Cap Value	06	2003	9.2026	11.3029	657,076
Lord Abbett Series Fund Mid Cap Value	06	2002	10.3613	9.2026	605,153
Lord Abbett Series Fund Mid Cap Value	06	2001	10.0000	10.3613	224,493

MFS®/Sun Life Capital Appreciation Series	01	2006	5.3858	5.6718	0
MFS®/Sun Life Capital Appreciation Series	01	2005	5.3906	5.3858	0
MFS®/Sun Life Capital Appreciation Series	01	2004	4.9046	5.3906	0
MFS®/Sun Life Capital Appreciation Series	01	2003	3.8491	4.9046	0
MFS®/Sun Life Capital Appreciation Series	01	2002	5.7503	3.8491	22,443
MFS®/Sun Life Capital Appreciation Series	01	2001	7.7777	5.7503	26,572
MFS®/Sun Life Capital Appreciation Series	01	2000	10.0000	7.7777	0

MFS®/Sun Life Capital Appreciation Series	02	2006	5.3413	5.6164	51,989
MFS®/Sun Life Capital Appreciation Series	02	2005	5.3542	5.3413	75,894
MFS®/Sun Life Capital Appreciation Series	02	2004	4.8789	5.3542	87,767
MFS®/Sun Life Capital Appreciation Series	02	2003	3.8347	4.8789	107,156
MFS®/Sun Life Capital Appreciation Series	02	2002	5.7376	3.8347	119,214
MFS®/Sun Life Capital Appreciation Series	02	2001	7.7724	5.7376	162,028
MFS®/Sun Life Capital Appreciation Series	02	2000	10.0000	7.7724	77,731

MFS®/Sun Life Capital Appreciation Series	03	2006	5.3119	5.5799	31,810
MFS®/Sun Life Capital Appreciation Series	03	2005	5.3301	5.3119	31,810
MFS®/Sun Life Capital Appreciation Series	03	2004	4.8619	5.3301	31,810
MFS®/Sun Life Capital Appreciation Series	03	2003	3.8251	4.8619	31,810
MFS®/Sun Life Capital Appreciation Series	03	2002	5.7291	3.8251	31,810
MFS®/Sun Life Capital Appreciation Series	03	2001	7.7688	5.7291	31,810
MFS®/Sun Life Capital Appreciation Series	03	2000	10.0000	7.7688	31,810

MFS®/Sun Life Capital Appreciation Series	04	2006	5.2972	5.5616	119,706
MFS®/Sun Life Capital Appreciation Series	04	2005	5.3180	5.2972	147,423
MFS®/Sun Life Capital Appreciation Series	04	2004	4.8533	5.3180	181,270
MFS®/Sun Life Capital Appreciation Series	04	2003	3.8204	4.8533	196,110
MFS®/Sun Life Capital Appreciation Series	04	2002	5.7249	3.8204	223,556
MFS®/Sun Life Capital Appreciation Series	04	2001	7.7671	5.7249	294,658
MFS®/Sun Life Capital Appreciation Series	04	2000	10.0000	7.7671	137,695

MFS®/Sun Life Capital Appreciation Series	05	2006	5.2679	5.5253	135,521
MFS®/Sun Life Capital Appreciation Series	05	2005	5.2940	5.2679	167,599
MFS®/Sun Life Capital Appreciation Series	05	2004	4.8363	5.2940	231,921
MFS®/Sun Life Capital Appreciation Series	05	2003	3.8108	4.8363	260,017
MFS®/Sun Life Capital Appreciation Series	05	2002	5.7164	3.8108	284,178
MFS®/Sun Life Capital Appreciation Series	05	2001	7.7635	5.7164	336,923
MFS®/Sun Life Capital Appreciation Series	05	2000	10.0000	7.7635	111,529

MFS®/Sun Life Capital Appreciation Series	06	2006	5.2243	5.4712	82,127
MFS®/Sun Life Capital Appreciation Series	06	2005	5.2581	5.2243	100,043
MFS®/Sun Life Capital Appreciation Series	06	2004	4.8109	5.2581	144,067
MFS®/Sun Life Capital Appreciation Series	06	2003	3.7965	4.8109	194,909
MFS®/Sun Life Capital Appreciation Series	06	2002	5.7037	3.7965	207,761
MFS®/Sun Life Capital Appreciation Series	06	2001	7.7581	5.7037	250,825
MFS®/Sun Life Capital Appreciation Series	06	2000	10.0000	7.7581	91,422

MFS®/Sun Life Emerging Growth Series	01	2006	5.1720	5.5312	0
MFS®/Sun Life Emerging Growth Series	01	2005	4.7867	5.1720	0
MFS®/Sun Life Emerging Growth Series	01	2004	4.2698	4.7867	0
MFS®/Sun Life Emerging Growth Series	01	2003	3.2799	4.2698	0
MFS®/Sun Life Emerging Growth Series	01	2002	5.0332	3.2799	0
MFS®/Sun Life Emerging Growth Series	01	2001	7.7718	5.0332	0
MFS®/Sun Life Emerging Growth Series	01	2000	10.0000	7.7718	0

MFS®/Sun Life Emerging Growth Series	02	2006	5.1293	5.4772	100,382
MFS®/Sun Life Emerging Growth Series	02	2005	4.7544	5.1293	161,009
MFS®/Sun Life Emerging Growth Series	02	2004	4.2474	4.7544	192,301
MFS®/Sun Life Emerging Growth Series	02	2003	3.2676	4.2474	221,381
MFS®/Sun Life Emerging Growth Series	02	2002	5.0220	3.2676	201,852
MFS®/Sun Life Emerging Growth Series	02	2001	7.7665	5.0220	311,245
MFS®/Sun Life Emerging Growth Series	02	2000	10.0000	7.7665	172,848

MFS®/Sun Life Emerging Growth Series	03	2006	5.1010	5.4415	46,626
MFS®/Sun Life Emerging Growth Series	03	2005	4.7329	5.1010	46,626
MFS®/Sun Life Emerging Growth Series	03	2004	4.2325	4.7329	46,626
MFS®/Sun Life Emerging Growth Series	03	2003	3.2595	4.2325	46,626
MFS®/Sun Life Emerging Growth Series	03	2002	5.0146	3.2595	46,626
MFS®/Sun Life Emerging Growth Series	03	2001	7.7629	5.0146	56,830
MFS®/Sun Life Emerging Growth Series	03	2000	10.0000	7.7629	46,626

MFS®/Sun Life Emerging Growth Series	04	2006	5.0869	5.4237	186,269
MFS®/Sun Life Emerging Growth Series	04	2005	4.7222	5.0869	238,645
MFS®/Sun Life Emerging Growth Series	04	2004	4.2251	4.7222	290,052
MFS®/Sun Life Emerging Growth Series	04	2003	3.2554	4.2251	332,296
MFS®/Sun Life Emerging Growth Series	04	2002	5.0108	3.2554	390,032
MFS®/Sun Life Emerging Growth Series	04	2001	7.7612	5.0108	535,421
MFS®/Sun Life Emerging Growth Series	04	2000	10.0000	7.7612	260,438

MFS®/Sun Life Emerging Growth Series	05	2006	5.0588	5.3882	341,501
MFS®/Sun Life Emerging Growth Series	05	2005	4.7009	5.0588	451,526
MFS®/Sun Life Emerging Growth Series	05	2004	4.2103	4.7009	546,238
MFS®/Sun Life Emerging Growth Series	05	2003	3.2473	4.2103	643,094
MFS®/Sun Life Emerging Growth Series	05	2002	5.0034	3.2473	715,518
MFS®/Sun Life Emerging Growth Series	05	2001	7.7576	5.0034	917,385
MFS®/Sun Life Emerging Growth Series	05	2000	10.0000	7.7576	439,010

MFS®/Sun Life Emerging Growth Series	06	2006	5.0169	5.3355	90,713
MFS®/Sun Life Emerging Growth Series	06	2005	4.6690	5.0169	110,038
MFS®/Sun Life Emerging Growth Series	06	2004	4.1881	4.6690	145,824
MFS®/Sun Life Emerging Growth Series	06	2003	3.2351	4.1881	200,332
MFS®/Sun Life Emerging Growth Series	06	2002	4.9923	3.2351	225,151
MFS®/Sun Life Emerging Growth Series	06	2001	7.7522	4.9923	284,473
MFS®/Sun Life Emerging Growth Series	06	2000	10.0000	7.7522	142,901

MFS®/Sun Life Government Securities Series	01	2006	13.0306	13.3761	0
MFS®/Sun Life Government Securities Series	01	2005	12.8656	13.0306	0
MFS®/Sun Life Government Securities Series	01	2004	12.5248	12.8656	0
MFS®/Sun Life Government Securities Series	01	2003	12.3851	12.5248	44,974
MFS®/Sun Life Government Securities Series	01	2002	11.3934	12.3851	46,686
MFS®/Sun Life Government Securities Series	01	2001	10.7110	11.3934	14,994
MFS®/Sun Life Government Securities Series	01	2000	10.0000	10.7110	0

MFS®/Sun Life Government Securities Series	02	2006	12.9231	13.2456	167,028
MFS®/Sun Life Government Securities Series	02	2005	12.7787	12.9231	201,956
MFS®/Sun Life Government Securities Series	02	2004	12.4592	12.7787	223,749
MFS®/Sun Life Government Securities Series	02	2003	12.3390	12.4592	294,674
MFS®/Sun Life Government Securities Series	02	2002	11.3682	12.3390	345,903
MFS®/Sun Life Government Securities Series	02	2001	10.7036	11.3682	270,869
MFS®/Sun Life Government Securities Series	02	2000	10.0000	10.7036	30,960

MFS®/Sun Life Government Securities Series	03	2006	12.8520	13.1595	0
MFS®/Sun Life Government Securities Series	03	2005	12.7213	12.8520	0
MFS®/Sun Life Government Securities Series	03	2004	12.4158	12.7213	0
MFS®/Sun Life Government Securities Series	03	2003	12.3084	12.4158	5,178
MFS®/Sun Life Government Securities Series	03	2002	11.3514	12.3084	15,741
MFS®/Sun Life Government Securities Series	03	2001	10.6987	11.3514	0
MFS®/Sun Life Government Securities Series	03	2000	10.0000	10.6987	0

MFS®/Sun Life Government Securities Series	04	2006	12.8165	13.1165	78,677
MFS®/Sun Life Government Securities Series	04	2005	12.6925	12.8165	94,360
MFS®/Sun Life Government Securities Series	04	2004	12.3940	12.6925	140,598
MFS®/Sun Life Government Securities Series	04	2003	12.2931	12.3940	234,747
MFS®/Sun Life Government Securities Series	04	2002	11.3431	12.2931	431,106
MFS®/Sun Life Government Securities Series	04	2001	10.6963	11.3431	277,395
MFS®/Sun Life Government Securities Series	04	2000	10.0000	10.6963	18,410

MFS®/Sun Life Government Securities Series	05	2006	12.7457	13.0309	290,799
MFS®/Sun Life Government Securities Series	05	2005	12.6352	12.7457	328,604
MFS®/Sun Life Government Securities Series	05	2004	12.3506	12.6352	397,464
MFS®/Sun Life Government Securities Series	05	2003	12.2625	12.3506	480,517
MFS®/Sun Life Government Securities Series	05	2002	11.3263	12.2625	635,526
MFS®/Sun Life Government Securities Series	05	2001	10.6914	11.3263	427,113
MFS®/Sun Life Government Securities Series	05	2000	10.0000	10.6914	28,193

MFS®/Sun Life Government Securities Series	06	2006	12.6403	12.9035	75,782
MFS®/Sun Life Government Securities Series	06	2005	12.5497	12.6403	152,149
MFS®/Sun Life Government Securities Series	06	2004	12.2858	12.5497	186,701
MFS®/Sun Life Government Securities Series	06	2003	12.2167	12.2858	240,134
MFS®/Sun Life Government Securities Series	06	2002	11.3012	12.2167	354,960
MFS®/Sun Life Government Securities Series	06	2001	10.6840	11.3012	241,877
MFS®/Sun Life Government Securities Series	06	2000	10.0000	10.6840	1,703

MFS®/Sun Life High Yield Series	01	2006	12.4342	13.5895	0
MFS®/Sun Life High Yield Series	01	2005	12.2898	12.4342	0
MFS®/Sun Life High Yield Series	01	2004	11.3325	12.2898	0
MFS®/Sun Life High Yield Series	01	2003	9.4259	11.3325	0
MFS®/Sun Life High Yield Series	01	2002	9.2708	9.4259	0
MFS®/Sun Life High Yield Series	01	2001	9.2035	9.2708	0
MFS®/Sun Life High Yield Series	01	2000	10.0000	9.2035	0

MFS®/Sun Life High Yield Series	02	2006	12.3315	13.4570	155,191
MFS®/Sun Life High Yield Series	02	2005	12.2068	12.3315	160,244
MFS®/Sun Life High Yield Series	02	2004	11.2732	12.2068	169,686
MFS®/Sun Life High Yield Series	02	2003	9.3908	11.2732	186,208
MFS®/Sun Life High Yield Series	02	2002	9.2503	9.3908	211,309
MFS®/Sun Life High Yield Series	02	2001	9.1972	9.2503	286,879
MFS®/Sun Life High Yield Series	02	2000	10.0000	9.1972	31,852

MFS®/Sun Life High Yield Series	03	2006	12.2637	13.3694	0
MFS®/Sun Life High Yield Series	03	2005	12.1519	12.2637	0
MFS®/Sun Life High Yield Series	03	2004	11.2339	12.1519	73,878
MFS®/Sun Life High Yield Series	03	2003	9.3675	11.2339	80,214
MFS®/Sun Life High Yield Series	03	2002	9.2367	9.3675	50,183
MFS®/Sun Life High Yield Series	03	2001	9.1930	9.2367	11,033
MFS®/Sun Life High Yield Series	03	2000	10.0000	9.1930	0

MFS®/Sun Life High Yield Series	04	2006	12.2298	13.3257	120,911
MFS®/Sun Life High Yield Series	04	2005	12.1244	12.2298	122,439
MFS®/Sun Life High Yield Series	04	2004	11.2142	12.1244	148,454
MFS®/Sun Life High Yield Series	04	2003	9.3558	11.2142	174,560
MFS®/Sun Life High Yield Series	04	2002	9.2298	9.3558	143,397
MFS®/Sun Life High Yield Series	04	2001	9.1909	9.2298	296,337
MFS®/Sun Life High Yield Series	04	2000	10.0000	9.1909	44,961

MFS®/Sun Life High Yield Series	05	2006	12.1623	13.2388	125,020
MFS®/Sun Life High Yield Series	05	2005	12.0697	12.1623	161,072
MFS®/Sun Life High Yield Series	05	2004	11.1749	12.0697	192,272
MFS®/Sun Life High Yield Series	05	2003	9.3326	11.1749	222,015
MFS®/Sun Life High Yield Series	05	2002	9.2162	9.3326	226,002
MFS®/Sun Life High Yield Series	05	2001	9.1867	9.2162	443,200
MFS®/Sun Life High Yield Series	05	2000	10.0000	9.1867	67,901

MFS®/Sun Life High Yield Series	06	2006	12.0617	13.1094	64,058
MFS®/Sun Life High Yield Series	06	2005	11.9881	12.0617	61,591
MFS®/Sun Life High Yield Series	06	2004	11.1163	11.9881	80,437
MFS®/Sun Life High Yield Series	06	2003	9.2977	11.1163	85,102
MFS®/Sun Life High Yield Series	06	2002	9.1958	9.2977	65,178
MFS®/Sun Life High Yield Series	06	2001	9.1803	9.1958	150,240
MFS®/Sun Life High Yield Series	06	2000	10.0000	9.1803	15,842

MFS®/Sun Life Utilities Series	01	2006	11.0755	14.5049	0
MFS®/Sun Life Utilities Series	01	2005	9.5377	11.0755	0
MFS®/Sun Life Utilities Series	01	2004	7.3898	9.5377	0
MFS®/Sun Life Utilities Series	01	2003	5.4781	7.3898	0
MFS®/Sun Life Utilities Series	01	2002	7.2668	5.4781	0
MFS®/Sun Life Utilities Series	01	2001	9.6985	7.2668	0
MFS®/Sun Life Utilities Series	01	2000	10.0000	9.6985	0

MFS®/Sun Life Utilities Series	02	2006	10.9841	14.3634	117,826
MFS®/Sun Life Utilities Series	02	2005	9.4733	10.9841	143,550
MFS®/Sun Life Utilities Series	02	2004	7.3510	9.4733	150,805
MFS®/Sun Life Utilities Series	02	2003	5.4577	7.3510	181,859
MFS®/Sun Life Utilities Series	02	2002	7.2507	5.4577	171,362
MFS®/Sun Life Utilities Series	02	2001	9.6918	7.2507	251,743
MFS®/Sun Life Utilities Series	02	2000	10.0000	9.6918	86,311

MFS®/Sun Life Utilities Series	03	2006	10.9236	14.2700	23,829
MFS®/Sun Life Utilities Series	03	2005	9.4307	10.9236	23,829
MFS®/Sun Life Utilities Series	03	2004	7.3254	9.4307	23,829
MFS®/Sun Life Utilities Series	03	2003	5.4441	7.3254	23,829
MFS®/Sun Life Utilities Series	03	2002	7.2400	5.4441	23,829
MFS®/Sun Life Utilities Series	03	2001	9.6874	7.2400	51,498
MFS®/Sun Life Utilities Series	03	2000	10.0000	9.6874	23,829

MFS®/Sun Life Utilities Series	04	2006	10.8934	14.2233	191,331
MFS®/Sun Life Utilities Series	04	2005	9.4094	10.8934	226,392
MFS®/Sun Life Utilities Series	04	2004	7.3125	9.4094	262,865
MFS®/Sun Life Utilities Series	04	2003	5.4373	7.3125	300,753
MFS®/Sun Life Utilities Series	04	2002	7.2347	5.4373	331,405
MFS®/Sun Life Utilities Series	04	2001	9.6852	7.2347	467,748
MFS®/Sun Life Utilities Series	04	2000	10.0000	9.6852	125,061

MFS®/Sun Life Utilities Series	05	2006	10.8333	14.1305	270,575
MFS®/Sun Life Utilities Series	05	2005	9.3668	10.8333	279,094
MFS®/Sun Life Utilities Series	05	2004	7.2869	9.3668	344,484
MFS®/Sun Life Utilities Series	05	2003	5.4238	7.2869	340,193
MFS®/Sun Life Utilities Series	05	2002	7.2240	5.4238	378,852
MFS®/Sun Life Utilities Series	05	2001	9.6807	7.2240	607,648
MFS®/Sun Life Utilities Series	05	2000	10.0000	9.6807	144,204

MFS®/Sun Life Utilities Series	06	2006	10.7437	13.9924	146,783
MFS®/Sun Life Utilities Series	06	2005	9.3035	10.7437	159,090
MFS®/Sun Life Utilities Series	06	2004	7.2487	9.3035	172,611
MFS®/Sun Life Utilities Series	06	2003	5.4035	7.2487	206,340
MFS®/Sun Life Utilities Series	06	2002	7.2080	5.4035	206,402
MFS®/Sun Life Utilities Series	06	2001	9.6741	7.2080	225,694
MFS®/Sun Life Utilities Series	06	2000	10.0000	9.6741	23,830

MFS®/Sun Life Capital Appreciation Series S Class	01	2006	9.0196	9.4703	0
MFS®/Sun Life Capital Appreciation Series S Class	01	2005	9.0530	9.0196	0
MFS®/Sun Life Capital Appreciation Series S Class	01	2004	8.2546	9.0530	0
MFS®/Sun Life Capital Appreciation Series S Class	01	2003	6.4963	8.2546	0
MFS®/Sun Life Capital Appreciation Series S Class	01	2002	9.7300	6.4963	0
MFS®/Sun Life Capital Appreciation Series S Class	01	2001	10.0000	9.7300	0

MFS®/Sun Life Capital Appreciation Series S Class	02	2006	8.9603	9.3937	11,390
MFS®/Sun Life Capital Appreciation Series S Class	02	2005	9.0071	8.9603	14,031
MFS®/Sun Life Capital Appreciation Series S Class	02	2004	8.2252	9.0071	16,252
MFS®/Sun Life Capital Appreciation Series S Class	02	2003	6.4830	8.2252	24,128
MFS®/Sun Life Capital Appreciation Series S Class	02	2002	9.7249	6.4830	24,378
MFS®/Sun Life Capital Appreciation Series S Class	02	2001	10.0000	9.7249	12,482

MFS®/Sun Life Capital Appreciation Series S Class	03	2006	8.9210	9.3431	0
MFS®/Sun Life Capital Appreciation Series S Class	03	2005	8.9767	8.9210	0
MFS®/Sun Life Capital Appreciation Series S Class	03	2004	8.2058	8.9767	0
MFS®/Sun Life Capital Appreciation Series S Class	03	2003	6.4742	8.2058	0
MFS®/Sun Life Capital Appreciation Series S Class	03	2002	9.7215	6.4742	0
MFS®/Sun Life Capital Appreciation Series S Class	03	2001	10.0000	9.7215	0

MFS®/Sun Life Capital Appreciation Series S Class	04	2006	8.9013	9.3178	19,100
MFS®/Sun Life Capital Appreciation Series S Class	04	2005	8.9614	8.9013	21,701
MFS®/Sun Life Capital Appreciation Series S Class	04	2004	8.1960	8.9614	33,971
MFS®/Sun Life Capital Appreciation Series S Class	04	2003	6.4697	8.1960	35,607
MFS®/Sun Life Capital Appreciation Series S Class	04	2002	9.7197	6.4697	27,405
MFS®/Sun Life Capital Appreciation Series S Class	04	2001	10.0000	9.7197	13,291

MFS®/Sun Life Capital Appreciation Series S Class	05	2006	8.8621	9.2674	17,646
MFS®/Sun Life Capital Appreciation Series S Class	05	2005	8.9310	8.8621	20,612
MFS®/Sun Life Capital Appreciation Series S Class	05	2004	8.1765	8.9310	35,437
MFS®/Sun Life Capital Appreciation Series S Class	05	2003	6.4609	8.1765	23,035
MFS®/Sun Life Capital Appreciation Series S Class	05	2002	9.7163	6.4609	22,197
MFS®/Sun Life Capital Appreciation Series S Class	05	2001	10.0000	9.7163	6,533

MFS®/Sun Life Capital Appreciation Series S Class	06	2006	8.8037	9.1923	17,153
MFS®/Sun Life Capital Appreciation Series S Class	06	2005	8.8856	8.8037	21,255
MFS®/Sun Life Capital Appreciation Series S Class	06	2004	8.1473	8.8856	27,694
MFS®/Sun Life Capital Appreciation Series S Class	06	2003	6.4476	8.1473	29,639
MFS®/Sun Life Capital Appreciation Series S Class	06	2002	9.7112	6.4476	35,317
MFS®/Sun Life Capital Appreciation Series S Class	06	2001	10.0000	9.7112	25,479

MFS®/Sun Life Emerging Growth Series S Class	01	2006	9.8906	10.5457	0
MFS®/Sun Life Emerging Growth Series S Class	01	2005	9.1739	9.8906	0
MFS®/Sun Life Emerging Growth Series S Class	01	2004	8.2033	9.1739	0
MFS®/Sun Life Emerging Growth Series S Class	01	2003	6.3186	8.2033	0
MFS®/Sun Life Emerging Growth Series S Class	01	2002	9.7225	6.3186	0
MFS®/Sun Life Emerging Growth Series S Class	01	2001	10.0000	9.7225	0

MFS®/Sun Life Emerging Growth Series S Class	02	2006	9.8256	10.4604	29,502
MFS®/Sun Life Emerging Growth Series S Class	02	2005	9.1274	9.8256	90,561
MFS®/Sun Life Emerging Growth Series S Class	02	2004	8.1741	9.1274	93,994
MFS®/Sun Life Emerging Growth Series S Class	02	2003	6.3057	8.1741	99,042
MFS®/Sun Life Emerging Growth Series S Class	02	2002	9.7174	6.3057	31,501
MFS®/Sun Life Emerging Growth Series S Class	02	2001	10.0000	9.7174	22,622

MFS®/Sun Life Emerging Growth Series S Class	03	2006	9.7825	10.4041	0
MFS®/Sun Life Emerging Growth Series S Class	03	2005	9.0965	9.7825	0
MFS®/Sun Life Emerging Growth Series S Class	03	2004	8.1548	9.0965	0
MFS®/Sun Life Emerging Growth Series S Class	03	2003	6.2971	8.1548	0
MFS®/Sun Life Emerging Growth Series S Class	03	2002	9.7140	6.2971	0
MFS®/Sun Life Emerging Growth Series S Class	03	2001	10.0000	9.7140	0

MFS®/Sun Life Emerging Growth Series S Class	04	2006	9.7609	10.3759	17,326
MFS®/Sun Life Emerging Growth Series S Class	04	2005	9.0811	9.7609	18,115
MFS®/Sun Life Emerging Growth Series S Class	04	2004	8.1450	9.0811	34,124
MFS®/Sun Life Emerging Growth Series S Class	04	2003	6.2928	8.1450	31,806
MFS®/Sun Life Emerging Growth Series S Class	04	2002	9.7123	6.2928	17,044
MFS®/Sun Life Emerging Growth Series S Class	04	2001	10.0000	9.7123	8,995

MFS®/Sun Life Emerging Growth Series S Class	05	2006	9.7180	10.3197	16,101
MFS®/Sun Life Emerging Growth Series S Class	05	2005	9.0503	9.7180	17,846
MFS®/Sun Life Emerging Growth Series S Class	05	2004	8.1257	9.0503	21,035
MFS®/Sun Life Emerging Growth Series S Class	05	2003	6.2842	8.1257	23,236
MFS®/Sun Life Emerging Growth Series S Class	05	2002	9.7089	6.2842	22,735
MFS®/Sun Life Emerging Growth Series S Class	05	2001	10.0000	9.7089	8,919

MFS®/Sun Life Emerging Growth Series S Class	06	2006	9.6539	10.2362	13,685
MFS®/Sun Life Emerging Growth Series S Class	06	2005	9.0042	9.6539	15,663
MFS®/Sun Life Emerging Growth Series S Class	06	2004	8.0967	9.0042	25,239
MFS®/Sun Life Emerging Growth Series S Class	06	2003	6.2713	8.0967	24,725
MFS®/Sun Life Emerging Growth Series S Class	06	2002	9.7038	6.2713	26,522
MFS®/Sun Life Emerging Growth Series S Class	06	2001	10.0000	9.7038	11,204

MFS®/Sun Life Government Securities Series S Class	01	2006	11.4658	11.7457	21,878
MFS®/Sun Life Government Securities Series S Class	01	2005	11.3535	11.4658	20,657
MFS®/Sun Life Government Securities Series S Class	01	2004	11.0752	11.3535	19,858
MFS®/Sun Life Government Securities Series S Class	01	2003	10.9817	11.0752	56,258
MFS®/Sun Life Government Securities Series S Class	01	2002	10.1290	10.9817	36,582
MFS®/Sun Life Government Securities Series S Class	01	2001	10.0000	10.1290	0

MFS®/Sun Life Government Securities Series S Class	02	2006	11.3904	11.6508	226,274
MFS®/Sun Life Government Securities Series S Class	02	2005	11.2959	11.3904	240,881
MFS®/Sun Life Government Securities Series S Class	02	2004	11.0358	11.2959	302,051
MFS®/Sun Life Government Securities Series S Class	02	2003	10.9593	11.0358	394,959
MFS®/Sun Life Government Securities Series S Class	02	2002	10.1237	10.9593	511,101
MFS®/Sun Life Government Securities Series S Class	02	2001	10.0000	10.1237	90,021

MFS®/Sun Life Government Securities Series S Class	03	2006	11.3404	11.5880	9,190
MFS®/Sun Life Government Securities Series S Class	03	2005	11.2577	11.3404	15,282
MFS®/Sun Life Government Securities Series S Class	03	2004	11.0097	11.2577	16,226
MFS®/Sun Life Government Securities Series S Class	03	2003	10.9444	11.0097	17,227
MFS®/Sun Life Government Securities Series S Class	03	2002	10.1202	10.9444	18,360
MFS®/Sun Life Government Securities Series S Class	03	2001	10.0000	10.1202	0

MFS®/Sun Life Government Securities Series S Class	04	2006	11.3155	11.5567	128,811
MFS®/Sun Life Government Securities Series S Class	04	2005	11.2386	11.3155	186,766
MFS®/Sun Life Government Securities Series S Class	04	2004	10.9966	11.2386	227,813
MFS®/Sun Life Government Securities Series S Class	04	2003	10.9370	10.9966	325,189
MFS®/Sun Life Government Securities Series S Class	04	2002	10.1184	10.9370	421,874
MFS®/Sun Life Government Securities Series S Class	04	2001	10.0000	10.1184	57,095

MFS®/Sun Life Government Securities Series S Class	05	2006	11.2657	11.4942	138,448
MFS®/Sun Life Government Securities Series S Class	05	2005	11.2005	11.2657	169,186
MFS®/Sun Life Government Securities Series S Class	05	2004	10.9705	11.2005	202,312
MFS®/Sun Life Government Securities Series S Class	05	2003	10.9221	10.9705	255,106
MFS®/Sun Life Government Securities Series S Class	05	2002	10.1149	10.9221	280,130
MFS®/Sun Life Government Securities Series S Class	05	2001	10.0000	10.1149	20,626

MFS®/Sun Life Government Securities Series S Class	06	2006	11.1915	11.4011	225,483
MFS®/Sun Life Government Securities Series S Class	06	2005	11.1436	11.1915	248,925
MFS®/Sun Life Government Securities Series S Class	06	2004	10.9314	11.1436	284,003
MFS®/Sun Life Government Securities Series S Class	06	2003	10.8997	10.9314	335,483
MFS®/Sun Life Government Securities Series S Class	06	2002	10.1096	10.8997	443,454
MFS®/Sun Life Government Securities Series S Class	06	2001	10.0000	10.1096	55,222

MFS®/Sun Life High Yield Series S Class	01	2006	13.1428	14.3185	12,037
MFS®/Sun Life High Yield Series S Class	01	2005	13.0232	13.1428	12,021
MFS®/Sun Life High Yield Series S Class	01	2004	12.0280	13.0232	11,555
MFS®/Sun Life High Yield Series S Class	01	2003	10.0237	12.0280	11,463
MFS®/Sun Life High Yield Series S Class	01	2002	9.8959	10.0237	0
MFS®/Sun Life High Yield Series S Class	01	2001	10.0000	9.8959	0

MFS®/Sun Life High Yield Series S Class	02	2006	13.0564	14.2029	113,672
MFS®/Sun Life High Yield Series S Class	02	2005	12.9572	13.0564	83,006
MFS®/Sun Life High Yield Series S Class	02	2004	11.9853	12.9572	105,080
MFS®/Sun Life High Yield Series S Class	02	2003	10.0032	11.9853	123,778
MFS®/Sun Life High Yield Series S Class	02	2002	9.8907	10.0032	117,914
MFS®/Sun Life High Yield Series S Class	02	2001	10.0000	9.8907	39,706

MFS®/Sun Life High Yield Series S Class	03	2006	12.9992	14.1264	7,984
MFS®/Sun Life High Yield Series S Class	03	2005	12.9134	12.9992	17,042
MFS®/Sun Life High Yield Series S Class	03	2004	11.9570	12.9134	18,095
MFS®/Sun Life High Yield Series S Class	03	2003	9.9897	11.9570	19,211
MFS®/Sun Life High Yield Series S Class	03	2002	9.8872	9.9897	20,475
MFS®/Sun Life High Yield Series S Class	03	2001	10.0000	9.8872	0

MFS®/Sun Life High Yield Series S Class	04	2006	12.9706	14.0882	82,830
MFS®/Sun Life High Yield Series S Class	04	2005	12.8915	12.9706	95,823
MFS®/Sun Life High Yield Series S Class	04	2004	11.9427	12.8915	101,002
MFS®/Sun Life High Yield Series S Class	04	2003	9.9828	11.9427	174,541
MFS®/Sun Life High Yield Series S Class	04	2002	9.8855	9.9828	151,233
MFS®/Sun Life High Yield Series S Class	04	2001	10.0000	9.8855	44,929

MFS®/Sun Life High Yield Series S Class	05	2006	12.9135	14.0120	57,255
MFS®/Sun Life High Yield Series S Class	05	2005	12.8478	12.9135	75,618
MFS®/Sun Life High Yield Series S Class	05	2004	11.9143	12.8478	79,072
MFS®/Sun Life High Yield Series S Class	05	2003	9.9692	11.9143	85,996
MFS®/Sun Life High Yield Series S Class	05	2002	9.8820	9.9692	83,942
MFS®/Sun Life High Yield Series S Class	05	2001	10.0000	9.8820	25,150

MFS®/Sun Life High Yield Series S Class	06	2006	12.8284	13.8986	77,589
MFS®/Sun Life High Yield Series S Class	06	2005	12.7825	12.8284	88,044
MFS®/Sun Life High Yield Series S Class	06	2004	11.8719	12.7825	104,111
MFS®/Sun Life High Yield Series S Class	06	2003	9.9488	11.8719	114,133
MFS®/Sun Life High Yield Series S Class	06	2002	9.8768	9.9488	105,349
MFS®/Sun Life High Yield Series S Class	06	2001	10.0000	9.8768	50,617

MFS®/Sun Life Massachusetts Investors Growth Series	01	2006	6.2228	6.6330	0
MFS®/Sun Life Massachusetts Investors Growth Series	01	2005	6.0222	6.2228	0
MFS®/Sun Life Massachusetts Investors Growth Series	01	2004	5.5499	6.0222	16,565
MFS®/Sun Life Massachusetts Investors Growth Series	01	2003	4.5433	5.5499	16,565
MFS®/Sun Life Massachusetts Investors Growth Series	01	2002	6.3790	4.5433	37,264
MFS®/Sun Life Massachusetts Investors Growth Series	01	2001	8.5799	6.3790	41,072
MFS®/Sun Life Massachusetts Investors Growth Series	01	2000	10.0000	8.5799	2,827

MFS®/Sun Life Massachusetts Investors Growth Series	02	2006	6.1715	6.5683	285,390
MFS®/Sun Life Massachusetts Investors Growth Series	02	2005	5.9815	6.1715	324,564
MFS®/Sun Life Massachusetts Investors Growth Series	02	2004	5.5208	5.9815	420,832
MFS®/Sun Life Massachusetts Investors Growth Series	02	2003	4.5264	5.5208	451,301
MFS®/Sun Life Massachusetts Investors Growth Series	02	2002	6.3649	4.5264	504,453
MFS®/Sun Life Massachusetts Investors Growth Series	02	2001	8.5740	6.3649	616,865
MFS®/Sun Life Massachusetts Investors Growth Series	02	2000	10.0000	8.5740	129,303

MFS®/Sun Life Massachusetts Investors Growth Series	03	2006	6.1375	6.5256	41,225
MFS®/Sun Life Massachusetts Investors Growth Series	03	2005	5.9546	6.1375	41,225
MFS®/Sun Life Massachusetts Investors Growth Series	03	2004	5.5015	5.9546	41,225
MFS®/Sun Life Massachusetts Investors Growth Series	03	2003	4.5151	5.5015	41,225
MFS®/Sun Life Massachusetts Investors Growth Series	03	2002	6.3555	4.5151	41,225
MFS®/Sun Life Massachusetts Investors Growth Series	03	2001	8.5701	6.3555	41,225
MFS®/Sun Life Massachusetts Investors Growth Series	03	2000	10.0000	8.5701	41,225

MFS®/Sun Life Massachusetts Investors Growth Series	04	2006	6.1205	6.5042	300,309
MFS®/Sun Life Massachusetts Investors Growth Series	04	2005	5.9411	6.1205	361,578
MFS®/Sun Life Massachusetts Investors Growth Series	04	2004	5.4918	5.9411	431,616
MFS®/Sun Life Massachusetts Investors Growth Series	04	2003	4.5095	5.4918	504,226
MFS®/Sun Life Massachusetts Investors Growth Series	04	2002	6.3508	4.5095	582,362
MFS®/Sun Life Massachusetts Investors Growth Series	04	2001	8.5681	6.3508	689,060
MFS®/Sun Life Massachusetts Investors Growth Series	04	2000	10.0000	8.5681	161,937

MFS®/Sun Life Massachusetts Investors Growth Series	05	2006	6.0867	6.4617	496,658
MFS®/Sun Life Massachusetts Investors Growth Series	05	2005	5.9142	6.0867	607,971
MFS®/Sun Life Massachusetts Investors Growth Series	05	2004	5.4726	5.9142	752,485
MFS®/Sun Life Massachusetts Investors Growth Series	05	2003	4.4982	5.4726	915,057
MFS®/Sun Life Massachusetts Investors Growth Series	05	2002	6.3414	4.4982	1,006,081
MFS®/Sun Life Massachusetts Investors Growth Series	05	2001	8.5642	6.3414	1,304,066
MFS®/Sun Life Massachusetts Investors Growth Series	05	2000	10.0000	8.5642	309,307

MFS®/Sun Life Massachusetts Investors Growth Series	06	2006	6.0363	6.3985	259,027
MFS®/Sun Life Massachusetts Investors Growth Series	06	2005	5.8742	6.0363	287,378
MFS®/Sun Life Massachusetts Investors Growth Series	06	2004	5.4438	5.8742	304,007
MFS®/Sun Life Massachusetts Investors Growth Series	06	2003	4.4814	5.4438	347,611
MFS®/Sun Life Massachusetts Investors Growth Series	06	2002	6.3273	4.4814	371,780
MFS®/Sun Life Massachusetts Investors Growth Series	06	2001	8.5583	6.3273	430,921
MFS®/Sun Life Massachusetts Investors Growth Series	06	2000	10.0000	8.5583	181,314

MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2006	9.4532	10.0529	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2005	9.1675	9.4532	24,665
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2004	8.4680	9.1675	24,928
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2003	6.9628	8.4680	24,693
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2002	9.7841	6.9628	31,958
MFS®/Sun Life Massachusetts Investors Growth Series S Class	01	2001	10.0000	9.7841	0

MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2006	9.3910	9.9717	107,654
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2005	9.1210	9.3910	127,363
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2004	8.4379	9.1210	144,015
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2003	6.9485	8.4379	159,073
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2002	9.7790	6.9485	142,183
MFS®/Sun Life Massachusetts Investors Growth Series S Class	02	2001	10.0000	9.7790	65,311

MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2006	9.3499	9.9180	17,252
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2005	9.0902	9.3499	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2004	8.4179	9.0902	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2003	6.9391	8.4179	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2002	9.7756	6.9391	0
MFS®/Sun Life Massachusetts Investors Growth Series S Class	03	2001	10.0000	9.7756	0

MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2006	9.3293	9.8911	81,422
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2005	9.0747	9.3293	97,099
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2004	8.4079	9.0747	111,988
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2003	6.9343	8.4079	121,456
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2002	9.7738	6.9343	119,889
MFS®/Sun Life Massachusetts Investors Growth Series S Class	04	2001	10.0000	9.7738	33,764

MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2006	9.2882	9.8376	103,379
MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2005	9.0439	9.2882	93,054
MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2004	8.3879	9.0439	100,573
MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2003	6.9248	8.3879	108,571
MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2002	9.7704	6.9248	95,787
MFS®/Sun Life Massachusetts Investors Growth Series S Class	05	2001	10.0000	9.7704	24,799

MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2006	9.2270	9.7579	175,076
MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2005	8.9979	9.2270	197,475
MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2004	8.3579	8.9979	210,928
MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2003	6.9106	8.3579	231,830
MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2002	9.7653	6.9106	237,736
MFS®/Sun Life Massachusetts Investors Growth Series S Class	06	2001	10.0000	9.7653	73,389

MFS®/Sun Life Massachusetts Investors Trust Series	01	2006	8.9796	10.0727	0
MFS®/Sun Life Massachusetts Investors Trust Series	01	2005	8.4212	8.9796	0
MFS®/Sun Life Massachusetts Investors Trust Series	01	2004	7.5959	8.4212	0
MFS®/Sun Life Massachusetts Investors Trust Series	01	2003	6.2463	7.5959	0
MFS®/Sun Life Massachusetts Investors Trust Series	01	2002	8.0097	6.2463	0
MFS®/Sun Life Massachusetts Investors Trust Series	01	2001	9.6014	8.0097	0
MFS®/Sun Life Massachusetts Investors Trust Series	01	2000	10.0000	9.6014	0

MFS®/Sun Life Massachusetts Investors Trust Series	02	2006	8.9054	9.9744	128,443
MFS®/Sun Life Massachusetts Investors Trust Series	02	2005	8.3643	8.9054	165,819
MFS®/Sun Life Massachusetts Investors Trust Series	02	2004	7.5561	8.3643	225,036
MFS®/Sun Life Massachusetts Investors Trust Series	02	2003	6.2231	7.5561	244,006
MFS®/Sun Life Massachusetts Investors Trust Series	02	2002	7.9919	6.2231	266,985
MFS®/Sun Life Massachusetts Investors Trust Series	02	2001	9.5948	7.9919	295,420
MFS®/Sun Life Massachusetts Investors Trust Series	02	2000	10.0000	9.5948	72,001

MFS®/Sun Life Massachusetts Investors Trust Series	03	2006	8.8564	9.9095	0
MFS®/Sun Life Massachusetts Investors Trust Series	03	2005	8.3267	8.8564	0
MFS®/Sun Life Massachusetts Investors Trust Series	03	2004	7.5297	8.3267	0
MFS®/Sun Life Massachusetts Investors Trust Series	03	2003	6.2076	7.5297	0
MFS®/Sun Life Massachusetts Investors Trust Series	03	2002	7.9801	6.2076	0
MFS®/Sun Life Massachusetts Investors Trust Series	03	2001	9.5905	7.9801	8,601
MFS®/Sun Life Massachusetts Investors Trust Series	03	2000	10.0000	9.5905	0

MFS®/Sun Life Massachusetts Investors Trust Series	04	2006	8.8319	9.8771	154,253
MFS®/Sun Life Massachusetts Investors Trust Series	04	2005	8.3078	8.8319	171,309
MFS®/Sun Life Massachusetts Investors Trust Series	04	2004	7.5165	8.3078	193,615
MFS®/Sun Life Massachusetts Investors Trust Series	04	2003	6.1998	7.5165	204,033
MFS®/Sun Life Massachusetts Investors Trust Series	04	2002	7.9742	6.1998	226,747
MFS®/Sun Life Massachusetts Investors Trust Series	04	2001	9.5883	7.9742	296,697
MFS®/Sun Life Massachusetts Investors Trust Series	04	2000	10.0000	9.5883	75,067

MFS®/Sun Life Massachusetts Investors Trust Series	05	2006	8.7831	9.8126	322,609
MFS®/Sun Life Massachusetts Investors Trust Series	05	2005	8.2703	8.7831	381,339
MFS®/Sun Life Massachusetts Investors Trust Series	05	2004	7.4902	8.2703	472,342
MFS®/Sun Life Massachusetts Investors Trust Series	05	2003	6.1844	7.4902	557,092
MFS®/Sun Life Massachusetts Investors Trust Series	05	2002	7.9624	6.1844	580,254
MFS®/Sun Life Massachusetts Investors Trust Series	05	2001	9.5839	7.9624	710,652
MFS®/Sun Life Massachusetts Investors Trust Series	05	2000	10.0000	9.5839	146,370

MFS®/Sun Life Massachusetts Investors Trust Series	06	2006	8.7105	9.7167	101,356
MFS®/Sun Life Massachusetts Investors Trust Series	06	2005	8.2143	8.7105	120,146
MFS®/Sun Life Massachusetts Investors Trust Series	06	2004	7.4509	8.2143	141,029
MFS®/Sun Life Massachusetts Investors Trust Series	06	2003	6.1613	7.4509	168,084
MFS®/Sun Life Massachusetts Investors Trust Series	06	2002	7.9448	6.1613	185,099
MFS®/Sun Life Massachusetts Investors Trust Series	06	2001	9.5773	7.9448	216,653
MFS®/Sun Life Massachusetts Investors Trust Series	06	2000	10.0000	9.5773	68,760

MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2006	10.7421	12.0218	0
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.1010	10.7421	0
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2004	9.1313	10.1010	0
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2003	7.5324	9.1313	0
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2002	9.6794	7.5324	0
MFS®/Sun Life Massachusetts Investors Trust Series S Class	01	2001	10.0000	9.6794	0

MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2006	10.6715	11.9247	74,619
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.0497	10.6715	86,237
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2004	9.0988	10.0497	108,482
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2003	7.5170	9.0988	114,807
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2002	9.6743	7.5170	111,974
MFS®/Sun Life Massachusetts Investors Trust Series S Class	02	2001	10.0000	9.6743	35,067

MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2006	10.6247	11.8604	10,828
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.0157	10.6247	10,828
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2004	9.0772	10.0157	10,828
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2003	7.5068	9.0772	10,828
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2002	9.6709	7.5068	10,828
MFS®/Sun Life Massachusetts Investors Trust Series S Class	03	2001	10.0000	9.6709	7,107

MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2006	10.6013	11.8283	58,508
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2005	9.9987	10.6013	62,943
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2004	9.0664	9.9987	68,795
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2003	7.5016	9.0664	50,388
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2002	9.6692	7.5016	44,599
MFS®/Sun Life Massachusetts Investors Trust Series S Class	04	2001	10.0000	9.6692	12,603

MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2006	10.5546	11.7644	47,098
MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2005	9.9648	10.5546	48,302
MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2004	9.0449	9.9648	44,085
MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2003	7.4914	9.0449	45,790
MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2002	9.6658	7.4914	49,378
MFS®/Sun Life Massachusetts Investors Trust Series S Class	05	2001	10.0000	9.6658	19,810

MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2006	10.4850	11.6691	72,791
MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2005	9.9141	10.4850	73,155
MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2004	9.0126	9.9141	74,684
MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2003	7.4760	9.0126	85,130
MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2002	9.6607	7.4760	85,290
MFS®/Sun Life Massachusetts Investors Trust Series S Class	06	2001	10.0000	9.6607	37,370

MFS®/Sun Life New Discovery Series S Class	01	2006	9.9889	11.1646	0
MFS®/Sun Life New Discovery Series S Class	01	2005	9.6131	9.9889	15,616
MFS®/Sun Life New Discovery Series S Class	01	2004	9.0568	9.6131	15,905
MFS®/Sun Life New Discovery Series S Class	01	2003	6.7759	9.0568	15,471
MFS®/Sun Life New Discovery Series S Class	01	2002	10.3171	6.7759	8,310
MFS®/Sun Life New Discovery Series S Class	01	2001	10.0000	10.3171	0

MFS®/Sun Life New Discovery Series S Class	02	2006	9.9232	11.0744	297,349
MFS®/Sun Life New Discovery Series S Class	02	2005	9.5643	9.9232	360,556
MFS®/Sun Life New Discovery Series S Class	02	2004	9.0246	9.5643	402,435
MFS®/Sun Life New Discovery Series S Class	02	2003	6.7620	9.0246	411,586
MFS®/Sun Life New Discovery Series S Class	02	2002	10.3117	6.7620	305,373
MFS®/Sun Life New Discovery Series S Class	02	2001	10.0000	10.3117	38,803

MFS®/Sun Life New Discovery Series S Class	03	2006	9.8797	11.0147	37,058
MFS®/Sun Life New Discovery Series S Class	03	2005	9.5319	9.8797	25,330
MFS®/Sun Life New Discovery Series S Class	03	2004	9.0032	9.5319	33,066
MFS®/Sun Life New Discovery Series S Class	03	2003	6.7528	9.0032	32,200
MFS®/Sun Life New Discovery Series S Class	03	2002	10.3081	6.7528	28,158
MFS®/Sun Life New Discovery Series S Class	03	2001	10.0000	10.3081	0

MFS®/Sun Life New Discovery Series S Class	04	2006	9.8579	10.9849	231,998
MFS®/Sun Life New Discovery Series S Class	04	2005	9.5158	9.8579	251,798
MFS®/Sun Life New Discovery Series S Class	04	2004	8.9925	9.5158	289,832
MFS®/Sun Life New Discovery Series S Class	04	2003	6.7482	8.9925	288,784
MFS®/Sun Life New Discovery Series S Class	04	2002	10.3063	6.7482	232,437
MFS®/Sun Life New Discovery Series S Class	04	2001	10.0000	10.3063	34,845

MFS®/Sun Life New Discovery Series S Class	05	2006	9.8145	10.9255	287,415
MFS®/Sun Life New Discovery Series S Class	05	2005	9.4835	9.8145	290,367
MFS®/Sun Life New Discovery Series S Class	05	2004	8.9711	9.4835	325,297
MFS®/Sun Life New Discovery Series S Class	05	2003	6.7389	8.9711	300,630
MFS®/Sun Life New Discovery Series S Class	05	2002	10.3026	6.7389	230,445
MFS®/Sun Life New Discovery Series S Class	05	2001	10.0000	10.3026	20,876

MFS®/Sun Life New Discovery Series S Class	06	2006	9.7498	10.8370	401,354
MFS®/Sun Life New Discovery Series S Class	06	2005	9.4352	9.7498	438,797
MFS®/Sun Life New Discovery Series S Class	06	2004	8.9391	9.4352	494,826
MFS®/Sun Life New Discovery Series S Class	06	2003	6.7251	8.9391	483,811
MFS®/Sun Life New Discovery Series S Class	06	2002	10.2972	6.7251	415,023
MFS®/Sun Life New Discovery Series S Class	06	2001	10.0000	10.2972	60,891

MFS®/Sun Life Series Trust New Discovery Series	01	2006	7.8981	8.8492	0
MFS®/Sun Life Series Trust New Discovery Series	01	2005	7.5829	7.8981	0
MFS®/Sun Life Series Trust New Discovery Series	01	2004	7.1262	7.5829	15,575
MFS®/Sun Life Series Trust New Discovery Series	01	2003	5.3205	7.1262	21,066
MFS®/Sun Life Series Trust New Discovery Series	01	2002	8.0768	5.3205	15,575
MFS®/Sun Life Series Trust New Discovery Series	01	2001	8.5985	8.0768	15,575
MFS®/Sun Life Series Trust New Discovery Series	01	2000	10.0000	8.5985	3,013

MFS®/Sun Life Series Trust New Discovery Series	02	2006	7.8329	8.7628	317,077
MFS®/Sun Life Series Trust New Discovery Series	02	2005	7.5317	7.8329	353,005
MFS®/Sun Life Series Trust New Discovery Series	02	2004	7.0888	7.5317	422,773
MFS®/Sun Life Series Trust New Discovery Series	02	2003	5.3007	7.0888	443,077
MFS®/Sun Life Series Trust New Discovery Series	02	2002	8.0589	5.3007	500,035
MFS®/Sun Life Series Trust New Discovery Series	02	2001	8.5926	8.0589	287,902
MFS®/Sun Life Series Trust New Discovery Series	02	2000	10.0000	8.5926	108,572

MFS®/Sun Life Series Trust New Discovery Series	03	2006	7.7897	8.7058	84,712
MFS®/Sun Life Series Trust New Discovery Series	03	2005	7.4977	7.7897	88,080
MFS®/Sun Life Series Trust New Discovery Series	03	2004	7.0641	7.4977	77,423
MFS®/Sun Life Series Trust New Discovery Series	03	2003	5.2875	7.0641	74,001
MFS®/Sun Life Series Trust New Discovery Series	03	2002	8.0470	5.2875	74,134
MFS®/Sun Life Series Trust New Discovery Series	03	2001	8.5886	8.0470	74,267
MFS®/Sun Life Series Trust New Discovery Series	03	2000	10.0000	8.5886	74,514

MFS®/Sun Life Series Trust New Discovery Series	04	2006	7.7682	8.6773	395,163
MFS®/Sun Life Series Trust New Discovery Series	04	2005	7.4808	7.7682	435,124
MFS®/Sun Life Series Trust New Discovery Series	04	2004	7.0517	7.4808	479,125
MFS®/Sun Life Series Trust New Discovery Series	04	2003	5.2809	7.0517	530,405
MFS®/Sun Life Series Trust New Discovery Series	04	2002	8.0411	5.2809	535,192
MFS®/Sun Life Series Trust New Discovery Series	04	2001	8.5867	8.0411	317,108
MFS®/Sun Life Series Trust New Discovery Series	04	2000	10.0000	8.5867	119,748

MFS®/Sun Life Series Trust New Discovery Series	05	2006	7.7253	8.6206	533,938
MFS®/Sun Life Series Trust New Discovery Series	05	2005	7.4470	7.7253	600,514
MFS®/Sun Life Series Trust New Discovery Series	05	2004	7.0270	7.4470	680,445
MFS®/Sun Life Series Trust New Discovery Series	05	2003	5.2677	7.0270	693,381
MFS®/Sun Life Series Trust New Discovery Series	05	2002	8.0292	5.2677	699,564
MFS®/Sun Life Series Trust New Discovery Series	05	2001	8.5827	8.0292	520,696
MFS®/Sun Life Series Trust New Discovery Series	05	2000	10.0000	8.5827	178,251

MFS®/Sun Life Series Trust New Discovery Series	06	2006	7.6613	8.5363	330,716
MFS®/Sun Life Series Trust New Discovery Series	06	2005	7.3965	7.6613	344,922
MFS®/Sun Life Series Trust New Discovery Series	06	2004	6.9900	7.3965	381,201
MFS®/Sun Life Series Trust New Discovery Series	06	2003	5.2480	6.9900	386,334
MFS®/Sun Life Series Trust New Discovery Series	06	2002	8.0113	5.2480	381,116
MFS®/Sun Life Series Trust New Discovery Series	06	2001	8.5768	8.0113	262,121
MFS®/Sun Life Series Trust New Discovery Series	06	2000	10.0000	8.5768	113,259

MFS®/Sun Life Series Trust Total Return Series	01	2006	13.5525	15.0573	0
MFS®/Sun Life Series Trust Total Return Series	01	2005	13.2874	13.5525	0
MFS®/Sun Life Series Trust Total Return Series	01	2004	12.0407	13.2874	0
MFS®/Sun Life Series Trust Total Return Series	01	2003	10.3818	12.0407	24,121
MFS®/Sun Life Series Trust Total Return Series	01	2002	11.1223	10.3818	40,252
MFS®/Sun Life Series Trust Total Return Series	01	2001	11.1781	11.1223	26,038
MFS®/Sun Life Series Trust Total Return Series	01	2000	10.0000	11.1781	0

MFS®/Sun Life Series Trust Total Return Series	02	2006	13.4407	14.9104	243,283
MFS®/Sun Life Series Trust Total Return Series	02	2005	13.1977	13.4407	285,142
MFS®/Sun Life Series Trust Total Return Series	02	2004	11.9777	13.1977	317,043
MFS®/Sun Life Series Trust Total Return Series	02	2003	10.3431	11.9777	338,639
MFS®/Sun Life Series Trust Total Return Series	02	2002	11.0977	10.3431	405,747
MFS®/Sun Life Series Trust Total Return Series	02	2001	11.1704	11.0977	354,900
MFS®/Sun Life Series Trust Total Return Series	02	2000	10.0000	11.1704	29,963

MFS®/Sun Life Series Trust Total Return Series	03	2006	13.3668	14.8134	0
MFS®/Sun Life Series Trust Total Return Series	03	2005	13.1383	13.3668	0
MFS®/Sun Life Series Trust Total Return Series	03	2004	11.9359	13.1383	0
MFS®/Sun Life Series Trust Total Return Series	03	2003	10.3174	11.9359	8,272
MFS®/Sun Life Series Trust Total Return Series	03	2002	11.0814	10.3174	0
MFS®/Sun Life Series Trust Total Return Series	03	2001	11.1653	11.0814	21,495
MFS®/Sun Life Series Trust Total Return Series	03	2000	10.0000	11.1653	0

MFS®/Sun Life Series Trust Total Return Series	04	2006	13.3298	14.7650	258,704
MFS®/Sun Life Series Trust Total Return Series	04	2005	13.1086	13.3298	265,235
MFS®/Sun Life Series Trust Total Return Series	04	2004	11.9150	13.1086	295,636
MFS®/Sun Life Series Trust Total Return Series	04	2003	10.3046	11.9150	352,777
MFS®/Sun Life Series Trust Total Return Series	04	2002	11.0732	10.3046	376,093
MFS®/Sun Life Series Trust Total Return Series	04	2001	11.1628	11.0732	340,045
MFS®/Sun Life Series Trust Total Return Series	04	2000	10.0000	11.1628	27,987

MFS®/Sun Life Series Trust Total Return Series	05	2006	13.2562	14.6687	611,070
MFS®/Sun Life Series Trust Total Return Series	05	2005	13.0494	13.2562	625,765
MFS®/Sun Life Series Trust Total Return Series	05	2004	11.8733	13.0494	672,157
MFS®/Sun Life Series Trust Total Return Series	05	2003	10.2789	11.8733	731,554
MFS®/Sun Life Series Trust Total Return Series	05	2002	11.0568	10.2789	750,533
MFS®/Sun Life Series Trust Total Return Series	05	2001	11.1576	11.0568	608,470
MFS®/Sun Life Series Trust Total Return Series	05	2000	10.0000	11.1576	58,375

MFS®/Sun Life Series Trust Total Return Series	06	2006	13.1466	14.5253	137,559
MFS®/Sun Life Series Trust Total Return Series	06	2005	12.9612	13.1466	157,996
MFS®/Sun Life Series Trust Total Return Series	06	2004	11.8110	12.9612	148,255
MFS®/Sun Life Series Trust Total Return Series	06	2003	10.2405	11.8110	185,846
MFS®/Sun Life Series Trust Total Return Series	06	2002	11.0323	10.2405	193,756
MFS®/Sun Life Series Trust Total Return Series	06	2001	11.1500	11.0323	156,761
MFS®/Sun Life Series Trust Total Return Series	06	2000	10.0000	11.1500	4,270

MFS®/Sun Life Total Return Series S Class	01	2006	12.0415	13.3410	0
MFS®/Sun Life Total Return Series S Class	01	2005	11.8301	12.0415	0
MFS®/Sun Life Total Return Series S Class	01	2004	10.7517	11.8301	0
MFS®/Sun Life Total Return Series S Class	01	2003	9.2956	10.7517	41,515
MFS®/Sun Life Total Return Series S Class	01	2002	9.9765	9.2956	39,879
MFS®/Sun Life Total Return Series S Class	01	2001	10.0000	9.9765	0

MFS®/Sun Life Total Return Series S Class	02	2006	11.9623	13.2332	307,716
MFS®/Sun Life Total Return Series S Class	02	2005	11.7701	11.9623	377,281
MFS®/Sun Life Total Return Series S Class	02	2004	10.7135	11.7701	348,135
MFS®/Sun Life Total Return Series S Class	02	2003	9.2766	10.7135	391,421
MFS®/Sun Life Total Return Series S Class	02	2002	9.9713	9.2766	443,617
MFS®/Sun Life Total Return Series S Class	02	2001	10.0000	9.9713	113,661

MFS®/Sun Life Total Return Series S Class	03	2006	11.9099	13.1620	0
MFS®/Sun Life Total Return Series S Class	03	2005	11.7303	11.9099	17,894
MFS®/Sun Life Total Return Series S Class	03	2004	10.6881	11.7303	18,999
MFS®/Sun Life Total Return Series S Class	03	2003	9.2640	10.6881	20,171
MFS®/Sun Life Total Return Series S Class	03	2002	9.9678	9.2640	21,498
MFS®/Sun Life Total Return Series S Class	03	2001	10.0000	9.9678	0

MFS®/Sun Life Total Return Series S Class	04	2006	11.8836	13.1263	337,085
MFS®/Sun Life Total Return Series S Class	04	2005	11.7104	11.8836	387,980
MFS®/Sun Life Total Return Series S Class	04	2004	10.6754	11.7104	426,906
MFS®/Sun Life Total Return Series S Class	04	2003	9.2577	10.6754	433,931
MFS®/Sun Life Total Return Series S Class	04	2002	9.9661	9.2577	388,787
MFS®/Sun Life Total Return Series S Class	04	2001	10.0000	9.9661	131,010

MFS®/Sun Life Total Return Series S Class	05	2006	11.8313	13.0554	267,746
MFS®/Sun Life Total Return Series S Class	05	2005	11.6707	11.8313	280,839
MFS®/Sun Life Total Return Series S Class	05	2004	10.6500	11.6707	275,428
MFS®/Sun Life Total Return Series S Class	05	2003	9.2451	10.6500	304,716
MFS®/Sun Life Total Return Series S Class	05	2002	9.9626	9.2451	304,687
MFS®/Sun Life Total Return Series S Class	05	2001	10.0000	9.9626	88,165

MFS®/Sun Life Total Return Series S Class	06	2006	11.7533	12.9496	451,206
MFS®/Sun Life Total Return Series S Class	06	2005	11.6114	11.7533	481,874
MFS®/Sun Life Total Return Series S Class	06	2004	10.6121	11.6114	508,506
MFS®/Sun Life Total Return Series S Class	06	2003	9.2261	10.6121	521,595
MFS®/Sun Life Total Return Series S Class	06	2002	9.9573	9.2261	491,799
MFS®/Sun Life Total Return Series S Class	06	2001	10.0000	9.9573	121,906

MFS®/Sun Life Utilities Series S Class	01	2006	13.4719	17.6005	0
MFS®/Sun Life Utilities Series S Class	01	2005	11.6332	13.4719	0
MFS®/Sun Life Utilities Series S Class	01	2004	9.0382	11.6332	0
MFS®/Sun Life Utilities Series S Class	01	2003	6.7113	9.0382	0
MFS®/Sun Life Utilities Series S Class	01	2002	8.9376	6.7113	0
MFS®/Sun Life Utilities Series S Class	01	2001	10.0000	8.9376	0

MFS®/Sun Life Utilities Series S Class	02	2006	13.3833	17.4583	81,409
MFS®/Sun Life Utilities Series S Class	02	2005	11.5742	13.3833	113,896
MFS®/Sun Life Utilities Series S Class	02	2004	9.0060	11.5742	128,426
MFS®/Sun Life Utilities Series S Class	02	2003	6.6976	9.0060	128,773
MFS®/Sun Life Utilities Series S Class	02	2002	8.9329	6.6976	48,119
MFS®/Sun Life Utilities Series S Class	02	2001	10.0000	8.9329	29,888

MFS®/Sun Life Utilities Series S Class	03	2006	13.3246	17.3642	0
MFS®/Sun Life Utilities Series S Class	03	2005	11.5350	13.3246	0
MFS®/Sun Life Utilities Series S Class	03	2004	8.9846	11.5350	0
MFS®/Sun Life Utilities Series S Class	03	2003	6.6885	8.9846	0
MFS®/Sun Life Utilities Series S Class	03	2002	8.9298	6.6885	0
MFS®/Sun Life Utilities Series S Class	03	2001	10.0000	8.9298	0

MFS®/Sun Life Utilities Series S Class	04	2006	13.2953	17.3172	109,008
MFS®/Sun Life Utilities Series S Class	04	2005	11.5155	13.2953	108,406
MFS®/Sun Life Utilities Series S Class	04	2004	8.9740	11.5155	121,409
MFS®/Sun Life Utilities Series S Class	04	2003	6.6839	8.9740	126,739
MFS®/Sun Life Utilities Series S Class	04	2002	8.9282	6.6839	99,241
MFS®/Sun Life Utilities Series S Class	04	2001	10.0000	8.9282	74,788

MFS®/Sun Life Utilities Series S Class	05	2006	13.2369	17.2237	38,592
MFS®/Sun Life Utilities Series S Class	05	2005	11.4764	13.2369	42,273
MFS®/Sun Life Utilities Series S Class	05	2004	8.9526	11.4764	42,850
MFS®/Sun Life Utilities Series S Class	05	2003	6.6748	8.9526	41,862
MFS®/Sun Life Utilities Series S Class	05	2002	8.9251	6.6748	48,006
MFS®/Sun Life Utilities Series S Class	05	2001	10.0000	8.9251	15,720

MFS®/Sun Life Utilities Series S Class	06	2006	13.1496	17.0842	126,559
MFS®/Sun Life Utilities Series S Class	06	2005	11.4181	13.1496	126,365
MFS®/Sun Life Utilities Series S Class	06	2004	8.9207	11.4181	133,158
MFS®/Sun Life Utilities Series S Class	06	2003	6.6611	8.9207	159,495
MFS®/Sun Life Utilities Series S Class	06	2002	8.9204	6.6611	118,280
MFS®/Sun Life Utilities Series S Class	06	2001	10.0000	8.9204	59,417

PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	01	2006	18.4759	19.9884	2,793
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	01	2005	16.8454	18.4759	2,793
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	01	2004	15.1762	16.8454	0
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	01	2003	11.6405	15.1762	2,573
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	01	2002	10.0000	11.6405	0

PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	02	2006	18.3849	19.8599	217,643
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	02	2005	16.7879	18.3849	266,168
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	02	2004	15.1474	16.7879	267,370
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	02	2003	11.6361	15.1474	271,202
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	02	2002	10.0000	11.6361	260,288

PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	03	2006	18.3246	19.7748	19,445
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	03	2005	16.7497	18.3246	14,592
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	03	2004	15.1283	16.7497	10,804
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	03	2003	11.6331	15.1283	9,564
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	03	2002	10.0000	11.6331	16,207

PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	04	2006	18.2944	19.7322	227,078
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	04	2005	16.7306	18.2944	233,652
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	04	2004	15.1187	16.7306	221,898
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	04	2003	11.6316	15.1187	222,245
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	04	2002	10.0000	11.6316	237,851

PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	05	2006	18.2342	19.6474	278,656
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	05	2005	16.6923	18.2342	276,902
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	05	2004	15.0995	16.6923	283,635
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	05	2003	11.6287	15.0995	278,531
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	05	2002	10.0000	11.6287	309,006

PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	06	2006	18.1442	19.5208	242,962
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	06	2005	16.6352	18.1442	247,941
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	06	2004	15.0708	16.6352	255,742
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	06	2003	11.6242	15.0708	237,897
PIMCO VIT Emerging Markets Bond Portfolio, Administrative Class	06	2002	10.0000	11.6242	270,125

PIMCO High Yield Portfolio	01	2006	14.7557	15.9387	0
PIMCO High Yield Portfolio	01	2005	14.3138	14.7557	0
PIMCO High Yield Portfolio	01	2004	13.1967	14.3138	0
PIMCO High Yield Portfolio	01	2003	10.8453	13.1967	3,597
PIMCO High Yield Portfolio	01	2002	10.0000	10.8453	0

PIMCO High Yield Portfolio	02	2006	14.6830	15.8362	347,997
PIMCO High Yield Portfolio	02	2005	14.2649	14.6830	391,058
PIMCO High Yield Portfolio	02	2004	13.1716	14.2649	382,101
PIMCO High Yield Portfolio	02	2003	10.8412	13.1716	379,079
PIMCO High Yield Portfolio	02	2002	10.0000	10.8412	262,810

PIMCO High Yield Portfolio	03	2006	14.6348	15.7683	42,971
PIMCO High Yield Portfolio	03	2005	14.2324	14.6348	31,261
PIMCO High Yield Portfolio	03	2004	13.1550	14.2324	43,915
PIMCO High Yield Portfolio	03	2003	10.8384	13.1550	42,000
PIMCO High Yield Portfolio	03	2002	10.0000	10.8384	19,016

PIMCO High Yield Portfolio	04	2006	14.6107	15.7344	354,817
PIMCO High Yield Portfolio	04	2005	14.2161	14.6107	360,903
PIMCO High Yield Portfolio	04	2004	13.1466	14.2161	337,137
PIMCO High Yield Portfolio	04	2003	10.8370	13.1466	331,900
PIMCO High Yield Portfolio	04	2002	10.0000	10.8370	232,740

PIMCO High Yield Portfolio	05	2006	14.5626	15.6667	454,692
PIMCO High Yield Portfolio	05	2005	14.1837	14.5626	457,978
PIMCO High Yield Portfolio	05	2004	13.1299	14.1837	442,424
PIMCO High Yield Portfolio	05	2003	10.8343	13.1299	426,056
PIMCO High Yield Portfolio	05	2002	10.0000	10.8343	313,993

PIMCO High Yield Portfolio	06	2006	14.4907	15.5658	398,061
PIMCO High Yield Portfolio	06	2005	14.1351	14.4907	404,246
PIMCO High Yield Portfolio	06	2004	13.1050	14.1351	395,667
PIMCO High Yield Portfolio	06	2003	10.8301	13.1050	363,195
PIMCO High Yield Portfolio	06	2002	10.0000	10.8301	271,007

PIMCO VIT Real Return Portfolio, Administrative Class	01	2006	11.8546	11.8204	4,072
PIMCO VIT Real Return Portfolio, Administrative Class	01	2005	11.7280	11.8546	4,072
PIMCO VIT Real Return Portfolio, Administrative Class	01	2004	10.8767	11.7280	0
PIMCO VIT Real Return Portfolio, Administrative Class	01	2003	10.0928	10.8767	0
PIMCO VIT Real Return Portfolio, Administrative Class	01	2002	10.0000	10.0928	0

PIMCO VIT Real Return Portfolio, Administrative Class	02	2006	11.7962	11.7443	189,785
PIMCO VIT Real Return Portfolio, Administrative Class	02	2005	11.6879	11.7962	207,350
PIMCO VIT Real Return Portfolio, Administrative Class	02	2004	10.8560	11.6879	194,796
PIMCO VIT Real Return Portfolio, Administrative Class	02	2003	10.0890	10.8560	168,066
PIMCO VIT Real Return Portfolio, Administrative Class	02	2002	10.0000	10.0890	34,531

PIMCO VIT Real Return Portfolio, Administrative Class	03	2006	11.7575	11.6940	0
PIMCO VIT Real Return Portfolio, Administrative Class	03	2005	11.6613	11.7575	0
PIMCO VIT Real Return Portfolio, Administrative Class	03	2004	10.8423	11.6613	0
PIMCO VIT Real Return Portfolio, Administrative Class	03	2003	10.0864	10.8423	0
PIMCO VIT Real Return Portfolio, Administrative Class	03	2002	10.0000	10.0864	0

PIMCO VIT Real Return Portfolio, Administrative Class	04	2006	11.7382	11.6688	95,118
PIMCO VIT Real Return Portfolio, Administrative Class	04	2005	11.6480	11.7382	102,012
PIMCO VIT Real Return Portfolio, Administrative Class	04	2004	10.8354	11.6480	81,998
PIMCO VIT Real Return Portfolio, Administrative Class	04	2003	10.0851	10.8354	63,559
PIMCO VIT Real Return Portfolio, Administrative Class	04	2002	10.0000	10.0851	10,048

PIMCO VIT Real Return Portfolio, Administrative Class	05	2006	11.6995	11.6186	151,444
PIMCO VIT Real Return Portfolio, Administrative Class	05	2005	11.6214	11.6995	196,842
PIMCO VIT Real Return Portfolio, Administrative Class	05	2004	10.8216	11.6214	213,263
PIMCO VIT Real Return Portfolio, Administrative Class	05	2003	10.0825	10.8216	167,059
PIMCO VIT Real Return Portfolio, Administrative Class	05	2002	10.0000	10.0825	0

PIMCO VIT Real Return Portfolio, Administrative Class	06	2006	11.6417	11.5437	75,204
PIMCO VIT Real Return Portfolio, Administrative Class	06	2005	11.5815	11.6417	81,833
PIMCO VIT Real Return Portfolio, Administrative Class	06	2004	10.8010	11.5815	84,438
PIMCO VIT Real Return Portfolio, Administrative Class	06	2003	10.0787	10.8010	79,404
PIMCO VIT Real Return Portfolio, Administrative Class	06	2002	10.0000	10.0787	555

PIMCO VIT Total Return Portfolio, Administrative Class	01	2006	11.2011	11.5165	34,033
PIMCO VIT Total Return Portfolio, Administrative Class	01	2005	11.0430	11.2011	25,461
PIMCO VIT Total Return Portfolio, Administrative Class	01	2004	10.6346	11.0430	20,404
PIMCO VIT Total Return Portfolio, Administrative Class	01	2003	10.2261	10.6346	23,337
PIMCO VIT Total Return Portfolio, Administrative Class	01	2002	10.0000	10.2261	0

PIMCO VIT Total Return Portfolio, Administrative Class	02	2006	11.1459	11.4425	757,426
PIMCO VIT Total Return Portfolio, Administrative Class	02	2005	11.0053	11.1459	651,211
PIMCO VIT Total Return Portfolio, Administrative Class	02	2004	10.6144	11.0053	658,027
PIMCO VIT Total Return Portfolio, Administrative Class	02	2003	10.2222	10.6144	552,966
PIMCO VIT Total Return Portfolio, Administrative Class	02	2002	10.0000	10.2222	435,784

PIMCO VIT Total Return Portfolio, Administrative Class	03	2006	11.1093	11.3934	38,700
PIMCO VIT Total Return Portfolio, Administrative Class	03	2005	10.9802	11.1093	24,831
PIMCO VIT Total Return Portfolio, Administrative Class	03	2004	10.6010	10.9802	16,486
PIMCO VIT Total Return Portfolio, Administrative Class	03	2003	10.2196	10.6010	13,450
PIMCO VIT Total Return Portfolio, Administrative Class	03	2002	10.0000	10.2196	15,596

PIMCO VIT Total Return Portfolio, Administrative Class	04	2006	11.0910	11.3689	558,278
PIMCO VIT Total Return Portfolio, Administrative Class	04	2005	10.9676	11.0910	501,137
PIMCO VIT Total Return Portfolio, Administrative Class	04	2004	10.5943	10.9676	506,745
PIMCO VIT Total Return Portfolio, Administrative Class	04	2003	10.2183	10.5943	449,045
PIMCO VIT Total Return Portfolio, Administrative Class	04	2002	10.0000	10.2183	341,203

PIMCO VIT Total Return Portfolio, Administrative Class	05	2006	11.0545	11.3200	715,861
PIMCO VIT Total Return Portfolio, Administrative Class	05	2005	10.9426	11.0545	643,469
PIMCO VIT Total Return Portfolio, Administrative Class	05	2004	10.5808	10.9426	623,111
PIMCO VIT Total Return Portfolio, Administrative Class	05	2003	10.2157	10.5808	594,126
PIMCO VIT Total Return Portfolio, Administrative Class	05	2002	10.0000	10.2157	401,629

PIMCO VIT Total Return Portfolio, Administrative Class	06	2006	10.9999	11.2470	612,174
PIMCO VIT Total Return Portfolio, Administrative Class	06	2005	10.9051	10.9999	582,627
PIMCO VIT Total Return Portfolio, Administrative Class	06	2004	10.5607	10.9051	576,084
PIMCO VIT Total Return Portfolio, Administrative Class	06	2003	10.2118	10.5607	516,637
PIMCO VIT Total Return Portfolio, Administrative Class	06	2002	10.0000	10.2118	377,785

Rydex VT Nova Fund	01	2006	8.4823	10.0163	0
Rydex VT Nova Fund	01	2005	8.2409	8.4823	0
Rydex VT Nova Fund	01	2004	7.2624	8.2409	0
Rydex VT Nova Fund	01	2003	5.2702	7.2624	0
Rydex VT Nova Fund	01	2002	8.2825	5.2702	0
Rydex VT Nova Fund	01	2001	10.0000	8.2825	0

Rydex VT Nova Fund	02	2006	8.4223	9.9305	1,420
Rydex VT Nova Fund	02	2005	8.1951	8.4223	5,706
Rydex VT Nova Fund	02	2004	7.2330	8.1951	6,071
Rydex VT Nova Fund	02	2003	5.2568	7.2330	10,062
Rydex VT Nova Fund	02	2002	8.2741	5.2568	6,770
Rydex VT Nova Fund	02	2001	10.0000	8.2741	0

Rydex VT Nova Fund	03	2006	8.3826	9.8737	0
Rydex VT Nova Fund	03	2005	8.1647	8.3826	0
Rydex VT Nova Fund	03	2004	7.2135	8.1647	0
Rydex VT Nova Fund	03	2003	5.2480	7.2135	0
Rydex VT Nova Fund	03	2002	8.2685	5.2480	0
Rydex VT Nova Fund	03	2001	10.0000	8.2685	0

Rydex VT Nova Fund	04	2006	8.3628	9.8454	4,778
Rydex VT Nova Fund	04	2005	8.1495	8.3628	6,745
Rydex VT Nova Fund	04	2004	7.2037	8.1495	6,694
Rydex VT Nova Fund	04	2003	5.2435	7.2037	7,094
Rydex VT Nova Fund	04	2002	8.2657	5.2435	11,581
Rydex VT Nova Fund	04	2001	10.0000	8.2657	5,319

Rydex VT Nova Fund	05	2006	8.3232	9.7889	8,126
Rydex VT Nova Fund	05	2005	8.1191	8.3232	32,759
Rydex VT Nova Fund	05	2004	7.1842	8.1191	35,526
Rydex VT Nova Fund	05	2003	5.2346	7.1842	35,924
Rydex VT Nova Fund	05	2002	8.2600	5.2346	41,343
Rydex VT Nova Fund	05	2001	10.0000	8.2600	5,830

Rydex VT Nova Fund	06	2006	8.2643	9.7048	3,177
Rydex VT Nova Fund	06	2005	8.0738	8.2643	7,857
Rydex VT Nova Fund	06	2004	7.1550	8.0738	11,864
Rydex VT Nova Fund	06	2003	5.2213	7.1550	4,695
Rydex VT Nova Fund	06	2002	8.2516	5.2213	5,521
Rydex VT Nova Fund	06	2001	10.0000	8.2516	0

Rydex VT OTC Fund	01	2006	7.5164	7.8710	0
Rydex VT OTC Fund	01	2005	7.5086	7.5164	0
Rydex VT OTC Fund	01	2004	6.9363	7.5086	0
Rydex VT OTC Fund	01	2003	4.8180	6.9363	0
Rydex VT OTC Fund	01	2002	7.9591	4.8180	0
Rydex VT OTC Fund	01	2001	10.0000	7.9591	0

Rydex VT OTC Fund	02	2006	7.4632	7.8035	3,105
Rydex VT OTC Fund	02	2005	7.4668	7.4632	3,873
Rydex VT OTC Fund	02	2004	6.9082	7.4668	12,755
Rydex VT OTC Fund	02	2003	4.8058	6.9082	29,110
Rydex VT OTC Fund	02	2002	7.9510	4.8058	15,059
Rydex VT OTC Fund	02	2001	10.0000	7.9510	3,110

Rydex VT OTC Fund	03	2006	7.4281	7.7589	0
Rydex VT OTC Fund	03	2005	7.4391	7.4281	0
Rydex VT OTC Fund	03	2004	6.8895	7.4391	0
Rydex VT OTC Fund	03	2003	4.7977	6.8895	0
Rydex VT OTC Fund	03	2002	7.9456	4.7977	0
Rydex VT OTC Fund	03	2001	10.0000	7.9456	0

Rydex VT OTC Fund	04	2006	7.4105	7.7367	2,577
Rydex VT OTC Fund	04	2005	7.4252	7.4105	11,618
Rydex VT OTC Fund	04	2004	6.8802	7.4252	11,602
Rydex VT OTC Fund	04	2003	4.7936	6.8802	17,817
Rydex VT OTC Fund	04	2002	7.9429	4.7936	16,100
Rydex VT OTC Fund	04	2001	10.0000	7.9429	12,073

Rydex VT OTC Fund	05	2006	7.3754	7.6923	16,455
Rydex VT OTC Fund	05	2005	7.3976	7.3754	24,151
Rydex VT OTC Fund	05	2004	6.8616	7.3976	29,457
Rydex VT OTC Fund	05	2003	4.7855	6.8616	38,975
Rydex VT OTC Fund	05	2002	7.9374	4.7855	53,754
Rydex VT OTC Fund	05	2001	10.0000	7.9374	112,079

Rydex VT OTC Fund	06	2006	7.3232	7.6262	5,289
Rydex VT OTC Fund	06	2005	7.3563	7.3232	5,343
Rydex VT OTC Fund	06	2004	6.8337	7.3563	17,160
Rydex VT OTC Fund	06	2003	4.7733	6.8337	23,222
Rydex VT OTC Fund	06	2002	7.9293	4.7733	26,765
Rydex VT OTC Fund	06	2001	10.0000	7.9293	17,936

SCSM Oppenheimer Main Street Small Cap Fund	01	2006	17.4576	19.6338	0
SCSM Oppenheimer Main Street Small Cap Fund	01	2005	16.9015	17.4576	0
SCSM Oppenheimer Main Street Small Cap Fund	01	2004	14.4157	16.9015	0
SCSM Oppenheimer Main Street Small Cap Fund	01	2003	10.2818	14.4157	2,731
SCSM Oppenheimer Main Street Small Cap Fund	01	2002	13.0838	10.2818	0
SCSM Oppenheimer Main Street Small Cap Fund	01	2001	12.1342	13.0838	0
SCSM Oppenheimer Main Street Small Cap Fund	01	2000	10.0000	12.1342	0

SCSM Oppenheimer Main Street Small Cap Fund	02	2006	17.3136	19.4423	334,824
SCSM Oppenheimer Main Street Small Cap Fund	02	2005	16.7874	17.3136	369,237
SCSM Oppenheimer Main Street Small Cap Fund	02	2004	14.3402	16.7874	384,245
SCSM Oppenheimer Main Street Small Cap Fund	02	2003	10.2435	14.3402	413,905
SCSM Oppenheimer Main Street Small Cap Fund	02	2002	13.0549	10.2435	446,909
SCSM Oppenheimer Main Street Small Cap Fund	02	2001	12.1259	13.0549	169,141
SCSM Oppenheimer Main Street Small Cap Fund	02	2000	10.0000	12.1259	27,336

SCSM Oppenheimer Main Street Small Cap Fund	03	2006	17.2183	19.3158	41,621
SCSM Oppenheimer Main Street Small Cap Fund	03	2005	16.7118	17.2183	35,297
SCSM Oppenheimer Main Street Small Cap Fund	03	2004	14.2901	16.7118	30,491
SCSM Oppenheimer Main Street Small Cap Fund	03	2003	10.2180	14.2901	30,357
SCSM Oppenheimer Main Street Small Cap Fund	03	2002	13.0356	10.2180	28,628
SCSM Oppenheimer Main Street Small Cap Fund	03	2001	12.1204	13.0356	13,236
SCSM Oppenheimer Main Street Small Cap Fund	03	2000	10.0000	12.1204	9,948

SCSM Oppenheimer Main Street Small Cap Fund	04	2006	17.1707	19.2527	357,970
SCSM Oppenheimer Main Street Small Cap Fund	04	2005	16.6741	17.1707	387,038
SCSM Oppenheimer Main Street Small Cap Fund	04	2004	14.2651	16.6741	392,572
SCSM Oppenheimer Main Street Small Cap Fund	04	2003	10.2053	14.2651	406,711
SCSM Oppenheimer Main Street Small Cap Fund	04	2002	13.0260	10.2053	429,230
SCSM Oppenheimer Main Street Small Cap Fund	04	2001	12.1176	13.0260	180,163
SCSM Oppenheimer Main Street Small Cap Fund	04	2000	10.0000	12.1176	30,580

SCSM Oppenheimer Main Street Small Cap Fund	05	2006	17.0759	19.1270	422,042
SCSM Oppenheimer Main Street Small Cap Fund	05	2005	16.5988	17.0759	451,242
SCSM Oppenheimer Main Street Small Cap Fund	05	2004	14.2151	16.5988	456,198
SCSM Oppenheimer Main Street Small Cap Fund	05	2003	10.1798	14.2151	471,018
SCSM Oppenheimer Main Street Small Cap Fund	05	2002	13.0067	10.1798	496,050
SCSM Oppenheimer Main Street Small Cap Fund	05	2001	12.1121	13.0067	183,766
SCSM Oppenheimer Main Street Small Cap Fund	05	2000	10.0000	12.1121	30,730

SCSM Oppenheimer Main Street Small Cap Fund	06	2006	16.9347	18.9401	342,177
SCSM Oppenheimer Main Street Small Cap Fund	06	2005	16.4865	16.9347	354,459
SCSM Oppenheimer Main Street Small Cap Fund	06	2004	14.1405	16.4865	371,710
SCSM Oppenheimer Main Street Small Cap Fund	06	2003	10.1418	14.1405	369,576
SCSM Oppenheimer Main Street Small Cap Fund	06	2002	12.9779	10.1418	409,777
SCSM Oppenheimer Main Street Small Cap Fund	06	2001	12.1038	12.9779	94,795
SCSM Oppenheimer Main Street Small Cap Fund	06	2000	10.0000	12.1038	7,205

Sun Capital® All Cap Fund	01	2006	13.3105	15.8229	0
Sun Capital® All Cap Fund	01	2005	13.5413	13.3105	0
Sun Capital® All Cap Fund	01	2004	11.3619	13.5413	0
Sun Capital® All Cap Fund	01	2003	7.5065	11.3619	0
Sun Capital® All Cap Fund	01	2002	10.0000	7.5065	0

Sun Capital® All Cap Fund	02	2006	13.2365	15.7112	14,610
Sun Capital® All Cap Fund	02	2005	13.4865	13.2365	14,975
Sun Capital® All Cap Fund	02	2004	11.3331	13.4865	39,670
Sun Capital® All Cap Fund	02	2003	7.4989	11.3331	40,533
Sun Capital® All Cap Fund	02	2002	10.0000	7.4989	0

Sun Capital® All Cap Fund S Class	03	2006	13.1874	15.6372	0
Sun Capital® All Cap Fund S Class	03	2005	13.4500	13.1874	0
Sun Capital® All Cap Fund S Class	03	2004	11.3140	13.4500	0
Sun Capital® All Cap Fund S Class	03	2003	7.4938	11.3140	0
Sun Capital® All Cap Fund S Class	03	2002	10.0000	7.4938	0

Sun Capital® All Cap Fund S Class	04	2006	13.1629	15.6002	15,246
Sun Capital® All Cap Fund S Class	04	2005	13.4318	13.1629	15,788
Sun Capital® All Cap Fund S Class	04	2004	11.3044	13.4318	22,725
Sun Capital® All Cap Fund S Class	04	2003	7.4912	11.3044	3,388
Sun Capital® All Cap Fund S Class	04	2002	10.0000	7.4912	499

Sun Capital® All Cap Fund S Class	05	2006	13.1140	15.5265	14,459
Sun Capital® All Cap Fund S Class	05	2005	13.3954	13.1140	17,998
Sun Capital® All Cap Fund S Class	05	2004	11.2852	13.3954	23,955
Sun Capital® All Cap Fund S Class	05	2003	7.4861	11.2852	8,283
Sun Capital® All Cap Fund S Class	05	2002	10.0000	7.4861	838

Sun Capital® All Cap Fund S Class	06	2006	13.0409	15.4166	4,086
Sun Capital® All Cap Fund S Class	06	2005	13.3410	13.0409	6,104
Sun Capital® All Cap Fund S Class	06	2004	11.2566	13.3410	8,509
Sun Capital® All Cap Fund S Class	06	2003	7.4784	11.2566	1,420
Sun Capital® All Cap Fund S Class	06	2002	10.0000	7.4784	0

Sun Capital® Blue Chip Mid	01	2006	13.8498	15.2606	3,936
Sun Capital® Blue Chip Mid	01	2005	11.9967	13.8498	3,936
Sun Capital® Blue Chip Mid	01	2004	10.4338	11.9967	14,095
Sun Capital® Blue Chip Mid	01	2003	7.7439	10.4338	17,032
Sun Capital® Blue Chip Mid	01	2002	9.1919	7.7439	28,554
Sun Capital® Blue Chip Mid	01	2001	9.5985	9.1919	14,095
Sun Capital® Blue Chip Mid	01	2000	10.0000	9.5985	2,643

Sun Capital® Blue Chip Mid	02	2006	13.7355	15.1118	368,293
Sun Capital® Blue Chip Mid	02	2005	11.9157	13.7355	405,391
Sun Capital® Blue Chip Mid	02	2004	10.3791	11.9157	516,383
Sun Capital® Blue Chip Mid	02	2003	7.7150	10.3791	528,078
Sun Capital® Blue Chip Mid	02	2002	9.1716	7.7150	583,039
Sun Capital® Blue Chip Mid	02	2001	9.5919	9.1716	442,707
Sun Capital® Blue Chip Mid	02	2000	10.0000	9.5919	173,017

Sun Capital® Blue Chip Mid	03	2006	13.6599	15.0135	66,025
Sun Capital® Blue Chip Mid	03	2005	11.8621	13.6599	66,234
Sun Capital® Blue Chip Mid	03	2004	10.3429	11.8621	65,649
Sun Capital® Blue Chip Mid	03	2003	7.6958	10.3429	65,366
Sun Capital® Blue Chip Mid	03	2002	9.1580	7.6958	73,398
Sun Capital® Blue Chip Mid	03	2001	9.5875	9.1580	108,912
Sun Capital® Blue Chip Mid	03	2000	10.0000	9.5875	31,687

Sun Capital® Blue Chip Mid	04	2006	13.6221	14.9644	515,910
Sun Capital® Blue Chip Mid	04	2005	11.8352	13.6221	567,089
Sun Capital® Blue Chip Mid	04	2004	10.3247	11.8352	638,728
Sun Capital® Blue Chip Mid	04	2003	7.6862	10.3247	671,324
Sun Capital® Blue Chip Mid	04	2002	9.1513	7.6862	687,322
Sun Capital® Blue Chip Mid	04	2001	9.5853	9.1513	582,451
Sun Capital® Blue Chip Mid	04	2000	10.0000	9.5853	165,502

Sun Capital® Blue Chip Mid	05	2006	13.5469	14.8667	737,853
Sun Capital® Blue Chip Mid	05	2005	11.7818	13.5469	855,021
Sun Capital® Blue Chip Mid	05	2004	10.2886	11.7818	884,960
Sun Capital® Blue Chip Mid	05	2003	7.6671	10.2886	837,386
Sun Capital® Blue Chip Mid	05	2002	9.1377	7.6671	875,908
Sun Capital® Blue Chip Mid	05	2001	9.5809	9.1377	686,606
Sun Capital® Blue Chip Mid	05	2000	10.0000	9.5809	203,101

Sun Capital® Blue Chip Mid	06	2006	13.4348	14.7213	418,251
Sun Capital® Blue Chip Mid	06	2005	11.7021	13.4348	436,134
Sun Capital® Blue Chip Mid	06	2004	10.2345	11.7021	465,399
Sun Capital® Blue Chip Mid	06	2003	7.6384	10.2345	482,661
Sun Capital® Blue Chip Mid	06	2002	9.1174	7.6384	501,520
Sun Capital® Blue Chip Mid	06	2001	9.5743	9.1174	274,201
Sun Capital® Blue Chip Mid	06	2000	10.0000	9.5743	32,311

Sun Capital SM Davis Venture Value Fund S Class	01	2006	11.2465	12.7785	38,292
Sun Capital SM Davis Venture Value Fund S Class	01	2005	10.3528	11.2465	12,854
Sun Capital SM Davis Venture Value Fund S Class	01	2004	9.2995	10.3528	0
Sun Capital SM Davis Venture Value Fund S Class	01	2003	7.1978	9.2995	32,686
Sun Capital SM Davis Venture Value Fund S Class	01	2002	8.6822	7.1978	56,937
Sun Capital SM Davis Venture Value Fund S Class	01	2001	9.8112	8.6822	10,218
Sun Capital SM Davis Venture Value Fund S Class	01	2000	10.0000	9.8112	0

Sun Capital SM Davis Venture Value Fund S Class	02	2006	11.1537	12.6539	488,947
Sun Capital SM Davis Venture Value Fund S Class	02	2005	10.2829	11.1537	455,186
Sun Capital SM Davis Venture Value Fund S Class	02	2004	9.2508	10.2829	485,930
Sun Capital SM Davis Venture Value Fund S Class	02	2003	7.1710	9.2508	500,358
Sun Capital SM Davis Venture Value Fund S Class	02	2002	8.6630	7.1710	497,480
Sun Capital SM Davis Venture Value Fund S Class	02	2001	9.8044	8.6630	427,069
Sun Capital SM Davis Venture Value Fund S Class	02	2000	10.0000	9.8044	101,048

Sun Capital SM Davis Venture Value Fund S Class	03	2006	11.0923	12.5716	42,386
Sun Capital SM Davis Venture Value Fund S Class	03	2005	10.2366	11.0923	27,686
Sun Capital SM Davis Venture Value Fund S Class	03	2004	9.2185	10.2366	27,686
Sun Capital SM Davis Venture Value Fund S Class	03	2003	7.1532	9.2185	40,912
Sun Capital SM Davis Venture Value Fund S Class	03	2002	8.6502	7.1532	27,901
Sun Capital SM Davis Venture Value Fund S Class	03	2001	9.8000	8.6502	28,030
Sun Capital SM Davis Venture Value Fund S Class	03	2000	10.0000	9.8000	28,266

Sun Capital SM Davis Venture Value Fund S Class	04	2006	11.0616	12.5305	376,088
Sun Capital SM Davis Venture Value Fund S Class	04	2005	10.2134	11.0616	405,132
Sun Capital SM Davis Venture Value Fund S Class	04	2004	9.2023	10.2134	446,357
Sun Capital SM Davis Venture Value Fund S Class	04	2003	7.1442	9.2023	442,469
Sun Capital SM Davis Venture Value Fund S Class	04	2002	8.6438	7.1442	441,339
Sun Capital SM Davis Venture Value Fund S Class	04	2001	9.7977	8.6438	335,924
Sun Capital SM Davis Venture Value Fund S Class	04	2000	10.0000	9.7977	86,152

Sun Capital SM Davis Venture Value Fund S Class	05	2006	11.0005	12.4487	995,889
Sun Capital SM Davis Venture Value Fund S Class	05	2005	10.1673	11.0005	852,629
Sun Capital SM Davis Venture Value Fund S Class	05	2004	9.1701	10.1673	846,714
Sun Capital SM Davis Venture Value Fund S Class	05	2003	7.1264	9.1701	841,420
Sun Capital SM Davis Venture Value Fund S Class	05	2002	8.6311	7.1264	862,211
Sun Capital SM Davis Venture Value Fund S Class	05	2001	9.7932	8.6311	841,885
Sun Capital SM Davis Venture Value Fund S Class	05	2000	10.0000	9.7932	200,187

Sun Capital SM Davis Venture Value Fund S Class	06	2006	10.9095	12.3269	583,378
Sun Capital SM Davis Venture Value Fund S Class	06	2005	10.0985	10.9095	657,608
Sun Capital SM Davis Venture Value Fund S Class	06	2004	9.1219	10.0985	653,578
Sun Capital SM Davis Venture Value Fund S Class	06	2003	7.0998	9.1219	637,190
Sun Capital SM Davis Venture Value Fund S Class	06	2002	8.6119	7.0998	653,691
Sun Capital SM Davis Venture Value Fund S Class	06	2001	9.7865	8.6119	488,789
Sun Capital SM Davis Venture Value Fund S Class	06	2000	10.0000	9.7865	87,552

Sun Capital Investment Grade Bond Fund® S class	01	2006	13.5093	14.0977	0
Sun Capital Investment Grade Bond Fund® S class	01	2005	13.3826	13.5093	0
Sun Capital Investment Grade Bond Fund® S class	01	2004	12.7024	13.3826	0
Sun Capital Investment Grade Bond Fund® S class	01	2003	11.7014	12.7024	0
Sun Capital Investment Grade Bond Fund® S class	01	2002	11.2354	11.7014	0
Sun Capital Investment Grade Bond Fund® S class	01	2001	10.5833	11.2354	0
Sun Capital Investment Grade Bond Fund® S class	01	2000	10.0000	10.5833	0

Sun Capital Investment Grade Bond Fund® S class	02	2006	13.3978	13.9602	217,558
Sun Capital Investment Grade Bond Fund® S class	02	2005	13.2922	13.3978	237,275
Sun Capital Investment Grade Bond Fund® S class	02	2004	12.6359	13.2922	274,675
Sun Capital Investment Grade Bond Fund® S class	02	2003	11.6578	12.6359	345,127
Sun Capital Investment Grade Bond Fund® S class	02	2002	11.2105	11.6578	508,675
Sun Capital Investment Grade Bond Fund® S class	02	2001	10.5760	11.2105	534,772
Sun Capital Investment Grade Bond Fund® S class	02	2000	10.0000	10.5760	24,924

Sun Capital Investment Grade Bond Fund® S class	03	2006	13.3241	13.8694	0
Sun Capital Investment Grade Bond Fund® S class	03	2005	13.2324	13.3241	0
Sun Capital Investment Grade Bond Fund® S class	03	2004	12.5918	13.2324	0
Sun Capital Investment Grade Bond Fund® S class	03	2003	11.6288	12.5918	0
Sun Capital Investment Grade Bond Fund® S class	03	2002	11.1940	11.6288	0
Sun Capital Investment Grade Bond Fund® S class	03	2001	10.5712	11.1940	22,983
Sun Capital Investment Grade Bond Fund® S class	03	2000	10.0000	10.5712	0

Sun Capital Investment Grade Bond Fund® S class	04	2006	13.2873	13.8241	253,041
Sun Capital Investment Grade Bond Fund® S class	04	2005	13.2025	13.2873	323,678
Sun Capital Investment Grade Bond Fund® S class	04	2004	12.5698	13.2025	404,628
Sun Capital Investment Grade Bond Fund® S class	04	2003	11.6144	12.5698	495,556
Sun Capital Investment Grade Bond Fund® S class	04	2002	11.1858	11.6144	543,428
Sun Capital Investment Grade Bond Fund® S class	04	2001	10.5687	11.1858	677,167
Sun Capital Investment Grade Bond Fund® S class	04	2000	10.0000	10.5687	74,085

Sun Capital Investment Grade Bond Fund® S class	05	2006	13.2139	13.7338	259,055
Sun Capital Investment Grade Bond Fund® S class	05	2005	13.1429	13.2139	320,465
Sun Capital Investment Grade Bond Fund® S class	05	2004	12.5257	13.1429	379,763
Sun Capital Investment Grade Bond Fund® S class	05	2003	11.5854	12.5257	446,915
Sun Capital Investment Grade Bond Fund® S class	05	2002	11.1692	11.5854	515,556
Sun Capital Investment Grade Bond Fund® S class	05	2001	10.5639	11.1692	712,078
Sun Capital Investment Grade Bond Fund® S class	05	2000	10.0000	10.5639	74,451

Sun Capital Investment Grade Bond Fund® S class	06	2006	13.1046	13.5996	209,432
Sun Capital Investment Grade Bond Fund® S class	06	2005	13.0540	13.1046	263,754
Sun Capital Investment Grade Bond Fund® S class	06	2004	12.4600	13.0540	294,705
Sun Capital Investment Grade Bond Fund® S class	06	2003	11.5422	12.4600	372,349
Sun Capital Investment Grade Bond Fund® S class	06	2002	11.1445	11.5422	390,314
Sun Capital Investment Grade Bond Fund® S class	06	2001	10.5566	11.1445	441,905
Sun Capital Investment Grade Bond Fund® S class	06	2000	10.0000	10.5566	18,259

Sun Capital® Money Market Fund	01	2006	10.6080	10.9854	0
Sun Capital® Money Market Fund	01	2005	10.4273	10.6080	0
Sun Capital® Money Market Fund	01	2004	10.4559	10.4273	26,471
Sun Capital® Money Market Fund	01	2003	10.5037	10.4559	26,471
Sun Capital® Money Market Fund	01	2002	10.4918	10.5037	29,609
Sun Capital® Money Market Fund	01	2001	10.2309	10.4918	16,107
Sun Capital® Money Market Fund	01	2000	10.0000	10.2309	0

Sun Capital® Money Market Fund	02	2006	10.5204	10.8782	470,881
Sun Capital® Money Market Fund	02	2005	10.3569	10.5204	570,018
Sun Capital® Money Market Fund	02	2004	10.4011	10.3569	796,964
Sun Capital® Money Market Fund	02	2003	10.4646	10.4011	983,164
Sun Capital® Money Market Fund	02	2002	10.4686	10.4646	1,930,815
Sun Capital® Money Market Fund	02	2001	10.2239	10.4686	1,065,639
Sun Capital® Money Market Fund	02	2000	10.0000	10.2239	157,296

Sun Capital® Money Market Fund	03	2006	10.4625	10.8075	17,667
Sun Capital® Money Market Fund	03	2005	10.3103	10.4625	23,772
Sun Capital® Money Market Fund	03	2004	10.3648	10.3103	23,772
Sun Capital® Money Market Fund	03	2003	10.4386	10.3648	0
Sun Capital® Money Market Fund	03	2002	10.4532	10.4386	57,278
Sun Capital® Money Market Fund	03	2001	10.2193	10.4532	18,208
Sun Capital® Money Market Fund	03	2000	10.0000	10.2193	0

Sun Capital® Money Market Fund	04	2006	10.4336	10.7722	504,052
Sun Capital® Money Market Fund	04	2005	10.2870	10.4336	593,436
Sun Capital® Money Market Fund	04	2004	10.3466	10.2870	702,235
Sun Capital® Money Market Fund	04	2003	10.4256	10.3466	571,525
Sun Capital® Money Market Fund	04	2002	10.4454	10.4256	971,091
Sun Capital® Money Market Fund	04	2001	10.2169	10.4454	703,047
Sun Capital® Money Market Fund	04	2000	10.0000	10.2169	27,989

Sun Capital® Money Market Fund	05	2006	10.3760	10.7019	580,962
Sun Capital® Money Market Fund	05	2005	10.2406	10.3760	763,880
Sun Capital® Money Market Fund	05	2004	10.3104	10.2406	1,055,299
Sun Capital® Money Market Fund	05	2003	10.3996	10.3104	975,068
Sun Capital® Money Market Fund	05	2002	10.4300	10.3996	1,718,800
Sun Capital® Money Market Fund	05	2001	10.2122	10.4300	1,364,950
Sun Capital® Money Market Fund	05	2000	10.0000	10.2122	145,304

Sun Capital® Money Market Fund	06	2006	10.2902	10.5972	517,923
Sun Capital® Money Market Fund	06	2005	10.1713	10.2902	556,021
Sun Capital® Money Market Fund	06	2004	10.2563	10.1713	737,489
Sun Capital® Money Market Fund	06	2003	10.3608	10.2563	528,825
Sun Capital® Money Market Fund	06	2002	10.4069	10.3608	768,413
Sun Capital® Money Market Fund	06	2001	10.2052	10.4069	354,368
Sun Capital® Money Market Fund	06	2000	10.0000	10.2052	15,319

Sun Capital Real Estate Fund® S Class	01	2006	23.7892	32.7292	0
Sun Capital Real Estate Fund® S Class	01	2005	21.9100	23.7892	0
Sun Capital Real Estate Fund® S Class	01	2004	16.6006	21.9100	0
Sun Capital Real Estate Fund® S Class	01	2003	12.3343	16.6006	1,575
Sun Capital Real Estate Fund® S Class	01	2002	11.9687	12.3343	0
Sun Capital Real Estate Fund® S Class	01	2001	10.7410	11.9687	0
Sun Capital Real Estate Fund® S Class	01	2000	10.0000	10.7410	0

Sun Capital Real Estate Fund® S Class	02	2006	23.5930	32.4101	201,810
Sun Capital Real Estate Fund® S Class	02	2005	21.7622	23.5930	289,003
Sun Capital Real Estate Fund® S Class	02	2004	16.5137	21.7622	315,129
Sun Capital Real Estate Fund® S Class	02	2003	12.2884	16.5137	354,191
Sun Capital Real Estate Fund® S Class	02	2002	11.9422	12.2884	382,229
Sun Capital Real Estate Fund® S Class	02	2001	10.7336	11.9422	168,551
Sun Capital Real Estate Fund® S Class	02	2000	10.0000	10.7336	58,623

Sun Capital Real Estate Fund® S Class	03	2006	23.4632	32.1994	13,522
Sun Capital Real Estate Fund® S Class	03	2005	21.6644	23.4632	12,711
Sun Capital Real Estate Fund® S Class	03	2004	16.4561	21.6644	10,881
Sun Capital Real Estate Fund® S Class	03	2003	12.2579	16.4561	18,591
Sun Capital Real Estate Fund® S Class	03	2002	11.9246	12.2579	18,840
Sun Capital Real Estate Fund® S Class	03	2001	10.7287	11.9246	2,593
Sun Capital Real Estate Fund® S Class	03	2000	10.0000	10.7287	0

Sun Capital Real Estate Fund® S Class	04	2006	23.3984	32.0942	192,041
Sun Capital Real Estate Fund® S Class	04	2005	21.6154	23.3984	234,034
Sun Capital Real Estate Fund® S Class	04	2004	16.4273	21.6154	255,930
Sun Capital Real Estate Fund® S Class	04	2003	12.2426	16.4273	290,881
Sun Capital Real Estate Fund® S Class	04	2002	11.9158	12.2426	314,174
Sun Capital Real Estate Fund® S Class	04	2001	10.7262	11.9158	165,018
Sun Capital Real Estate Fund® S Class	04	2000	10.0000	10.7262	46,344

Sun Capital Real Estate Fund® S Class	05	2006	23.2692	31.8848	262,660
Sun Capital Real Estate Fund® S Class	05	2005	21.5178	23.2692	285,038
Sun Capital Real Estate Fund® S Class	05	2004	16.3698	21.5178	300,114
Sun Capital Real Estate Fund® S Class	05	2003	12.2121	16.3698	353,495
Sun Capital Real Estate Fund® S Class	05	2002	11.8982	12.2121	353,609
Sun Capital Real Estate Fund® S Class	05	2001	10.7213	11.8982	156,630
Sun Capital Real Estate Fund® S Class	05	2000	10.0000	10.7213	40,664

Sun Capital Real Estate Fund® S Class	06	2006	23.0768	31.5732	200,256
Sun Capital Real Estate Fund® S Class	06	2005	21.3723	23.0768	239,175
Sun Capital Real Estate Fund® S Class	06	2004	16.2839	21.3723	249,843
Sun Capital Real Estate Fund® S Class	06	2003	12.1665	16.2839	281,742
Sun Capital Real Estate Fund® S Class	06	2002	11.8718	12.1665	299,271
Sun Capital Real Estate Fund® S Class	06	2001	10.7139	11.8718	78,540
Sun Capital Real Estate Fund® S Class	06	2000	10.0000	10.7139	6,825

Templeton Foreign Securities Fund Class 2	01	2006	17.5284	21.0751	8,198
Templeton Foreign Securities Fund Class 2	01	2005	16.0707	17.5284	8,975
Templeton Foreign Securities Fund Class 2	01	2004	13.6958	16.0707	9,599
Templeton Foreign Securities Fund Class 2	01	2003	10.4634	13.6958	10,289
Templeton Foreign Securities Fund Class 2	01	2002	10.0000	10.4634	0

Templeton Foreign Securities Fund Class 2	02	2006	17.4421	20.9397	34,014
Templeton Foreign Securities Fund Class 2	02	2005	16.0158	17.4421	26,853
Templeton Foreign Securities Fund Class 2	02	2004	13.6698	16.0158	25,124
Templeton Foreign Securities Fund Class 2	02	2003	10.4594	13.6698	10,033
Templeton Foreign Securities Fund Class 2	02	2002	10.0000	10.4594	22,607

Templeton Foreign Securities Fund Class 2	03	2006	17.3849	20.8500	0
Templeton Foreign Securities Fund Class 2	03	2005	15.9794	17.3849	0
Templeton Foreign Securities Fund Class 2	03	2004	13.6525	15.9794	0
Templeton Foreign Securities Fund Class 2	03	2003	10.4568	13.6525	0
Templeton Foreign Securities Fund Class 2	03	2002	10.0000	10.4568	0

Templeton Foreign Securities Fund Class 2	04	2006	17.3563	20.8051	24,593
Templeton Foreign Securities Fund Class 2	04	2005	15.9611	17.3563	21,152
Templeton Foreign Securities Fund Class 2	04	2004	13.6439	15.9611	12,039
Templeton Foreign Securities Fund Class 2	04	2003	10.4554	13.6439	9,499
Templeton Foreign Securities Fund Class 2	04	2002	10.0000	10.4554	2,867

Templeton Foreign Securities Fund Class 2	05	2006	17.2991	20.7156	72,497
Templeton Foreign Securities Fund Class 2	05	2005	15.9247	17.2991	48,818
Templeton Foreign Securities Fund Class 2	05	2004	13.6265	15.9247	42,168
Templeton Foreign Securities Fund Class 2	05	2003	10.4527	13.6265	32,566
Templeton Foreign Securities Fund Class 2	05	2002	10.0000	10.4527	0

Templeton Foreign Securities Fund Class 2	06	2006	17.2138	20.5822	33,763
Templeton Foreign Securities Fund Class 2	06	2005	15.8702	17.2138	29,446
Templeton Foreign Securities Fund Class 2	06	2004	13.6006	15.8702	20,215
Templeton Foreign Securities Fund Class 2	06	2003	10.4487	13.6006	10,909
Templeton Foreign Securities Fund Class 2	06	2002	10.0000	10.4487	0

Templeton Growth Securities Fund Class 2	01	2006	17.1719	20.7083	0
Templeton Growth Securities Fund Class 2	01	2005	15.9327	17.1719	0
Templeton Growth Securities Fund Class 2	01	2004	13.8710	15.9327	0
Templeton Growth Securities Fund Class 2	01	2003	10.6035	13.8710	0
Templeton Growth Securities Fund Class 2	01	2002	10.0000	10.6035	0

Templeton Growth Securities Fund Class 2	02	2006	17.0874	20.5752	22,738
Templeton Growth Securities Fund Class 2	02	2005	15.8783	17.0874	13,653
Templeton Growth Securities Fund Class 2	02	2004	13.8447	15.8783	5,956
Templeton Growth Securities Fund Class 2	02	2003	10.5994	13.8447	2,281
Templeton Growth Securities Fund Class 2	02	2002	10.0000	10.5994	158

Templeton Growth Securities Fund Class 2	03	2006	17.0314	20.4871	0
Templeton Growth Securities Fund Class 2	03	2005	15.8422	17.0314	0
Templeton Growth Securities Fund Class 2	03	2004	13.8272	15.8422	0
Templeton Growth Securities Fund Class 2	03	2003	10.5967	13.8272	0
Templeton Growth Securities Fund Class 2	03	2002	10.0000	10.5967	0

Templeton Growth Securities Fund Class 2	04	2006	17.0033	20.4430	17,658
Templeton Growth Securities Fund Class 2	04	2005	15.8241	17.0033	7,246
Templeton Growth Securities Fund Class 2	04	2004	13.8184	15.8241	7,481
Templeton Growth Securities Fund Class 2	04	2003	10.5954	13.8184	0
Templeton Growth Securities Fund Class 2	04	2002	10.0000	10.5954	0

Templeton Growth Securities Fund Class 2	05	2006	16.9474	20.3551	75,252
Templeton Growth Securities Fund Class 2	05	2005	15.7879	16.9474	47,458
Templeton Growth Securities Fund Class 2	05	2004	13.8009	15.7879	33,136
Templeton Growth Securities Fund Class 2	05	2003	10.5927	13.8009	11,111
Templeton Growth Securities Fund Class 2	05	2002	10.0000	10.5927	1,118

Templeton Growth Securities Fund Class 2	06	2006	16.8637	20.2240	22,642
Templeton Growth Securities Fund Class 2	06	2005	15.7339	16.8637	18,787
Templeton Growth Securities Fund Class 2	06	2004	13.7746	15.7339	11,473
Templeton Growth Securities Fund Class 2	06	2003	10.5886	13.7746	843
Templeton Growth Securities Fund Class 2	06	2002	10.0000	10.5886	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481
Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481